Exhibit 2.1

Execution Copy

ASSET PURCHASE AGREEMENT

by and among

HOME LOAN CENTER, INC.,

FIRST RESIDENTIAL MORTGAGE NETWORK, INC.

and

THE SHAREHOLDERS OF FIRST RESIDENTIAL MORTGAGE NETWORK, INC.

Dated November 15, 2010

i

5.4	No Litigation	27

5.5	Financing	27

5.6	Acknowledgment by Buyer	27

5.7	No Reliance	28

ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF SELLER		28

6.1	Organization; Authority; Enforceability	28

6.2	Capitalization	29

6.3	No Violation	29

6.4	No Finders	29

6.5	Financial Statements	29

6.6	Subsequent Events	30

6.7	No Undisclosed Liabilities	30

6.8	Legal Compliance	30

6.9	Licenses	31

6.10	Mortgage Loan Policies	32

6.11	Seller Pipeline Loans	32

6.12	Acquired Assets	33

6.13	Contracts	33

6.14	Disputes	33

6.15	Employees	34

6.16	Business Intellectual Property	35

6.17	Tax	36

6.18	Transactions With Affiliates	37

6.19	Employee Benefit Plans; ERISA	38

6.20	Solvency; Ability to Pay Debts	39

6.21	Accuracy of Information Furnished	39

ARTICLE 7. PRE-CLOSING COVENANTS		39

7.1	Conduct of Business by Seller	39

7.2	Appraisals	40

7.3	Access to Information	40

7.4	Efforts to Close	40

7.5	Bulk Transfer Compliance	41

7.6	Schedules	41

7.7	Exclusivity	41

ARTICLE 8. ADDITIONAL COVENANTS		41

8.1	Further Assurances	41

8.2	Confidentiality	42

8.3	Non-Competition; Non-Solicitation	42

8.4	Taxes	44

8.5	Employees	45

8.6	Transition	47

8.7	Seller’s Operations After Closing	48

8.8	New Mortgage Loan Applications; Seller Pipeline Loans	49

8.9	Nonassignable Assets	50

8.10	Shareholder Agreements and Obligations	50

ARTICLE 9. CLOSING CONDITIONS		51

9.1	Conditions Precedent to Obligations of Buyer	51

9.2	Conditions Precedent to Obligations of Seller and Shareholders	52

ARTICLE 10. TERMINATION		53

10.1	Termination of Agreement	53

10.2	Effect of Termination	54

ARTICLE 11. INDEMNIFICATION		54

11.1	Survival	54

11.2	Indemnification and Reimbursement by Seller and Shareholders	55

11.3	Indemnification and Reimbursement by Buyer	56

11.4	Third Party Claims	56

11.5	Other Claims	58

11.6	Exclusive Remedy; No Bar; Losses; Effect on Indemnity	58

11.7	Withholding Rights	60

ARTICLE 12. MISCELLANEOUS		60

12.1	Entire Agreement and Modification	60

12.2	Notices	60

12.3	Modifications; Waiver; Remedies Cumulative	61

12.4	Expenses	62

12.5	Public Announcements	62

12.6	Assignments, Successors and No Third Party Rights	62

12.7	Severability	63

12.8	Governing Law; Arbitration	63

12.9	Attorneys’ Fees	64

12.10	Time of Essence	64

12.11	Execution of Agreement	64

12.12	Construction	64

12.13	Disclosure Schedule	65

EXHIBIT LIST

Exhibit A — Assignment and Assumption Agreement

Exhibit B — Bill of Sale

Exhibit C — Form of Employment Agreement

v

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of November 15, 2010, is entered into by and among (i) Home Loan Center, Inc., a California corporation (“Buyer”), (ii) First Residential Mortgage Network, Inc., a Kentucky corporation dba SurePoint Lending (“Seller”) and (iii) Saul Pohn (“S. Pohn”), Jordan Pohn (“J. Pohn”), The Saul L. Pohn Family Trust (“S. Pohn Trust”) and The Jordan S. Pohn Family Trust (“J. Pohn Trust” and together with S. Pohn, J. Pohn and S. Pohn Trust, “Shareholders”).  Buyer, Seller and Shareholders are sometimes referred to herein as the “Parties”, and each as a “Party.”

RECITALS

A.            Seller and/or RETS is engaged in the business of originating, refinancing, processing, underwriting, funding and closing residential mortgage loans; providing title and escrow services; and providing other mortgage related services (collectively, the “Business”).

B.            Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Acquired Assets (as defined below), all on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, the Parties agree as follows:

ARTICLE 1.  DEFINITIONS.

1.1          Definitions.

“2013 Earnout Floor” means the lesser of (a) $3,000,000, (b) 25% of the product of (i) the SurePoint Contribution Percentage multiplied by (ii) the purchase price (on a cash free, debt-free basis) actually paid by a Third Party for Buyer or the assets thereof in connection with an Adjustment Event and (c) 25% of the purchase price (on a cash free, debt-free basis) actually paid by a Third Party for the SurePoint Business Unit or the assets thereof in connection with an Adjustment Event.  “SurePoint Contribution Percentage” means the Pre-Tax Net Income for the trailing twelve month period ending on the month end immediately prior to the Adjustment Event divided by the Buyer’s net income (before all provisions for Federal, state and local income Taxes) for the trailing twelve month period ending on the month end immediately prior to the Adjustment Event, but excluding from Buyer’s net income any indirect corporate and/or other general or administrative overhead charges; provided, however, that if the Principals are not employed continuously from the Closing Date until December 31, 2013 or if Pre-Tax Net Income is less than $1 for the trailing six month period ending on the month end immediately prior to the  Adjustment Event, then the 2013 Earnout Floor is zero.

“Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, investigation or similar event, occurrence, or proceeding.

“Adjustment Event” will be deemed to have occurred if:

(a)           a transaction or a series of related transactions that is consummated following the Closing Date and prior to December 31, 2013 results in one of the following events:  (i) the sale of more than fifty percent (50%) of the assets (based on their fair market value) of the SurePoint Business Unit to a Third Party who is not an Affiliate of Buyer; (ii) the sale of all or substantially all of the assets (based on their fair market value) of Buyer to a Third Party who is not an Affiliate of Buyer; (iii) the sale of more than fifty percent (50%) of the SurePoint Business Unit to a Third Party who is not an Affiliate of Buyer; (iv) a sale of more than fifty percent (50%) of the capital stock of Buyer to a Third Party who is not an Affiliate of Buyer; or (v) the liquidation, dissolution or shutting down of the SurePoint Business Unit, other than in connection with internal reorganizations of Buyer or any Affiliate of Buyer so long as the operations of the SurePoint Business Unit are continued in a substantially similar manner by an Affiliate of Buyer who assumes the obligations of Buyer under this Agreement; and

(b)           the Pre-Tax Net Income is positive for each of the past two completed consecutive fiscal quarters prior to a transaction (or series of transactions) described in clause (a) of this definition; and

Notwithstanding anything in this Agreement to the contrary, an Adjustment Event shall not be deemed to have occurred in connection with, without limitation, (A) any sale of the equity interests of LendingTree, LLC, a Delaware limited liability company (or its successor) or Tree.com, Inc., a Delaware corporation (or its successor), or (B) any sale of all or substantially all of the assets of Buyer that occurs in connection with the sale of all or substantially all of the assets of LendingTree, LLC (or its successor) or Tree.com, Inc. (or its successor).

“Affiliate” means, with respect to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

“Affiliated Group” means any affiliated group within the meaning of Section 1504 of the Code and any similar group defined under a similar provision of state, local or foreign Law.

“Agency” means any Governmental Authority which regulates or supervises the Business or activities of Seller or RETS.

“Agreement” means this Asset Purchase Agreement, together with all Exhibits and Schedules (including the Disclosure Schedule) attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

“Applicable Requirements” means and includes, as of the time of reference, with respect to the Business or activities involving or with respect to the Acquired Assets, all contractual obligations of Seller, all requirements of Law and all requirements of any Agency or Governmental Authority.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement in the form of Exhibit A.

“Benefit Plan” means each plan, program, policy, payroll practice or Contract providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, each “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), and each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA).  An arrangement will not fail to be a Benefit Plan because Seller’s obligations under the plan arise by reason of Seller being a “successor employer” under Laws.  Furthermore, a Voluntary Employees’ Beneficiary Association under Section 501(c)(9) of the Code will be considered a Benefit Plan for this purpose.

“Bill of Sale” means the Bill of Sale in the form of Exhibit B.

“Business Day” means any day other than any Saturday, Sunday or other day on which financial institutions in California are required or authorized by law or regulation to close.

“Business Employees” means those employees of Seller or RETS that render services directly for the Business.

“Business Intellectual Property” means all Intellectual Property of Seller or RETS or in which Seller or RETS has rights other than Excluded Assets.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any family residence that is encumbered by a Mortgage, including all buildings and fixtures thereon and all accessions thereto, including installations of mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such buildings, and all alterations, additions and replacements.

“Confidential Information” means all trade secrets and other nonpublic information known, held, possessed or owned by Seller or Shareholders, in all forms, whether written, oral or visual, relating to the Business or the Acquired Assets.  Confidential Information does not include information which was or becomes generally available to the public other than as a result of a disclosure by Seller or Shareholders in breach of this Agreement.

“Consent” means any approval, consent, ratification, waiver, or other authorization (including any authorization from a Governmental Authority).

“Contract” means any contract, agreement, arrangement, commitment, obligation, letter of intent, memorandum of understanding, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

“Copyrights” means copyrights, whether registered or unregistered, in published works and unpublished works, and pending applications to register the same.

“Custodial Account” means all funds held or directly controlled by Seller with respect to any Mortgage Loan, including, but not limited to, all principal and interest funds and any other funds due, buydown funds, suspense funds, funds for the payment of Taxes, assessments, insurance premiums, ground rents and similar charges, funds for the payment of bankruptcy and fraud coverage, funds from hazard insurance loss drafts and other mortgage escrow and impound amounts (including interest thereon for the benefit of mortgagors, if applicable); provided, however, that the term “Custodial Account” shall not include any servicing-related funds held or directly controlled by Seller with respect to any Mortgage Loan.

“Damages” means all damages and losses however denominated or designated, Liabilities, payments, amounts paid in settlement, obligations, fines, interests, assessments, penalties, Losses, costs associated with performing injunctive relief, other costs of investigation, preparation, and litigation in connection with any Action or threatened Action (including, without limitation, reasonable fees and expenses of outside attorneys, accountants and other professional advisors and expert witnesses), and other costs and expenses of any kind or nature whatsoever, whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims.

“Disclosure Schedule” means the document attached hereto that sets forth on each of its Schedules the Section of this Agreement to which such Schedule relates and sets forth specific exceptions to representations and warranties of Seller and Shareholders; in each case, as the same may be updated from time to time pursuant to Section 7.6.

“Eligible Pipeline Loan” means a Seller Locked Pipeline Loan that (a) was underwritten by Seller in compliance with all Applicable Requirements in the Ordinary Course of Business and consistent with Seller’s past profit and margin targets for such type of loan as in effect since June 30, 2010, (b) satisfies the underwriting and other requirements established by Buyer and the related Investor from time to time for closing, funding and sale, (c) has been locked to an Investor reasonably acceptable to Buyer and meets all of such Investor’s standards for purchase of such loan (including, without limitation, any commitment limits provided by Investor on the amount and types of such loans that Investor will purchase), and (d) which is set forth on Schedule 3.4.

“Employment Agreement” means the employment agreement in the form of Exhibit C to be entered into at the Closing between each Principal and Buyer.

“Employment Law” means any Law related to the rights and obligations of employers and employees, including, without limitation, those arising under the Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the WARN Act, ERISA, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act, the Fair Labor Standards Act, and any other Law prohibiting age, race, color, gender, creed, religion, sexual preference/orientation, marital status, national origin, mental or physical disability, veteran status, or any other form of unlawful discrimination.

“Encumbrance” means any security interest, deed of trust, mortgage, pledge, lien, charge, claim, other similar interest, Order, easement, community property interest, equitable interest, right of first refusal, or any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Enforceable,” a Contract is “Enforceable” if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“FHA” means the United States Federal Housing Administration.

“FTC” means the United States Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any foreign, domestic, federal, territorial, state, or local governmental authority, quasi-governmental authority, instrumentality, court, government, or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing and, for purposes of determining Seller’s obligations and Liabilities and Buyer’s rights under this Agreement, shall include the rules, regulations and Orders of HUD, FHA, VA and FTC.

“HUD” means the United States Department of Housing and Urban Development.

“Insurance Policy” means all benefits under all insurance policies (including, without limitation, surety or fidelity bonds) covering the Acquired Assets or the Business and to which Seller is a party, a named insured or otherwise the beneficiary of such coverage.

“Insurer” means (a) a Person who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Mortgage Loans, including, without limitation, the FHA, the VA, and any private mortgage insurer; and (b) providers of life, hazard, disability, title, or other insurance with respect to any of the Mortgage Loans or the Collateral.

“Intellectual Property” means all (a) patents (design and utility), patent applications (including provisional applications), patent disclosures, continuations, continuations-in-part, divisionals, reissues, reexaminations, utility models, certificates of invention and applications and registrations of the foregoing, (b) registered or unregistered trademarks, service marks, trade dress, logos, trade names, brand names, corporate names and registrations or applications of the foregoing, (c) Copyrights, (d) mask works and registrations or applications for registration thereof, (e) Software, (f) Internet web sites, domain names, email addresses and telephone numbers, (g) licenses or franchises from nongovernmental third Persons, (h) Confidential Information, (i) the goodwill of the business associated with or embodied by any of the foregoing, (j) other proprietary rights relating to any of the foregoing (including remedies against and the retention of Damages attributable to past and future infringements thereof and rights of protection of interest therein under the Laws of all jurisdictions) and (k) copies and tangible embodiments of any of the foregoing.

“Interim Period” means the period commencing on the date of this Agreement and continuing through and including the Closing Date.

“Investor” means any public or private investor who owns or holds beneficial title to any of the Mortgage Loans or otherwise to whose guidelines Seller has locked any Seller Pipeline Loan.

“IRS” means the United States Internal Revenue Service.

“Knowledge of Seller” and similar phrases means the knowledge of S. Pohn, J. Pohn, Bryce Malone, Leigh Wise and/or Terry Stapp after due inquiry in accordance with the performance by such person of his/her customary duties and responsibilities to Seller.

“Law” means any applicable federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, requirement, Order, ordinance, principle of common law, regulation, statute or treaty, including, without limitation, those relating to consumer credit and mortgage lending or brokering (including but not limited to the Real Estate Settlement Procedures Act, the federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Home Mortgage Disclosure Act, the Federal Trade Commission Act, the Gramm-Leach-Bliley Act and all applicable state laws related to the foregoing) and laws covering predatory lending, fair housing and unfair and deceptive practices, and state adaptations of the Uniform Commercial Code and the Uniform Consumer Credit Code.

“Liability” or “Liable” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

“License” means any permit, license, certificate, approval, consent, franchise, registration, filing, accreditation, or other similar authorization required by any Law, Governmental Authority or Contract.

“Loan Documents” means each Contract evidencing or governing, or executed and delivered by a residential home buyer in connection with any Seller Pipeline Loan.

“Loan Files” means, with respect to any Seller Pipeline Loan, any Loan Documents, any books, records, written notes or memoranda, financial statements, credit evaluations and other written documentation maintained by or on behalf of Seller with respect to such Seller Pipeline Loan which are not (a) subject to attorney-client privilege or (b) subject to the terms of any Law or Contract which prohibits the disclosure of the same.

“Losses” means all losses, costs (including without limitation, attorneys’ fees), claims, Liabilities, Damages, lawsuits, deficiencies, demands and expenses (whether or not any of the foregoing arise out of Third Party Claims), including, without limitation, interest, penalties, costs of litigation, and all amounts paid in the investigation, defense or settlement of any of the foregoing, but excluding punitive damages and incidental damages.

“Material Adverse Change (or Effect)” means (a) a material adverse change to, or effect on, the business, condition (financial or otherwise), assets or results of operations of the Business or the Acquired Assets, taken as a whole, or (b) a material impairment of, or delay in, the ability of any Party to effect the Closing or to perform its respective obligations under this Agreement; provided, however, that none of the following shall be deemed to constitute or shall be taken into account in determining whether there has been a “Material Adverse Effect”:  any event, circumstance, change or effect arising out of or attributable to (i) changes in the economy or financial markets, including, without limitation, prevailing interest rates and market conditions, residential mortgage rates or the securities markets, including, without limitation, any disruption thereof and any decline in the price of any security or any market index, generally in the United States, (ii) changes that are the result of acts of war or terrorism, (iii) changes or proposed changes in, or in the application of, GAAP or Laws, (iv) changes to the industry or markets in which Seller operates that are not unique to Seller’s Business (including changes in the United States housing market), (v) general regulatory or political changes, (vi) a flood, hurricane, earthquake or other natural disaster, or (vii) any matter set forth in the Schedules attached hereto as of the date of this Agreement (without taking any updates thereto into account), but only to the extent any such circumstance, change or effect arising out of or attributable to the matters set forth in clauses (i) (ii), (iii), (iv), (v) or (vi) does not disproportionately affect Seller or the Acquired Assets in relation to other Persons engaged in mortgage lending or title and escrow services.

“Mid-Tier Cap Amount” shall be the sum of (a) the greater of (i) seventy-five percent (75%) of the result of (A) $10,000,000 minus (B) the total aggregate amount paid by Seller pursuant to the Settlement Agreement and (ii) $4,500,000, plus (b) 80% of the result of (x) the Purchase Price minus (y) $10,000,000; provided, however, that if the Purchase Price is not greater than $10,000,000, then the value of clause (b) shall be zero.

“Mortgage” means any mortgage, deed of trust, security deed or other instrument creating a lien on real property with respect to a Mortgage Loan.

“Mortgage Loans” means all residential mortgage loans owned or originated (or in the process of origination) by Seller at any time.

“Office Leases” means Seller’s or RETS’ office space leases listed on subsection (b) of Schedule 2.1 that Buyer is assuming.

“Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator.

“Ordinary Course of Business” means, with respect to any action, that such action is reasonably recurring in nature, is reasonably consistent with the Seller’s past practices, is taken in the ordinary course of Seller’s normal day to day operations and is in compliance with Applicable Requirements.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

“Permitted Encumbrances” means (a) Encumbrances for Taxes not yet due or which can be paid currently with no penalty; (b) mechanics’ or materialmen’s liens statutorily imposed or other like Encumbrances; (c) Encumbrances arising under original purchase price conditional sales contracts and equipment leases with Third Parties; (d) limitations on the rights of Seller under any Assumed Contract that are expressly set forth in such Assumed Contract; (e) zoning, building codes and other land use Laws regulating the use or occupancy of the Office Leases or the activities conducted thereon that are imposed by any Governmental Authority; (f) Encumbrances securing Indebtedness to be repaid and released in connection with the Closing; (g) to the extent disclosed on the Disclosure Schedule, licenses of Business Intellectual Property; (h) transfer restrictions on securities under Law; and (i) Encumbrances which, individually or in the aggregate, do not materially detract from the value, or materially interfere with the present use, of any Acquired Asset.

“Person” means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, or Governmental Authority.

“Pre-Tax Net Income” means Buyer’s net income derived from the SurePoint Business Unit for the applicable measuring period, but before all provisions for Federal, state and local income Taxes, calculated in a manner consistent with Section 3.2.

“Principal” means each of Saul Pohn and Jordan Pohn.

“Reasonable Efforts” means the commercially reasonable efforts, time, and costs that a prudent Person desirous of achieving a result would use, expend, or incur in similar circumstances to achieve such result.

“Referral Arrangements” means (a) all arrangements that Seller or any Affiliate of Seller has with all Persons (including without limitation real estate brokers and agents, homebuilders, accountants, financial planners and others) that generate, direct, send or otherwise refer business to Seller or any Affiliate of Seller, and (b) all other arrangements (for settlement services or otherwise) that Seller (or any Affiliate of Seller) has with any Persons that could reasonably be interpreted as subject to, or intended to comply with the requirements (including any exemptions or safe harbor provisions) of, the Real Estate Settlement Procedures Act of 1974, as amended, or any similar state Law.

“Representative” means with respect to any Person, any officer, director, manager, principal, attorney, accountant, investment bankers, agent, employee or other representative.

“Restricted Period” means the period commencing upon the Closing and ending on the fifth anniversary thereof; provided, however, that if (a) Buyer terminates a Shareholder’s Employment Agreement without Cause (as defined in such Shareholder’s Employment Agreement) prior to the end of the initial three-year term of such Shareholder’s employment with Buyer, or (b) such Shareholder terminates his Employment Agreement for Good Reason (as defined in such Shareholder’s Employment Agreement) prior to the end of the initial three-year term of such Shareholder’s employment with Buyer, then the Restricted Period for such Shareholder shall be the earlier of (i) two (2) years after the date of termination or (ii) the fifth anniversary of the Closing.

“Security Deposits” means all of the cash security deposits under the Office Leases, all of which are being assigned by Seller to Buyer.

“Seller Locked Pipeline Loan” means a Seller Pipeline Loan as to which Seller has locked the interest rate prior to the Closing.

“Seller Pipeline Loan” means a Mortgage Loan submission made by a residential home buyer or homeowner prior to Closing (and all associated rights), which mortgage loan submission has not been (a) funded prior to the Closing Date and (b) rejected by Seller or Buyer (in accordance with the provisions of this Agreement) or withdrawn by the applicant prior to the Closing Date.  An Excluded Pipeline Loan shall not be a Seller Pipeline Loan.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (d) all documentation including user manuals and other training documentation related to any of the foregoing.

“Subsidiary” means, with respect to any Person, any entity, the securities or other ownership interests of which having ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, are directly or indirectly owned by that Person.

“SurePoint Business Unit” means the separate profit center maintained by Buyer through which Buyer accounts for the results of the Business (including the business of RETS but excluding the appraisal business of Seller) following the Closing Date.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real or personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Authority, including any Schedule or attachment thereto, and including any amendment thereof.

“Termination Event” means either S. Pohn or J. Pohn (a) terminates his employment with the Company without Good Reason (as defined in their respective Employment Agreements) or (b) is terminated for Cause (as defined in their respective Employment Agreements) for engaging in activities as to which all of the following apply (i) such activities violate Law or the written policies and procedures of Buyer made known to such Shareholder and (ii) as a result of such activities, there is a material impact to the Buyer’s Key Approvals.  “Key Approvals” means (A) any License or regulatory approval of Buyer or its Affiliates and (B) Buyer’s approvals with any repurchase or warehouse line counterparty, or with any Person to which Buyer sells or finances its mortgage loan production.

“Third Party” means a Person that is not a party to this Agreement.

“Third Party Claim” means any claim against any Indemnified Person by a Third Party, whether or not involving an Action.

“Transactions” means the execution, delivery, and performance of the documents, instruments, and agreements to be executed, delivered, and performed in connection with each Transaction Document.

“Transaction Documents” mean, as to any Party hereto, all agreements and instruments to be delivered by such Party under this Agreement, including this Agreement.

“VA” means the United States Department of Veterans’ Affairs.

“WARN Act” means the Worker Adjustment and Retraining Notification Act, as amended.

1.2                               Index of Defined Terms.  Solely for convenience purposes, the following is a list of certain terms that are defined in this Agreement and the Section numbers where such definitions are contained:

2011 Earnout Amount	3.2(a)(i)
2011 Earnout Amount Floor	3.2(a)(i)
2012 Earnout Amount	3.2(a)(ii)
2013 Earnout Amount	3.2(a)(iii)
30-Day Period	3.4(b)
AAG	2.2(a)(xiv)
Accounting Arbitrator	3.2(d)
Acquired Assets	2.1
Actual Excluded Pipeline Loan Commissions	3.3(a)(ii)
Actual Seller-Owed Commissions	3.3(b)(ii)
Assumed Contracts	2.1(b)
Assumed Liabilities	2.3
Basket Amount	11.2(b)(i)

Business	Recital A
Buyer	Preamble
Buyer Indemnified Persons	11.2(a)
Closing	4.1
Closing Date	4.1
Collateral Source	11.6(e)
Competing Business	8.3(a)
Covered Liabilities	6.7
Earnout Amount	3.2(a)
Earnout Worksheet	3.2(b)
Eligible Pipeline Floor	3.4(d)
Eligible Pipeline Period	3.4(b)
Estimated Excluded Pipeline Loan Commissions	3.3(a)(i)
Estimated Seller-Owed Commissions	3.3(b)(i)
Excluded Assets	2.1(a)
Excluded Liabilities	2.4
Excluded Pipeline Loans	2.2(a)(i)
FCRA	8.8(c)
Financial Statements	6.5(a)
Franchise Premium	3.1(a)
General Cap Amount	11.2(b)(ii)
Hired Employee	8.5(b)
Indemnified Person	11.4(a)
Indemnifying Person	11.4(a)
Interim Balance Sheet	6.5(a)
Interim Balance Sheet Date	6.5(a)
J. Pohn	Preamble
J. Pohn Trust	Preamble
JAMS	12.8
JAMS Rules	12.8
Leased Employee	8.6(e)
Neutral Accounting Firm	3.2(d)
New Event	7.6
Nonassignable Assets	8.9
Parties	Preamble
Party	Preamble
plan assets	2.2(a)(x)
Property Taxes	8.4(b)
Purchase Price	3.1
Purchase Price Ceiling	3.1
Restricted Geographic Area	8.3(a)
RETS	2.1(g)
S. Pohn	Preamble
S. Pohn Trust	Preamble
Seller	6.17, 6.19, Preamble
Seller Indemnified Persons	11.3(a)

Seller IP License	6.16(d)
Settlement Agreement	4.2(a)(viii)
Shareholders	Preamble
Specified Representations	11.1(a)
Straddle Period	8.4(b)
Survival Period	11.1(a)
Transition Costs	3.2(e)(xiii)
Updated Schedules	7.6
Wind Down	8.7(b)

ARTICLE 2.  PURCHASE AND SALE OF ASSETS.

2.1                               Purchase and Sale of Assets.  On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer free and clear of all Encumbrances (other than Permitted Encumbrances), all right, title and interest in and to all of the assets, rights, privileges, claims and properties of every kind, nature, character and description, real, personal and mixed, tangible and intangible, absolute or contingent, wherever located, used in, necessary for or relating to the operation of the Business (collectively, the “Acquired Assets”), including, without limitation:

(a)                                  All Seller Pipeline Loans existing as of the Closing and all rights arising from or related thereto (including without limitation, accounts receivable related to Seller Pipeline Loans), as listed in subsection (a) of Schedule 2.1;

(b)                                 All Contracts listed in subsection (b) of Schedule 2.1 (the “Assumed Contracts”);

(c)                                  All tangible personal property of Seller;

(d)                                 All Business Intellectual Property and all goodwill associated therewith;

(e)                                  Books, data, files and records relating to the operation of the Business (but excluding corporate minute books and stock records of Seller and originals that Seller is required by Law to retain in its possession) and all Confidential Information associated therewith except, in each case, to the extent (i) subject to attorney-client privilege or (ii) subject to the terms of any Law or Contract which prohibits the disclosure of same (in which case (A) Seller shall redact such item in accordance with such Law or Contract and (B) such item, as redacted, shall be an Acquired Asset);

(f)                                    All rights of Seller or any of its Affiliates with respect to title or escrow joint ventures, partnerships or relationships which shall include, for the avoidance of doubt, all of the Referral Arrangements;

(g)                                 All of the equity interests of Real Estate Title Services, LLC, a Kentucky limited liability company (“RETS”);

(h)                                 All prepaid expenses and deposits of Seller or any of its Affiliates (including, without limitation, the Security Deposits) except as set forth on Schedule 2.2;

(i)                                     All claims and causes of action of Seller or any of its Affiliates related to the Acquired Assets or arising out of the operation of the Business after the Closing; and

(j)                                     Goodwill of Seller or any of its Affiliates associated with the operation of the Business.

2.2                               Excluded Assets.

(a)                                  Notwithstanding Section 2.1 to the contrary, Seller will retain ownership of the following assets of Seller (collectively, the “Excluded Assets”):

(i)                                     The Seller Pipeline Loans designated by Buyer at Closing as set forth on Schedule 2.2 (collectively, the “Excluded Pipeline Loans”, it being understood that once a Seller Pipeline Loan has been designated as an Excluded Pipeline Loan, then such loan shall no longer be a Seller Pipeline Loan); it being understood that if the Loan Files of a Seller Pipeline Loan cannot be transferred to Buyer at Closing (e.g., because they are (A) subject to attorney-client privilege or (B) subject to the terms of any Law or Contract which prohibits the disclosure of the same), then such Seller Pipeline Loan shall be an Excluded Pipeline Loan;

(ii)                                  The prepaid expenses and personal vehicles itemized on Schedule 2.2;

(iii)                               The cash, cash equivalents and accounts receivable set forth on Schedule 2.2;

(iv)                              All bank accounts of Seller;

(v)                                 All Mortgage Loans held for sale;

(vi)                              Seller’s warehouse lines of credit and Contracts related thereto;

(vii)                           All Contracts of Seller or RETS other than Assumed Contracts;

(viii)                        All amounts held by Seller in impound or escrow accounts;

(ix)                                All Benefit Plans;

(x)                                   Any assets which are “plan assets” within the meaning of ERISA of any Benefit Plan and any insurance policy to the extent such policy provides benefits under any Benefit Plan;

(xi)                                All Insurance Policies;

(xii)                             All Licenses;

(xiii)                          The Organizational Documents and Tax Returns of Seller;

(xiv)                         The assets and equity interests of American Appraisal Group, LLC, a Kentucky limited liability company (“AAG”);

(xv)                            Seller’s rights under any Transaction Document; and

(xvi)                         The other assets set forth on Schedule 2.2.

2.3                               Assumed Liabilities.  At the Closing, Buyer will assume and agree to pay, perform and discharge only the Liabilities (collectively, the “Assumed Liabilities”) under the Assumed Contracts or otherwise set forth on Schedule 2.3, but solely to the extent that such Liabilities arise during the period after Closing and do not arise as a result of any violation or breach by Seller or its Affiliates of Applicable Requirements, breach by Seller or its Affiliates of an Assumed Contract or misrepresentation or breach of Seller or Shareholders herein or in connection herewith.

2.4                               Excluded Liabilities.  The Excluded Liabilities will remain the sole responsibility of and will be retained, paid, performed and discharged as and when due solely by Seller.  “Excluded Liabilities” means every Liability of Seller, RETS or Shareholders (including, without limitation, Liabilities related to Seller’s warehouse lines of credit or Mortgage Loans held for sale) other than the Assumed Liabilities.

2.5                               Buyer’s Willingness to Consummate the Transactions.  Subject to the other provisions of this Agreement, the Parties hereby acknowledge that Buyer’s willingness to enter into this Agreement, to assume the Assumed Liabilities subject to the terms and conditions of this Agreement, and to pay Seller the Purchase Price for the Acquired Assets, is based upon and in anticipation of the acquisition by Buyer of all of the Acquired Assets anticipated to be acquired at the Closing and not merely a portion thereof, and the Parties acknowledge that but for the acquisition by Buyer of all of the Acquired Assets anticipated to be acquired at the Closing and not merely a portion thereof, Buyer would not enter into this Agreement or consummate the Transactions.

ARTICLE 3.  PURCHASE PRICE

3.1                               Purchase Price.  Subject to adjustment as provided in this Agreement, in consideration for the sale, transfer and assignment of the Acquired Assets in accordance with the terms and conditions of this Agreement, and the due and full performance by Seller and Shareholders of their respective obligations hereunder (including Section 8.3), Buyer shall assume the Assumed Liabilities and pay to Seller an amount (the sum of the following, the “Purchase Price”) equal to:

(a)                                  $6,000,000 (the “Franchise Premium”); plus

(b)                                 Earnout Amounts determined in accordance with Section 3.2; minus

(c)                                  the Actual Excluded Pipeline Loan Commissions determined in accordance with Section 3.3(a); plus

(d)                                 the Actual Seller-Owed Commissions determined in accordance with Section 3.3(b); plus

(e)                                  an amount determined in accordance with Section 3.4 in respect of Eligible Pipeline Loans.

Notwithstanding anything to the contrary herein (including Section 3.2), the Purchase Price shall not exceed $23,000,000 (the “Purchase Price Ceiling”).

3.2                               Earnout.

(a)                                  The 2011 Earnout Amount, the 2012 Earnout Amount and the 2013 Earnout Amount (each, an “Earnout Amount”) shall be paid in accordance with this Section 3.2.

(i)                                     The “2011 Earnout Amount” means the greater of (A) twenty-five percent (25%) of the Pre-Tax Net Income for calendar year 2011 and (B) $1,330,000 (the “2011 Earnout Amount Floor”).  Buyer shall pay to Seller by wire transfer of immediately available funds the 2011 Earnout Amount within ten (10) Business Days following the final determination thereof pursuant to Sections 3.2(c) and (d).

(ii)                                  The “2012 Earnout Amount” means the greater of (A) the result of (1) twenty-five percent (25%) percent of the sum of (x) the Pre-Tax Net Income for calendar year 2012, plus (y) the Pre-Tax Net Income for calendar year 2011 (which may be positive or negative) minus (2) the 2011 Earnout Amount, and (B) $2,670,000 (the “2012 Earnout Amount Floor”).  Buyer shall pay to Seller by wire transfer of immediately available funds the 2012 Earnout Amount within ten (10) Business Days following the final determination thereof pursuant to Sections 3.2(c) and (d).

(iii)                               The “2013 Earnout Amount” means the result of (A) twenty-five percent (25%) of the sum of (1) the Pre-Tax Net Income for calendar year 2013 (which may be positive or negative), plus (2) the Pre-Tax Net Income for calendar year 2012 (which may be positive or negative) plus (3) the Pre-Tax Net Income for calendar year 2011 (which may be positive or negative) minus (B) the 2011 Earnout Amount minus (C) the 2012 Earnout Amount.  If the 2013 Earnout Amount is a positive number, then Buyer shall pay to Seller by wire transfer of immediately available funds the 2013 Earnout Amount within ten (10) Business Days following the final determination thereof pursuant to Sections 3.2(c) and (d).  If the 2013 Earnout Amount is zero or a negative number, then no payment shall be made in respect of the 2013 Earnout Amount.  Notwithstanding anything to the contrary in this Section 3.2(a)(iii):

(A)                              if an Adjustment Event occurs within six (6) months following the Closing Date, then the 2013 Earnout Amount shall be the greater of (A) the amount calculated pursuant to Section 3.2(a)(iii) and (B) the 2013 Earnout Amount Floor.

(B)                                if an Adjustment Event occurs after six (6) months following the Closing Date, then the 2013 Earnout Amount shall be the greater of (A) the amount calculated pursuant to Section 3.2(a)(iii) and (B) the 2013 Earnout Amount Floor.

(iv)                              For purposes of illustration only, assuming that no Adjustment Event has occurred, if the Pre-Tax Net Income for calendar year 2011 is $5,500,000, the Pre-Tax Net Income for calendar year 2012 is negative $200,000, and the Pre-Tax Net Income for calendar year 2013 is $900,000, then:

(A)                              the 2011 Earnout Amount would be $1,375,000 (i.e., 25% of $5,500,000), which is greater than the 2011 Earnout Amount Floor;

(B)                                the 2012 Earnout Amount would be the 2012 Earnout Amount Floor (i.e., $2,670,000), because 25% of $5,300,000 (i.e., Pre-Tax Net Income for calendar year 2012 plus the Pre-Tax Net Income for calendar year 2011) minus the 2011 Earnout Amount (i.e., $1,375,000) is equal to negative $50,000, which is less than the 2012 Earnout Amount Floor; and

(C)                                the 2013 Earnout Amount would be negative $2,495,000, because the result of (1) 25% of $6,200,000 (i.e., the Pre-Tax Net Income for calendar year 2013 plus the Pre-Tax Net income for calendar year 2012 plus the Pre-Tax Net Income for calendar year 2011) minus the 2012 Earnout Amount Floor minus (2) the 2011 Earnout Amount Floor is equal to negative $2,495,000, and in accordance with Section 3.2(a)(iii) no payment would be made in respect of the 2013 Earnout Amount.

(v)                                 For purposes of illustration only, assuming that no Adjustment Event has occurred, if the Pre-Tax Net Income for calendar year 2011 is $1,000,000, the Pre-Tax Net Income for calendar year 2012 is $5,000,000, and the Pre-Tax Net Income for calendar year 2013 is $11,000,000, then:

(A)                              the 2011 Earnout Amount would be the 2011 Earnout Amount Floor, because 25% of the Pre-Tax Net Income for calendar year 2011 is $250,000;

(B)                                the 2012 Earnout Amount would be the 2012 Earnout Amount Floor, because 25% of the sum of Pre-Tax Net Income for calendar year 2012 plus the Pre-Tax Net Income for calendar year 2011 is $1,500,000 and when the 2011 Earnout Amount (i.e., $1,330,000) is subtracted from that amount, the result is less than the 2012 Earnout Amount Floor; and

(C)                                the 2013 Earnout would be $250,000 because the result of (1) 25% of $17,000,000 (i.e., the Pre-Tax Net Income for calendar year 2013 plus the Pre-Tax Net income for calendar year 2012 plus the Pre-Tax Net Income for calendar year 2011) minus (2) the 2012 Earnout Amount minus (3) the 2011 Earnout Amount is equal to $250,000.

(vi)                              For purposes of illustration only, assuming that no Adjustment Event has occurred, if the Pre-Tax Net Income for calendar year 2011 is $4,000,000, the Pre-Tax Net Income for calendar year 2012 is $12,500,000, and the Pre-Tax Net Income for calendar year 2013 is $1,000,000, then:

(A)                              the 2011 Earnout Amount would be the 2011 Earnout Amount Floor, because 25% of the Pre-Tax Net Income for calendar year 2011 is $1,000,000;

(B)                                the 2012 Earnout Amount would be $2,795,000 because the result of (1) 25% of $16,500,000 (i.e., Pre-Tax Net Income for calendar year 2012 plus the Pre-Tax Net Income for calendar year 2011) minus (2) the 2011 Earnout Amount is equal to $2,795,000, which is greater than the 2012 Earnout Amount Floor; and

(C)                                the 2013 Earnout Amount would be $250,000, because the result of (1) 25% of $17,500,000 (i.e., the Pre-Tax Net Income for calendar year 2013 plus the Pre-Tax Net income for calendar year 2012 plus the Pre-Tax Net Income for calendar year 2011) minus (2) the 2012 Earnout Amount minus (3) the 2011 Earnout Amount is equal to $250,000.

(vii)                           Notwithstanding anything in this Agreement to the contrary and without limiting any other rights or remedies of Buyer:

(A)                              if a Termination Event occurs during calendar year 2011, then, none of the 2011 Earnout Amount Floor, the 2012 Earnout Amount Floor or the 2013 Earnout Amount Floor (if any) shall apply (and the definitions of the 2011 Earnout Amount, 2012 Earnout Amount and 2013 Earnout Amount shall be automatically amended without further action of the Parties to delete any reference to the 2011 Earnout Amount Floor, the 2012 Earnout Amount Floor or the 2013 Earnout Amount Floor (if any));

(B)                                if a Termination Event occurs during calendar year 2012, then, neither the 2012 Earnout Amount Floor nor the 2013 Earnout Amount Floor (if any) shall apply (and the definitions of the 2012 Earnout Amount and 2013 Earnout Amount shall be automatically amended without further action of the Parties to delete any reference to the 2012 Earnout Amount Floor or the 2013 Earnout Amount Floor (if any)); and

(C)                                if a Termination Event occurs during calendar year 2013, then, the 2013 Earnout Amount Floor (if any) shall not apply (and the definition of the 2013 Earnout Amount shall be automatically amended without further action of the Parties to delete any reference to the 2013 Earnout Amount Floor (if any)).

(b)                                 Within ninety (90) days following the end of each calendar year, Buyer shall deliver to Seller a worksheet (each, an “Earnout Worksheet”) setting forth the calculation (with reasonable supporting documentation, including an income statement for the SurePoint Business Unit) of the Earnout Amount for such calendar year.  Seller will be entitled to examine the books and records of the SurePoint Business Unit related to the calculation of the Earnout Amount.

(c)                                  Within sixty (60) days following delivery by Buyer of the Earnout Worksheet, Seller shall deliver written notice to Buyer of any good faith disagreement that Seller has with respect to the contents of the Earnout Worksheet which notice explains, in reasonable detail, the basis for its disagreement; provided, however, that Seller shall not be entitled to dispute any matter that has been already been finally determined (e.g., the Pre-Tax Net Income for a prior calendar year).  In the event that Seller does not notify Buyer in writing of a disagreement with respect to the Earnout Worksheet within such sixty (60) day period, such Earnout Worksheet shall be deemed final, conclusive and binding on the Parties.  If Seller delivers a notice of disagreement within such sixty (60) day period, then Buyer and Seller shall negotiate in good faith to resolve any such disagreement.

(d)                                 If Buyer and Seller, notwithstanding such good faith effort, fail to resolve such disagreement within thirty (30) days after Seller notifies Buyer of its disagreement, then either Party may submit the dispute for final and binding resolution to a nationally recognized certified public accounting firm with expertise in the mortgage lending industry which has not previously been engaged by such Party or its Affiliates (a “Neutral Accounting Firm”) to resolve such disagreement (the “Accounting Arbitrator”).  The Accounting Arbitrator shall be selected by mutual agreement of Buyer and Seller; provided, however, that (i) if, within forty five (45) days after Seller has delivered notice of objection to the Earnout Worksheet, the Parties are unable to agree on a Neutral Accounting Firm to act as Accounting Arbitrator, then each of Buyer and Seller shall select a Neutral Accounting Firm and such firms together shall select a third Neutral Accounting Firm to act as the Accounting Arbitrator, and (ii) if any Party does not select a Neutral Accounting Firm within ten (10) days of written demand therefor by the other Party, then the Neutral Accounting Firm selected by the other Party shall act as the Accounting Arbitrator.  Buyer and Seller shall be permitted to present a supporting brief to the Accounting Arbitrator (which supporting brief shall also be concurrently provided to the other Party) within ten (10) days of the appointment of the Accounting Arbitrator.  Within five (5) days of receipt of a supporting brief, the receiving Party may present a responsive brief to the Accounting Arbitrator (which responsive brief shall also be concurrently provided to the other Party).  Each presenting Party may make an oral presentation to the Accounting Arbitrator (in which case, such presenting Party shall notify the other Party of such presentation, and the other Party shall have the right to be present at such presentation) within twenty (20) days of the appointment of the Accounting Arbitrator.  The Accounting Arbitrator shall only consider such briefs and oral presentations of the Parties, and shall not conduct any independent review, in determining those items and amounts disputed by the Parties.  The Accounting Arbitrator must resolve the matter in accordance with the terms and provisions of this Agreement and shall make whatever determination of each disputed item that it deems to be the most consistent with the terms of this Agreement; provided, that no such determination as to any item will be more favorable to Buyer than that proposed by Buyer or more favorable to the Seller than that proposed by the Seller.  The Accounting Arbitrator shall deliver to Buyer and the Seller, as promptly as practicable and in any event within ninety (90) days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with the terms of this Agreement.  The determination of the Accounting Arbitrator shall be final and binding.  The fees of the Accounting Arbitrator shall be borne by the Party that does not prevail in the arbitration, as determined by the Accounting Arbitrator.  If the Accounting Arbitrator determines that the Earnout Amount owed to Seller is greater than the amount set forth on Buyer’s Earnout Worksheet, then within ten (10) days after such determination, Buyer shall pay to Seller an amount equal to the Earnout Amount less any previously paid amount in respect of such Earnout Amount.

(e)                                  For purposes of determining Pre-Tax Net Income:

(i)                                     The Pre-Tax Net Income shall include all items of revenue and expense attributable to business referred by the SurePoint Business Unit to RETS; provided, that if Buyer or its Affiliates (other than the Surepoint Business Unit) refers business to RETS, then any income recognized by RETS from such referral shall be excluded from Pre-Tax Net Income;

(ii)                                  The Pre-Tax Net Income shall exclude all items of revenue and expense attributable to AAG; provided, that if the SurePoint Business Unit originates a mortgage loan and Buyer or its Affiliates derives pre-tax net income from appraisal management services provided by Buyer or its Affiliates in connection with such mortgage loan, then Buyer shall credit a portion (to be determined by Buyer in good faith after taking into account all expenses incurred by Buyer or its Affiliates in connection with such appraisal services) of such appraisal-derived pre-tax net income to the applicable calendar year’s Pre-Tax Net Income;

(iii)                               If Buyer materially limits, liquidates or terminates the business of RETS, then the Parties shall negotiate a reasonable adjustment to the calculation of Pre-Tax Net Income in order to approximate the amount of Pre-Tax Net Income or loss (as applicable) represented by the affected RETS’ business; provided, that if the SurePoint Business Unit originates a mortgage loan and Buyer or its Affiliates derives pre-tax net income from title and escrow services (that RETS could otherwise legally provide) provided by Buyer or its Affiliates in connection with such mortgage loan, then Buyer shall credit a portion (to be determined by Buyer in good faith after taking into account all expenses incurred by Buyer or its Affiliates in connection with such title and escrow services) of such title-and-escrow-derived pre-tax net income to the applicable calendar year’s Pre-Tax Net Income;

(iv)                              For the avoidance of doubt, (A) if a Seller Pipeline Loan funds and closes after the Closing, then all items of revenue and expense (including, without limitation, the costs of any new appraisal on such Seller Pipeline Loan) accruing on account of such Seller Pipeline Loan will be included in the calculation of Pre-Tax Net Income; (B) all amounts payable by Buyer and not reimbursed by Seller under Sections 3.3 and 3.4 shall be an expense included in the calculation of Pre-Tax Net Income; and (C) any Losses arising from Seller Pipeline Loan on account of any repurchase or indemnity claims (including, without limitation, claims made by an Investor or Agency that a funded Seller Pipeline Loan breached or violated an Applicable Requirement) shall be included as an expense in the calculation of Pre-Tax Net Income.  Buyer has no obligation to fund or close any Seller Pipeline Loan, it being understood that all Seller Pipeline Loans shall be subject to the policies and procedures of Buyer with respect to origination, processing, underwriting, funding, closing and sale, and, accordingly, the Seller Pipeline Loans may not meet Buyer’s standards;

(v)                                 Buyer shall use Reasonable Efforts to maintain accounting books and records as are necessary to enable the Parties to calculate the Pre-Tax Net Income derived from the SurePoint Business Unit;

(vi)                              Pre-Tax Net Income shall exclude any income, gain, expense or loss from acquisitions following the Closing (it being understood that Pre-Tax Net Income shall take into account the SurePoint Business Unit’s existing lines of business as of the day immediately following the Closing Date) unless otherwise expressly agreed to in writing by Buyer and Seller;

(vii)                           Pre-Tax Net Income shall be based upon gross revenue from the operations of the SurePoint Business Unit after deduction for all operating expenses, charges, provisions and reserves of the SurePoint Business Unit from operations (including without limitation, any loan loss reserves, and incentive compensation, profit sharing and bonus expense, but excluding amortization of goodwill, impairment of goodwill and the fees and expenses of Buyer’s professional advisors (other than the fees and expenses of Buyer’s licensing counsel, which fees and expenses shall be included in Transition Costs) incurred in connection with the Closing, all of which shall be determined in accordance with GAAP and the accounting principles and policies of Buyer, except that any gain on sale revenue attributable to loans funded by the SurePoint Business Unit shall be recognized on a cash basis by reference to the actual cash proceeds realized at each related settlement date with the investor that purchases the loan and such gain on sale revenue shall only be included for the period in which the applicable settlement date occurs;

(viii)                        Pre-Tax Net Income shall reflect as an expense any transmit fees and related costs that Buyer or its Affiliates would have obtained in the ordinary course of business for leads generated through Tree.com, LendingTree.com, GetSmart.com and any other websites or networks owned or operated by Buyer or its Affiliates and directed to the SurePoint Business Unit, but for the fact that the lead was directed to the SurePoint Business Unit;

(ix)                                Products or services provided by Buyer or its Affiliates to the SurePoint Business Unit and not covered by the foregoing subclause (viii) shall be priced on an arms’- length basis;

(x)                                   Pre-Tax Net Income shall exclude any indirect corporate and/or other general or administrative overhead charges of Buyer or its Affiliates except to the extent specifically requested by the Principals;

(xi)                                Pre-Tax Net Income shall exclude any indebtedness of Buyer or its Affiliates (including any interest costs and loan fees) that was incurred in order to finance the Purchase Price;

(xii)                             Pre-Tax Net Income shall exclude the effect of, or any adjustment for, any fair value accounting on the SurePoint Business Unit following the Closing (including on account of the pipeline, loans in inventory, and hedging and other derivative instruments); and

(xiii)                          At the Closing, an amount equal to the reasonable documented costs and expenses incurred by Buyer in connection with the transition of the Business (the “Transition Costs”) will be calculated.  For purposes of calculating Pre-Tax Net Income, and regardless of the manner by which such amounts are treated under GAAP, Transition Costs will be expensed on a straightline basis over a 36 month period commencing January 1, 2011.

(f)                                    With respect to any Earnout Amount, no Party shall take any action or omit from taking any action the principal intent or effect of which is to accelerate or defer revenue into one calendar year from another, to accelerate or defer expenses that would have expected to have been incurred in a particular calendar year, or to defer revenue or accelerate expenses that would have been expected to have been incurred in a particular calendar year (unless such expenses result from a change in Law).

(g)                                 Seller and the Shareholders acknowledge that Buyer and its Affiliates engage in business activities similar to those of Seller, and may have the same or similar customers, lenders, partners, etc.  The Parties agree that Buyer and its Affiliates may continue to engage in their business activities.  In this regard, Buyer or its Affiliates shall have the right to cause the SurePoint Business Unit to take any actions that Buyer may in good faith determine to be necessary or appropriate (i) to comply with or prevent a violation of existing Law or actual or proposed changes in existing Law and/or in the policies and procedures of Buyer’s warehouse lenders, repo counterparties and other liquidity providers, or (ii) to enhance the profitability and long-term value of Buyer (rather than just the SurePoint Business Unit alone), including, without limitation, in consultation with (but not requiring the approval of) the Principals while they are employed by Buyer, making such operational changes to the SurePoint Business Unit as may be reasonably necessary or convenient to accomplish the foregoing free and clear of any claims by Seller or the Shareholders (and such changes shall not constitute a breach of Buyer’s covenants set forth in this Agreement or the other Transaction Documents).  Buyer shall not be in breach of its obligations under this Agreement in the event that it prohibits or otherwise prevents the SurePoint Business Unit from operating in any new businesses other than the business of Seller as it existed on the Closing Date.

(h)                                 Seller and the Shareholders acknowledge that (i) upon the Closing, Buyer shall have the right to operate the SurePoint Business Unit and Buyer’s other businesses in any way that Buyer deems appropriate in its good faith discretion, including without limitation, hiring, firing and compensation of employees, the closing of any existing branch offices or the opening of new branch offices (i.e., offices other than Seller’s main office located in Louisville, Kentucky), the pricing and terms of marketing and sale of all products and services, whether and to what extent to advertise or promote such products and services, the making or not of capital expenditures, and the settlement or not of claims and the management of all litigation and disputes with Third Parties (including partners, lenders, suppliers, customers, competitors, employees, consultants and agents), (ii) neither Buyer nor its Affiliates shall have any obligation to operate the SurePoint Business Unit in order to achieve or maximize Pre-Tax Net Income or any payment to be made under Section 3.2, and Buyer makes no assurance that the SurePoint Business Unit will have any particular License, personnel, assets or support, (iii) the payments that may become due or payable (if any) under Section 3.2 are subject to numerous factors outside the control of Buyer and its Affiliates, including, without limitation, the timing of obtaining and retaining Licenses for the SurePoint Business Unit, (iv) given that, as of the date hereof, the Pre-Tax Net Income of the SurePoint Business Unit for any measuring period is not yet known by any of the Parties, there is no assurance that Seller will receive any particular payment described in this Agreement and Buyer has not promised any such payments, (v) except for the duties expressly set forth in this Agreement, Buyer owes no express or implied duty to Seller or any Shareholder, and in no case does Buyer owe to Seller or any Shareholder any fiduciary or other implied-at-law duties and (vi) the Parties intend the express provisions of this Agreement solely to govern their contractual relationship.  Seller and the Shareholders hereby waive any fiduciary duty or express or implied duty of Buyer or its Affiliates to Seller or any Shareholder.

(i)                                     If Buyer closes any profitable existing branch office of the Surepoint Business Unit prior to December 31, 2013 that has a material adverse impact on the Pre-Tax Net Income of the SurePoint Business Unit, then the Parties shall negotiate in good faith for 15 Business Days to determine what the Pre-Tax Net Income of the SurePoint Business Unit would have been from the date of such closure through December 31, 2013 in the absence of such closure.  If the Parties cannot reach agreement, then the Parties shall seek resolution through arbitration in accordance with the terms of this Agreement; it being understood and agreed that the arbitrator’s only role shall be to determine what the Pre-Tax Net Income of the SurePoint Business Unit would have been from the date of such closure through December 31, 2013 in the absence of such closure.  Notwithstanding anything to the contrary herein, if:

(A)                              such closure occurs in calendar year 2011 and the 2011 Earnout Amount would not exceed the 2011 Earnout Amount Floor based on annualizing the Pre-Tax Net Income achieved from January 1, 2011 through the date of such closure;

(B)                                such closure occurs in calendar year 2012 and the 2012 Earnout Amount would not exceed the 2012 Earnout Amount Floor based on annualizing the Pre-Tax Net Income achieved from January 1, 2012 through the date of such closure;

(C)                                such closure occurs in calendar year 2013, the 2013 Earnout Amount Floor is in effect, and the 2013 Earnout Amount would not exceed the 2013 Earnout Amount Floor based on annualizing the Pre-Tax Net Income achieved from January 1, 2013 through the date of such closure;

(D)                               such closure occurs in calendar year 2013, the 2013 Earnout Amount Floor is not in effect, and the 2013 Earnout Amount would not exceed $0 based on annualizing the Pre-Tax Net Income achieved from January 1, 2013 through the date of such closure; or

(E)                                 the Purchase Price Ceiling has already been reached or would be reached given the Pre-Tax Net Income achieved prior to such closure, then no adjustment to this Section 3.2, the Pre-Tax Net Income or the Earnout Amounts shall be made by the Parties or any arbitrator.

(j)                                     Seller and the Shareholders understand and agree that Buyer and its Affiliates are required by various Laws and accounting policies and principles to which they are subject or which are applied by Buyer to disclose their internal estimates of the amount of the payments that may become due or payable (if any) under Section 3.2 to Seller pursuant to this Agreement from time to time, and that such amounts may not be indicative of or reflect the amount of payments actually payable or paid to Seller.  Such disclosures may include (among other things) accruals, changes to shareholders’ equity, additions to reserves, recognition of expenses or liabilities or other entries that are related to (or are adjusted as a result of) the existence of this Agreement.  Neither Seller nor any Shareholder shall be entitled to rely upon the existence of such requirements or any disclosures made by Buyer or its Affiliates, and none of Seller or any Shareholder shall make any claim or demand with respect to amounts due under this Agreement as a result of such requirements or disclosures.

3.3                               Commissions.

(a)                                  Actual Excluded Pipeline Loan Commissions.

(i)                                     Within one (1) Business Day following determination of the Excluded Pipeline Loans and at least one (1) Business Day prior to Closing, Seller shall deliver to Buyer a good faith estimate of the loan officer commissions (the “Estimated Excluded Pipeline Loan Commissions”) on Excluded Pipeline Loans that were originated by Business Employees that are expected to be Hired Employees.

(ii)                                  At the earlier of (A) thirty (30) days following the closing and funding of all Excluded Pipeline Loans and (B) sixty (60) days following the Closing Date, Seller shall deliver a certificate to Buyer setting forth the actual loan officer commissions (“Actual Excluded Pipeline Loan Commissions”) on Excluded Pipeline Loans that were originated by Hired Employees and that have closed and funded.  If the Estimated Excluded Pipeline Loan Commissions are greater than the Actual Excluded Pipeline Loan Commissions, then Buyer shall pay the excess to Seller within ten (10) Business Days of the delivery of such certificate.  If the Actual Excluded Pipeline Loan Commissions are greater than the Estimated Excluded Pipeline Loan Commissions, then Seller shall pay the excess to Buyer (to be paid to the Hired Employees that originated such excess Actual Excluded Pipeline Loan Commissions) within ten (10) Business Days of the delivery of such certificate, or, at the election of Buyer (subject to Buyer’s internal policies), Buyer may direct that such excess be paid to the Hired Employees that originated such excess Actual Excluded Pipeline Loan Commissions.  For the avoidance of doubt, there shall be no adjustment for any commissions on Excluded Pipeline Loans that have not funded and closed by the time that the certificate is due.  Subject to Buyer’s internal policies, to the extent that the Excluded Pipeline Loans relating to the Actual Excluded Pipeline Loan Commissions are closed, Buyer shall pay the Actual Excluded Pipeline Loan Commissions to the Hired Employees that originated such Excluded Pipeline Loans that closed.

(b)                                 Actual Seller-Owed Commissions.

(i)                                     Within one (1) Business Day following determination of the Excluded Pipeline Loans and at least one (1) Business Day prior to Closing, Seller shall deliver to Buyer a good faith estimate of the loan officer commissions (the “Estimated Seller-Owed Commissions”) on Seller Pipeline Loans that were originated by Business Employees that are not expected to be Hired Employees.

(ii)                                  At the earlier of (A) thirty (30) days following the closing and funding of all Seller Pipeline Loans and (B) sixty (60) days following the Closing Date, Buyer shall deliver a certificate to Seller setting forth the actual loan officer commissions (“Actual Seller-Owed Commissions”) on Seller Pipeline Loans that were originated by Business Employees who are not Hired Employees and that have closed and funded.  If the Estimated Seller-Owed Commissions are greater than the Actual Seller-Owed Commissions, then Seller shall pay the excess to Buyer within ten (10) Business Days of the delivery of such certificate.  If the Actual Seller-Owed Commissions are greater than the Estimated Seller-Owed Commissions, then Buyer shall pay the excess to Seller (to be paid to the Business Employees (that are not Hired Employees) that originated such excess Actual Seller-Owed Commissions) within ten (10)

Business Days of the delivery of such certificate.  For the avoidance of doubt, there shall be no adjustment for any commissions on Seller Pipeline Loans that have not funded and closed by the time that such certificate is due.  To the extent that the Seller Pipeline Loans relating to the Actual Seller-Owed Commissions are closed, Seller shall pay the Actual Seller-Owed Commissions to the Business Employees (that are not Hired Employees) that originated such Seller Pipeline Loans that closed.

3.4                               Excluded Pipeline Loans; Eligible Pipeline Loans.

(a)                                  Seller shall deliver to Buyer within five (5) Business Days prior to the Closing, a preliminary Schedule 2.1(a) setting forth a list of all of the proposed Seller Pipeline Loans, including all Seller Locked Pipeline Loans.

(b)                                 Thereafter, but prior to Closing, Buyer shall determine in good faith (i) which Seller Pipeline Loans shall be set forth on Schedule 2.2 (and thereby become Excluded Pipeline Loans and no longer Seller Pipeline Loans), and (ii) which Seller Locked Pipeline Loans shall be set forth on Schedule 3.4 (and thereby become Eligible Pipeline Loans).  Schedules 2.1(a), 2.2 and 3.4 shall be modified according to such determinations and to reflect as of the Closing all Seller Pipeline Loans, all Excluded Pipeline Loans and all Eligible Pipeline Loans.

(c)                                  For the ninety (90) day period following the Closing Date (the “Eligible Pipeline Period”), no later than ten (10) Business Days following each thirty (30) day period (each, a “30-Day Period”) of the Eligible Pipeline Period, Buyer shall:

(i)                                     prepare and deliver to Seller a schedule of the Eligible Pipeline Loans that funded and closed within the immediately preceding 30-Day Period; and

(ii)                                  pay to Seller an amount equal to 75 basis points per Eligible Pipeline Loan that funded and closed within such 30-Day Period.

(d)                                 The maximum amount that may become payable under this Section 3.4 shall be $1,000,000 and the minimum amount that may become payable under this Section 3.4 shall be $600,000 (the “Eligible Pipeline Floor”).  If the Eligible Pipeline Floor has not been achieved under Section 3.4(c) during the Eligible Pipeline Period, then within ten (10) Business Days following the end of the Eligible Pipeline Period, Buyer shall pay to Seller an amount equal to the Eligible Pipeline Floor minus the aggregate amount achieved under Section 3.4(c) during Eligible Pipeline Period for funded and closed Eligible Pipeline Loans.

3.5                               Allocation of Purchase Price.  The consideration for the Acquired Assets as determined for federal income tax purposes pursuant to Treasury Regulation 1.1060-1(c) shall be allocated as provided in Schedule 3.5.  Buyer and Seller shall execute and file all Tax Returns in a manner consistent with the allocations determined pursuant to Schedule 3.5 and shall not take any position before any Governmental Authority or in any Action that is inconsistent with such allocation, except pursuant to a final “determination” (as defined in Section 1313(a) of the Code).  Buyer and Seller each agrees to file IRS Form 8594 and all Tax Returns in accordance with Schedule 3.5.  Buyer and Seller agree to provide to the other any information required to complete IRS Form 8594.  Buyer and Seller shall promptly inform each other of any challenge by any Governmental Authority to such allocation and agree to consult with and keep the other reasonably informed with respect to the status of and any material discussion, proposal or submission with respect to, any challenge.

3.6                               Allocation of Expenses and Deposits.

(a)                                  Utilities.  All utility charges, gas charges, electric charges, water charges, water rents and sewer rents, if any, shall be apportioned between Buyer and Seller as of 11:59 P.M. on the Closing Date, computed on the basis of the most recent meter charges or, in the case of annual charges, on the basis of the established fiscal year.  All prorations shall be made and the Purchase Price shall be adjusted insofar as feasible on the Closing Date.  During the six-month period subsequent to the Closing Date, Seller shall advise Buyer and Buyer shall advise Seller of any actual changes to such prorations, and the Purchase Price shall be increased or decreased, as applicable, at the end of such six-month period.  In the event Buyer or Seller receive bills after the Closing Date for expenses incurred prior to the Closing Date that were not prorated in accordance with this Section, then Buyer or Seller, as the case may be, shall promptly notify the other Party as to the amount of the expense subject to proration and the responsible Party shall pay its portion of such expense (or, in the event such expense has been paid on behalf of the responsible Party, reimburse the other Party for its portion of such expenses).  Notwithstanding anything to the contrary set forth in this Section, this Section shall not apply to prepaid expenses, which are discussed in Sections 2.1 and 2.2.

(b)                                 Security Deposits.  At the Closing, an amount equal to the Security Deposits shall be paid by Buyer to Seller (and all rights to the Security Deposits shall be assigned to Buyer in accordance with this Agreement).

ARTICLE 4.  CLOSING

4.1                               The Closing.  The closing of the sale, assignment, transfer and conveyance to Buyer of the Acquired Assets and the assumption by Buyer of the Assumed Liabilities (the “Closing”) shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, 48th Floor, Los Angeles, CA 90071, at 10:00 a.m. Los Angeles time on the third (3rd) Business Day after the conditions set forth in ARTICLE 9 have been satisfied or waived or at such other place and time as shall be agreed upon by Buyer and Seller.  The date on which the Closing is actually held is referred to herein as the “Closing Date.”  The Closing shall be deemed effective as of 11:59 p.m. Los Angeles time on the Closing Date.

4.2                               Deliveries at the Closing.

(a)                                  At the Closing, Seller will deliver to Buyer:

(i)                                     the Assignment and Assumption Agreement, duly executed by Seller;

(ii)                                  the Bill of Sale, duly executed by Seller;

(iii)                               such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by

Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

(iv)                              a certificate of Seller’s non-foreign status as set forth in Treasury Regulation 1445-2(b);

(v)                                 a certificate of the secretary of Seller, in form and substance reasonably satisfactory to Buyer, certifying that (A) attached thereto is a true, correct and complete copy of (1) the articles of incorporation of Seller, certified as of a recent date by the Secretary of State of Kentucky and the bylaws of Seller, (2) resolutions duly adopted by the board of directors and shareholders of Seller authorizing the performance of the Transactions and the execution and delivery of the Transaction Documents to which it is a party and (3) a certificate of existence or good standing as of a recent date of Seller from the State of Kentucky and a certificate of good standing as of a recent date of Seller from each state in which it is qualified to conduct business and (B) the resolutions referenced in subclause (A)(2) are still in effect;

(vi)                              a certificate from an officer of Seller setting forth Seller’s good faith estimate as of the Closing Date of (A) the Estimated Excluded Pipeline Loan Commissions, and (B) the Estimated Seller-Owed Commissions;

(vii)                           evidence, reasonably satisfactory to Buyer, of the satisfaction by Seller in full of the terms of that Settlement Agreement, dated July 29, 2010, by and between Countrywide Home Loans, Inc. and Seller;

(viii)                        a settlement agreement between Seller and Bank of America, N.A. with respect to all of Seller’s repurchase and indemnity obligations for all loans sold to or financed by Bank of America, N.A. at any time up to and including the Closing Date on terms reasonably satisfactory to Buyer (the “Settlement Agreement”);

(ix)                                a legal opinion duly executed and delivered by Seller’s counsel in form and substance reasonably acceptable to Buyer;

(x)                                   proprietary information and invention assignment agreements in form and substance reasonably acceptable to Buyer, duly executed by the Principals; and

(xi)                                such other documents as may be necessary or advisable to consummate the transactions contemplated hereby, as Buyer may reasonably request.

(b)                                 At the Closing, Buyer will deliver to Seller:

(i)                                     An amount by wire transfer of immediately available funds equal to the sum of the Franchise Premium minus the Estimated Excluded Pipeline Loan Commissions plus the Estimated Seller-Owed Commissions, plus or minus any amounts owed under Section 3.6; and

(ii)                                  the Assignment and Assumption Agreement, duly executed by Buyer.

(c)           At the Closing, each Principal will deliver to Buyer such individual’s Employment Agreement, duly executed by such Principal.

(d)           At the Closing, Buyer will deliver to each Principal such individual’s Employment Agreement, duly executed by Buyer.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE 5 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date as though made then.

5.1          Organization; Authority; Enforceability.  Buyer is a corporation duly formed, validly existing, and in good standing under the Laws of the State of California.  Buyer has the corporate power and authority, and has taken all action necessary, to execute and deliver the Transaction Documents, to consummate the transactions contemplated thereby and to perform its obligations thereunder.  Each Transaction Document has been duly authorized, executed and delivered by Buyer and (assuming the due authorization, execution and delivery by Seller and Shareholders) constitutes the legal, valid and binding obligations of Buyer, Enforceable against Buyer.

5.2          No Violation.  The execution and the delivery by Buyer of the Transaction Documents to which Buyer is a party and the performance by Buyer of the transactions contemplated thereby do not and will not (a) breach any Law or Order to which Buyer is subject or Buyer’s Organizational Documents; or (b) breach in any material respect any Contract, Order, or License to which Buyer is a party.

5.3          No Finders.  Other than Petsky Prunier LLC, Buyer has no Liability to pay any compensation to any broker, finder, or agent with respect to the transactions contemplated hereby for which Seller or Shareholders could become Liable.

5.4          No Litigation.  There is no Action pending or, to the knowledge of Buyer threatened, against Buyer relating to or affecting the Transaction Documents, or any of the transactions contemplated thereby.

5.5          Financing.  Buyer has, and at the Closing shall have, sufficient cash, available lines of credit or other sources of immediately available funds or committed capital to enable it to fulfill its obligations hereunder and to make payment of all amounts to be paid by it hereunder on and after the Closing Date.

5.6          Acknowledgment by Buyer.

(a)           Buyer has conducted to its satisfaction, an independent investigation and verification of the Acquired Assets and the results of operations and projected operations of the Business and, in making its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied on the results of its own independent investigation and verification and the representations and warranties of Seller expressly and specifically set forth in this Agreement.  THE REPRESENTATIONS AND WARRANTIES BY SELLER AND

SHAREHOLDERS CONTAINED HEREIN CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY RELATING TO THE FUTURE OR HISTORICAL OPERATIONS OF THE BUSINESS OR THE ACQUIRED ASSETS OR THE QUALITY, QUANTITY OR CONDITION OF THE ACQUIRED ASSETS) ARE SPECIFICALLY DISCLAIMED BY SELLER AND SHAREHOLDERS.  OTHER THAN THE REPRESENTATIONS AND WARRANTIES BY SELLER AND SHAREHOLDERS CONTAINED HEREIN, SELLER AND SHAREHOLDERS DO NOT MAKE OR PROVIDE, AND BUYER HEREBY WAIVES, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)           In connection with Buyer’s investigation of the Business, Buyer has received from or on behalf of Seller or Shareholders certain projections, including projected statements of operating revenues and income from operations of the Business for the fiscal year ending December 31, 2010 and for subsequent fiscal years and certain business plan information for such fiscal year and succeeding fiscal years.  Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties and that subject to the express representations and warranties of Seller set forth herein, Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

5.7          No Reliance.  Buyer has not relied on any representation or warranty that is not included in this Agreement (or the Disclosure Schedule) for any purpose whatsoever, including, without limitation, as a promise, projection, guaranty, representation, warranty or covenant.

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller and Shareholders represent and warrant, jointly and severally (but subject to the limitations in Sections 8.10 and 11.2(b) herein), to Buyer that, except as set forth in the Disclosure Schedule attached hereto, the statements contained in this Agreement are correct and complete as of the date hereof and will be correct and complete as of the Closing Date as though made then.  For purposes of this ARTICLE 6, references in this ARTICLE 6 to “Seller” shall mean Seller and RETS, such that each representation and warranty in this ARTICLE 6 covers Seller and RETS, except that in Sections 6.1, 6.2 and 6.5, “Seller” refers only to First Residential Mortgage Network, Inc.  For purposes of making the representations and warranties in this ARTICLE 6 as of the date hereof (and without affecting any representation or warranty as of the Closing or any covenant or condition to Closing), the Parties shall assume that the condition set forth in Section 9.1(l) has been satisfied as of the date hereof.

6.1          Organization; Authority; Enforceability.  Seller is a corporation and RETS is a limited liability company.  Each of Seller and RETS is duly organized, validly existing, and in good standing under the Laws of the State of Kentucky.  Each of Seller and RETS is duly authorized to conduct its business and is in good standing under the Laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect.  Each of Seller and RETS has the requisite power and authority necessary to own or lease its properties and to carry on the Business as currently conducted.  Each of Seller and Shareholders has the full right, power and authority, and has taken all corporate and other action necessary, to execute and deliver this Agreement and the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder.  Each Transaction Document has been duly authorized, executed and delivered by Seller and each Shareholder and (assuming the due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligations of Seller and each Shareholder, Enforceable against Seller and each Shareholder.

6.2          Capitalization.  All of the equity of Seller is owned by Shareholders and no Contract exists that would permit any Person to acquire any such equity.  All of the equity of RETS is owned by Seller and no Contract exists that would permit any Person to acquire any such equity.

6.3          No Violation.  Except as set forth on Schedule 6.3, the execution and the delivery of the Transaction Documents by Seller and Shareholders and the performance of their respective obligations thereunder, and consummation of the transactions contemplated thereby by Seller and Shareholders do not (a) breach any Law or Order to which Seller or Shareholders is subject or any provision of the Organizational Documents of Seller, (b) breach in any material respect any Contract, Order, or License to which any Shareholder or Seller is a party or by which it is bound or to which any of the Acquired Assets or the Business is subject, (c) permit any Governmental Authority to terminate, revoke, modify or suspend any License of Seller, (d) result in the imposition of any Encumbrance upon the Acquired Assets, or (e) require any Consent.

6.4          No Finders.  Other than Milestone Advisors, LLC, neither Seller nor any Shareholder has any Liability to pay any compensation to any broker, finder, or agent with respect to the transactions contemplated hereby for which Buyer could become directly or indirectly Liable.

6.5          Financial Statements.

(a)           Seller has made available to Buyer the following financial statements (collectively, the “Financial Statements”):  (i) the audited balance sheets and statements of income and cash flows as of and for the fiscal years ended December 31, 2007, 2008, and 2009 of Seller; and (ii) the unaudited balance sheet (the “Interim Balance Sheet”) and statements of income and cash flows as of and for the nine months ended on September 30, 2010 (the “Interim Balance Sheet Date”) (in comparative format to show the same financial information on a monthly basis during 2010 and against the nine-month period ended September 30, 2009) of Seller.  The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of Seller as of such dates and the results of its operations for such periods (except that the interim financial statements do not contain normal year-end adjustments that will not be material individually or in the aggregate and will not be inconsistent with prior years and do not contain the materials and disclosures to be found in notes to financial statements prepared in accordance with GAAP, nor do they reflect year-end adjustments), are correct and complete in all material respects, and are consistent with its books and records in all material respects.  Since the Interim Balance Sheet Date, Seller has not effected any change in any method of accounting or accounting practice.

(b)           The books and records which form the basis for the Financial Statements (i) are complete and correct in all material respects, (ii) describe (in reasonable detail) Seller’s policies on loan loss reserves and the manner in which such reserves have been historically calculated, (iii) have been maintained in accordance with customary and sound business practices in Seller’s industry and (iv) reflect fairly in all material respects the assets, liabilities, financial position and results of operations of Seller on an accrual basis.

6.6          Subsequent Events.  Since the Interim Balance Sheet Date, Seller has operated in the Ordinary Course of Business.

6.7          No Undisclosed Liabilities.  Seller has no Liability with respect to the Business or Acquired Assets (and, to the Knowledge of Seller, there is no basis for any present or future Liability) except (a) for Liabilities reflected or reserved against on the face (rather than any notes thereto) of the Interim Balance Sheet, (b) current Liabilities incurred in the Ordinary Course of Business of Seller since the Interim Balance Sheet Date, which are (i) not material, individually or in the aggregate, (ii) of the same character and nature as the Liabilities on the face of the Interim Balance Sheet, and (iii) not the result of any breach of Contract, breach of warranty, tort, infringement or breach of Applicable Requirements, (c) Liabilities listed on Schedule 2.3 or expressly described as a Liability on the Disclosure Schedule and (d) fees and expenses of advisors incurred in connection with or required by this Agreement or the Transactions contemplated hereby.  Notwithstanding the foregoing, no representation and warranty is made pursuant to this Section 6.7 with respect to any Liability arising from matters that are substantively covered by another representation or warranty contained in this ARTICLE 6 (the “Covered Liabilities”), but in each case only to the extent such Covered Liabilities are listed or disclosed on the Disclosure Schedule.

6.8          Legal Compliance.

(a)           Except with respect to the subject matter of the representations and warranties set forth in Sections 6.9 (Licenses), 6.10 (Mortgage Loan Policies), 6.11 (Seller Pipeline Loans), 6.15 (Employees), 6.16 (Business Intellectual Property), 6.17 (Tax) and 6.19 (Employee Benefit Plans; ERISA) which shall solely be subject to such provisions, since January 1, 2006, Seller and Shareholders have each complied in all material respects with all Applicable Requirements, and no Action is pending or, to the Knowledge of Seller, threatened (and there is no basis therefor) against Seller or Shareholders alleging any failure to so comply.

(b)           To the Knowledge of Seller, no material expenditure is required for the Business or Acquired Assets to remain in compliance with Applicable Requirements as of the Closing, other than the costs and fees of Licenses or other approvals of Governmental Authorities or Agencies required by Buyer or the Hired Employees to operate the Business.

(c)           Since January 1, 2006, Seller has conducted background checks on its officers, directors or loan originators or other personnel as required by Law.  Neither Seller nor any officer, director or, to the Knowledge of Seller, any loan originator or other personnel of Seller is, (i) subject to any debarment, suspension or limited denial of participation in connection with any federal government program or subject to any investigation or examination that could result in such a debarment, suspension or limited denial of participation, or (ii) subject to any investigation, hearing or other process that could lead to the loss, suspension or restriction of a mortgage loan-related License or other Consent.

(d)           Except as set forth on Schedule 6.8(d), since January 1, 2006, Seller has not received from any Governmental Authority any written or, to Seller’s Knowledge, oral notice or complaint (i) alleging any violation of any Laws, (ii) threatening or seeking to revoke, suspend, terminate or limit any state or federal Consents or Licenses or to take any other action, (iii) alleging any criminal, illegal or impermissible conduct or (iv) involving any complaints filed against, or statutory fines imposed upon, Seller (or its predecessors) by any such Governmental Authority.  Schedule 6.8(d) identifies all correspondence sent by Seller to or received from a Governmental Authority since January 1, 2006 relating to any regulatory compliance review, audit or investigation that would be reasonably likely to have a Material Adverse Effect on the Business (excluding routine correspondence arising out of normal examinations by a Governmental Authority in the Ordinary Course of Business).

(e)           Seller is (and, at all relevant times since January 1, 2006, was) FHA-approved and direct endorsement mortgagee in good standing and meets (and, at all relevant times, met) all requirements of Law so as to be eligible to originate, refinance and, hold FHA-insured Mortgage Loans and conventional Mortgage Loans.  Notwithstanding the foregoing, in assessing compliance with this Section 6.8, so long as the operation of Seller’s Business is consistent with the regulatory interpretations on which Buyer relies in the ordinary course of conducting its business, any such operations by Seller shall not be deemed in breach of the foregoing representation.  Seller has no Knowledge that its operations are not in compliance with regulatory interpretations.

(f)            All Custodial Accounts required to be maintained by Seller are maintained in accordance with Applicable Requirements, including, without limitation, insurer requirements.

6.9          Licenses.

(a)           Schedule 6.9(a) sets forth all Licenses and Consents issued or granted by Governmental Authorities with respect to the Business (which shall include all Licenses or Consents for each of Seller’s four offices and for each Business Employee), including the expiration date thereof.  Such Licenses and Consents are the only Licenses and Consents necessary for or used in the operation of the Business as currently conducted.  For the avoidance of doubt, any License or Consent issued or granted by a Governmental Authority in the name of any Business Employee and related to the Business shall be listed in Schedule 6.9(a); however, with respect to any License or Consent in the name of any Business Employee, the representations and warranties set forth below shall be deemed made to the extent of Seller’s Knowledge.

(b)           With respect to all Licenses and Consents listed in Schedule 6.9(a):

(i)            All such Licenses and Consents are in full force and effect;

(ii)           Seller (and, since January 1, 2010, Seller has taken all steps reasonably necessary or legally required to ensure that each Business Employee) at all times has been in compliance with all of the terms and requirements of each such License and Consent, except for such compliance failures that would not reasonably be expected to result in the revocation, withdrawal, suspension, cancellation, or termination of such License or Consent;

(iii)          No event has occurred or, to Seller’s Knowledge, circumstance exists that (with or without the giving of notice or the lapse of time or both) (A) constitutes or results, directly or indirectly, in a material violation of, or a failure to comply in all material respects with, any term or requirement of any such License or Consent, or (B) results or may result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such License or Consent; and

(iv)          All applications or other filings required to have been filed for the renewal or maintenance of each such License and Consent have been duly filed on a timely basis with the appropriate Governmental Authority.

6.10        Mortgage Loan Policies.  Each Mortgage Loan was originated and underwritten, as applicable, in accordance with Applicable Requirements, including, without limitation, the requirements of any warehouse lender or investor (a) which provided financing for funding and closing of such Mortgage Loan, (b) to which such Mortgage Loan was sold and/or (c) which provided liquidity for Seller’s operations and held a security interest in such Mortgage Loan.  Seller’s privacy policy is set forth on Schedule 6.10.  Seller’s privacy policy has not been amended, superseded, modified or terminated, whether in writing or orally, and is in full force and effect.  There is no provision of Seller’s policies that prohibits the sharing of nonpublic personal information of loan applicants between Seller and Buyer upon consummation of the Transactions or otherwise contravenes 15 U.S.C. § 6802(e)(7) of the Gramm-Leach-Bliley Act of 1999.

6.11        Seller Pipeline Loans.

(a)           The report of Seller Pipeline Loans attached to Schedule 2.1(a) is true and complete in all material respects.

(b)           Each Seller Pipeline Loan was advertised, solicited and originated in accordance with, and the Loan Documents and Loan Files relating to the Seller Pipeline Loans conform to, all Applicable Requirements in all material respects.

(c)           Each of the Seller Pipeline Loans arose out of bona fide transactions in the Ordinary Course of Business and was originated on a retail basis.  The Loan Files relating to the Seller Pipeline Loans accurately and completely, in all material respects, reflect the terms of the Seller Pipeline Loans.  Except as set forth on Schedule 6.11(c), no Seller Pipeline Loan was originated or underwritten by or involving the efforts or services of any Person that is not an employee of Seller.

(d)           Seller is the sole owner of, and no other Person has any interest in, the Seller Pipeline Loans.

(e)           All Persons that had any interest in any Seller Pipeline Loan, whether as broker, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing and other requirements of the Laws of the state wherein the related Collateral and borrower is located except where the failure to be in such compliance would not result in Liability to Buyer or limit or impair the terms or enforceability of Seller Pipeline Loans.

(f)            The loan officer designated on each Seller Pipeline Loan is the primary loan officer who worked with the borrower on such Seller Pipeline Loan, and, to Seller’s Knowledge, such loan officer is in compliance with any and all applicable licensing and other requirements of the Laws of the state wherein the related Collateral is located.

(g)           None of the Seller Locked Pipeline Loans is subject to any mandatory commitments for sale or delivery.

6.12        Acquired Assets.  Except for the Excluded Assets, the assets being transferred to Buyer hereunder constitute all of the assets, rights and properties used by Seller to operate the Business as currently conducted and in accordance in all material respects with all Applicable Requirements.  Schedule 6.12 sets forth all of the tangible personal property of Seller that Buyer is acquiring hereunder.  The transfer of the Acquired Assets hereunder will convey to Buyer good, valid and legal title to the Acquired Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.  The tangible personal property included in the Acquired Assets, whether owned or leased, are free from defects (patent and, to Seller’s Knowledge, latent), are in good operating condition (subject to normal wear and tear) and are located at Seller’s premises.  The Security Deposits represent the aggregate amount of the security deposits that are being assigned to Buyer under the Office Leases.  No Shareholder or Affiliate of Seller owns or has any ownership interest in any Acquired Assets.

6.13        Contracts.  Seller has made available to Buyer a correct and complete copy of each Contract of Seller and RETS.  With respect to each Assumed Contract: (a) the Contract is Enforceable against the parties thereto; (b) Seller is not (and to Seller’s Knowledge, no counterparty is) in breach of such Contract, and no event has occurred that, with notice or lapse of time, would constitute a breach of the Contract; and (c) no party to the Contract has repudiated any provision of the Contract by notice to Seller.  Seller has not received notice from any counterparty to an Assumed Contract to the effect that, and, to Seller’s Knowledge, there is no reason to believe that, any counterparty will stop doing business, materially decrease the amount of business with, or materially change the terms (whether related to payment, price or otherwise) of doing business with, Seller.

6.14        Disputes.  Neither Seller nor any Shareholder is (a) subject to any outstanding Order, or (b) a party, the subject of, or, to the Knowledge of Seller, threatened to be made a party to or the subject of any Action relating to or affecting any of the Transaction Documents, or any of the Transactions.  In the past five (5) years, there have been no written or, to Seller’s

Knowledge, oral claims for breach or indemnity asserted under or in connection with any material Assumed Contract.

6.15        Employees.

(a)           Schedule 6.15(a) contains a complete and accurate list of all Business Employees together with the following information in respect of Business Employees having compensation that exceeds or is reasonably expected to exceed in the current year $30,000:  employer name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable (including wages, salaries and actual or anticipated bonuses) and any change in compensation since January 1, 2009.

(b)           All Business Employees are employees-at-will.

(c)           To Seller’s Knowledge, no Business Employee is a party to or bound by any Contract that (i) prohibits or purports to prohibit any Business Employee from performing his or her duties to the Business, (ii) restricts or limits in any way the scope or type of work in which he or she may be engaged other than for the benefit of Seller or (iii) requires him or her to transfer, assign or disclose information concerning his or her work on behalf of Seller to anyone other than Seller.

(d)           There is no labor strike, dispute, corporate campaign, slowdown, stoppage or lockout actually pending, or to Seller’s Knowledge threatened, against or affecting the Business and, to Seller’s Knowledge, during the past three (3) years there has not been any such action.

(e)           Seller is not a party to or bound by any collective bargaining or similar agreement with any labor organization or employee association applicable to Business Employees.  None of the Business Employees are represented by any labor organization and, to the Knowledge of Seller, there have been no union organizing activities among the Business Employees within the past three (3) years.  No labor union has been certified by the National Labor Relations Board as bargaining agent for any Business Employees, no notice has been received by Seller from any labor union stating that it has been designated as the bargaining agent for any Business Employees; and no petition has been filed by any labor union requesting an election to determine whether or not it is the exclusive bargaining agent for any Business Employees.

(f)            Seller is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work (including, without limitation, all state and federal requirements regarding compensation for time worked, meal and rest periods, proper payment of bonuses and commissions, compliant record-keeping practices and timely payment of wages), overtime and occupational safety and health, and is not engaged in any unfair labor practices, as defined in the National Labor Relations Act or other Laws, with respect to the Business Employees.  None of the Business Employees has been improperly classified as being independent contractors, leased employees, or as being exempt from the payment of wages for overtime, and all such persons have been compensated in a manner that complies with Applicable Requirements (including, as necessary, appropriate payments of overtime on a timely basis).

(g)           There is no unfair labor practice charge or complaint involving the Business Employees pending or, to Seller’s Knowledge, threatened, before the National Labor Relations Board or any similar state or foreign agency.

(h)           No charge involving the Business Employees is pending before the Equal Employment Opportunity Commission, the federal Department of Labor or any other federal, state, local or foreign agency responsible for the prevention of unlawful employment and/or wage and hour practices.

(i)            Seller has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of Employment Laws to conduct an investigation or audit with respect to or involving the Business Employees and no such investigation or audit is in progress.

(j)            There are no Actions pending in any forum (including internal investigations or complaints) or, to Seller’s Knowledge threatened, by or on behalf of any present or former Business Employees, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, violation of any Laws governing wage and hour requirements of any kind (including but not limited to claims for unpaid overtime or any other wage and hour violations referenced in this Section 6.15), violation of any Laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(k)           Schedule 6.15(k) sets forth a list of each loan officer involved in the Business as of the date hereof.

(l)            Schedule 6.15(l) sets forth (i) a list of all loan officers of Seller (A) that have left employment therewith for any reason that involves a violation of Law during the past twelve (12) months, or (B) that have given written notice to Seller of an intention to leave employment within the past sixty (60) days and (ii) the volume of Mortgage Loans generated by such loan officers during the last twelve (12) months.

6.16        Business Intellectual Property.

(a)           Seller owns or has the right to use all Business Intellectual Property.  To Seller’s Knowledge, each item of Business Intellectual Property owned, licensed or used by Seller immediately prior to the Closing will be owned, licensed or available for use by Buyer on substantially identical terms and conditions immediately following the Closing.  Seller has, to its Knowledge, taken all necessary and prudent action to maintain and protect each item of Business Intellectual Property that it owns, licenses or uses.  Each item of Business Intellectual Property owned, and to the Knowledge of Seller each item of Business Intellectual Property licensed or used by Seller is valid and Enforceable and otherwise fully complies with all Applicable Requirements to the Enforceability thereof.

(b)           Neither the Business as presently conducted nor any product or service offered in the Business, infringes upon or misappropriates any Intellectual Property of any third party, and Seller has not received any notice alleging any such violation, infringement, misappropriation or other conflict.  To Seller’s Knowledge, no Third Party has infringed upon, violated or misappropriated any Business Intellectual Property.

(c)           Schedule 6.16(c) identifies each patent or registration (including for any Copyright, trademark and service mark) that has been issued to Seller.

(d)           Schedule 6.16(d) identifies each item of Business Intellectual Property that any Person other than Seller owns and that Seller uses pursuant to license, Contract or permission (a “Seller IP License”), other than off the shelf software licenses involving an annual license fee of less than $1,500 per year.  With respect to each item of Business Intellectual Property required to be identified in Schedule 6.16(d):  (i) to the Knowledge of Seller, such item is not subject to any Order; (ii)  no Action is pending or, to the Knowledge of Seller, is threatened or anticipated that challenges the legality, validity or enforceability of such item; and (iii) Seller has not granted any sublicense or similar right with respect to the Seller IP License relating to such item.

(e)           Schedule 6.16(e) identifies each name used by Seller in connection with the Business Intellectual Property in the last five (5) years, the location in which Seller uses such name and the License which permits Seller to use such name in that location.

6.17        Tax.  For purposes of this Section, the term “Seller” shall be construed to refer also to each predecessor-in-interest of Seller and each other Person for whose liability for Taxes Seller has Liability.  Except as set forth on Schedule 6.17:

(a)           Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to Applicable Requirements by Seller or with respect to the Business, Acquired Assets, or the income or operations of Seller.  All Tax Returns and reports with respect to Taxes filed by Seller are true, correct and complete in all material respects.  Seller has timely paid, or made provision in the Interim Balance Sheet for all Taxes related to the Acquired Assets, Business, or the income and operations of Seller that have accrued or become due for all periods covered by the Tax Returns, or pursuant to any assessment received by Seller, except for Taxes not yet due and payable and such Taxes, if any, as are listed in Schedule 6.17(a) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet.  Seller currently is not the beneficiary of any extension of time within which to file any Tax Return related to the Business or Acquired Assets.

(b)           Seller has delivered or made available to Buyer copies of all Tax Returns related to the Business or Acquired Assets filed since January 1, 2006.  Schedule 6.17(b) sets forth each state, county, local municipal, domestic or foreign jurisdiction or Governmental Authority in or with which, with respect to the Business or Acquired Assets, Seller (i) files, or is or has been required to file since January 1, 2006, a Tax Return, (ii) is required to register for any Tax purpose, (iii) is or has been since January 1, 2006 liable for any Tax on a “nexus” basis,

(iv) is qualified to do business, (v) owns or regularly uses property, (vi) has any employee or in which any employee is regularly present, or (vii) has any agent, representative or distributor.

(c)           No claim has been made in writing and, to the Knowledge of Seller, no claim is expected to be made to Seller by any Governmental Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction.  Schedule 6.17(c) contains a complete list of all audits, examinations and investigations with respect to Taxes or Tax Returns of Seller or related to the Business or Assets that have been audited or currently are under audit and a complete description of any and all deficiencies or other amounts that were paid or are currently being contested.  All such deficiencies or other amounts proposed as a result of such audits have been paid, reserved against, or settled without further liability (or are being contested in good faith by appropriate proceedings as described in Schedule 6.17(b)).  There is no dispute or claim concerning any Taxes related to the Business or Assets either (i) claimed or raised by any Governmental Authority in writing to Seller, or (ii) as to which Seller has Knowledge.  There is no Encumbrance (other than Permitted Encumbrances) on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance..

(d)           Seller (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (ii) does not have any Liability for the Taxes of any Person under Treasury Regulation §1.1502-6 or similar Law, as a transferee or successor, by Contract, or otherwise.

(e)           Seller has complied in all material respects with all provisions of Tax Law relating to withholding, payment and remittance of Taxes and information reporting with respect thereto, and Seller has, within the time and in the manner prescribed by Tax Law, paid over to the proper Governmental Authorities all amounts required.

(f)            There is no Tax ruling, request for ruling or settlement, compromise, closing or Tax collection agreement in effect or pending which does or could affect the Liability of Seller or Buyer for Taxes with respect to the Acquired Assets or Business for any period after the Closing Date.

(g)           No Acquired Asset is (i) “tax exempt use property” within the meaning of Section 168(h)(1) of the Code or Section 470(c)(2) of the Code, (ii) tax-exempt bond financed property within the meaning of Section 168(g) of the Code, or (iii) subject to a lease under Code Section 7701(h) or any predecessor provision.

(h)           Seller has never been a party to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1).  Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

6.18        Transactions With Affiliates.  Except as set forth on Schedule 6.18, no Affiliate of Seller has any interest in any Acquired Asset.  Neither Seller nor any Affiliate thereof owns, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any

Person that has (a) had business dealings or a material financial interest in any transaction with Seller, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Seller with respect to any line of the products or services of Seller in any market presently served by Seller, except for ownership of less than one (1%) percent of the outstanding capital stock that is publicly traded on any recognized exchange or in the over-the-counter market.  No Affiliate of Seller is a party to any Assumed Contract with, has any claim or right against, or is indebted to, Seller.  Seller is not indebted or otherwise obligated to RETS or to any employees any of its Affiliates, except for amounts due under normal arrangements with RETS or applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance.

6.19        Employee Benefit Plans; ERISA.  For purposes of this Section 6.19, the term “Seller” shall include any Person that is or would be aggregated with the Seller under Section 414(b), (c), (m), or (o) of the Code.

(a)           Except as set forth on Schedule 6.19(a), there does not exist, and has not existed, any Benefit Plan maintained or contributed to by Seller for the benefit of any Business Employees and/or their beneficiaries.

(b)           Seller does not have any intention or commitment, whether legally binding or not, to create any new Benefit Plans or to amend any existing Benefit Plans for Business Employees, except as required under Law.

(c)           With respect to each of Seller’s Benefit Plans, all required payments, premiums, contributions, or distributions for all periods ending through the Closing Date have been made when due, or, if not yet due, have been properly accrued in accordance with the requirements of GAAP.

(d)           Seller has neither granted, nor is a party to any contract or arrangement that grants, any compensation, equity award, or bonus, that fails to comply in all material respects with the provisions of Section 409A of the Code with respect to any Business Employee.

(e)           Each of Seller’s Benefit Plans has been maintained, funded and administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other Laws.  Each of Seller’s Benefit Plans that is intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its tax-qualified status and the tax-exempt status of its accompanying trust established under Section 501(a) of the Code, and, since the issuance of any such determination letter, no events have occurred nor any circumstances exist that would adversely affect the tax-qualified status of any such Benefit Plan.

(f)            None of Seller’s Benefit Plans is (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA), (ii) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Sections 412 or 430 of the Code, (iii) a

“multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), or (iv) a “multiple employer plan” within the meaning of Section 413(c) of the Code .

6.20        Solvency; Ability to Pay Debts.  Seller is, and prior to and after giving effect to the Transactions will be, solvent.  For purposes of this Agreement, the term “solvent” means that (a) Seller is able to pay its debts as they become due (including, without limitation under all Contracts that are not Assumed Contracts), and (b) the fair valuation of the property of Seller, on the date of determination, is greater than the total amount of its Liabilities, at a fair valuation, as of such date and the present saleable value of its assets is, on the date of determination, greater than the amount that will be required to pay its probable Liability on its existing debts as they become absolute and matured.

6.21        Accuracy of Information Furnished.  Seller has made available to Buyer with correct and complete copies of all documents listed or described in the Schedules, and no information contained in the Transaction Documents (including the Schedules) or any Contract executed in connection herewith or delivered pursuant to any Transaction Document contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the information contained therein not misleading in light of the circumstances in which they were made.  All cost estimates, forecasts, projections and other forward looking information regarding the Business prepared solely by one or more of Seller, its Affiliates and/or their respective advisors that have been provided to Buyer and its Representatives, were prepared in good faith based upon assumptions believed to be reasonable at the time.

ARTICLE 7.  PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the Interim Period (or, where expressly so provided, following the Closing):

7.1          Conduct of Business by Seller.  Without the prior written consent of Buyer, not to be unreasonably withheld, Seller and Shareholders, shall not:

(a)           Cause or permit Seller to conduct the Business other than in the Ordinary Course of Business, in accordance with Applicable Requirements and in accordance with the terms and conditions of the Assumed Contracts;

(b)           Except as may be required by Law or contractual commitments or corporate policies in existence on the date of this Agreement, all of which are set forth on Schedule 7.1(b), increase the compensation or benefits payable or to become payable to Business Employees (excluding for this purpose, normal end of year pay adjustments that are disclosed on the Schedules);

(c)           Take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Closing or (ii) any of the Closing conditions set forth herein not being satisfied; or

(d)           Authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Until the Closing, Seller shall use its Reasonable Efforts to (i) preserve its business organization, (ii) maintain its Licenses related to the Business, (iii) preserve its current relationships with business partners and other Persons with which it has business relations related to the Business and (iv) lock rates on Seller Pipeline Loans in the Ordinary Course of Business at profit margins consistent with the Ordinary Course of Business.  Seller and Shareholders shall cause the equity interests of RETS to be contributed to Seller prior to Closing.

7.2          Appraisals.  Seller consents to, and shall obtain written consent from Bank of America, N.A. authorizing the transfer to Buyer of all appraisals related to the Seller Pipeline Loans and the use by Buyer of such appraisals for a period of (a) not less than sixty (60) days following the Closing Date for all Seller Locked Pipeline Loans and (b) not less than ninety (90) days following the Closing Date for all other Seller Pipeline Loans, in each case, without any requirement to provide new or updated appraisals.

7.3          Access to Information.  Upon reasonable notice and subject to Laws relating to the exchange of information, Seller shall afford to the Representatives of Buyer, reasonable access during normal business hours during the Interim Period, to those properties, books, Contracts, commitments, records and Representatives and, during such period, Seller shall make available to Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state banking, mortgage, lending or origination Laws (other than reports or documents which Seller is not permitted to disclose under Applicable Requirements), and (b) all other information concerning its business, properties and personnel as Buyer may reasonably request (other than information which Seller is not permitted to disclose under Applicable Requirements).  Buyer shall, and cause its Representatives to, use Reasonable Efforts to prevent such access and inspection from materially interfering with the business operations of Seller.  No inspection, investigation or audit by Buyer or its Representatives shall limit or constitute a waiver of any of Buyer’s rights and remedies hereunder, including, without limitation, its indemnity rights for breaches of the representations and warranties of Seller or Shareholders.  Seller shall not be obligated to provide access or disclose information where such access or disclosure would violate any Law.

7.4          Efforts to Close.  Each Party will use its Reasonable Efforts to take all actions and do all things necessary, proper, or advisable to consummate, make effective, and comply with all of the terms of this Agreement (including satisfaction, but not waiver, of the Closing conditions for which it is responsible or otherwise in control, as set forth in ARTICLE 9).  Each Party shall cooperate with the other in connection with all actions to be taken in connection with the foregoing sentence.  Seller will give any notices to Third Parties, and will use its Reasonable Efforts to obtain any Third Party Consents referred to herein.  The form and content of all notices shall be mutually agreeable to the Parties, acting reasonably.  Seller will give any notices to, make any filings with, and use its Reasonable Efforts to obtain all Consents of Governmental Authorities, if any, required pursuant to any Law or deemed advisable by Buyer in connection with the Transactions.

7.5          Bulk Transfer Compliance.  Inasmuch as Buyer is to assume the Assumed Liabilities and Seller is to pay, perform and discharge the Excluded Liabilities, Buyer and Seller hereby mutually agree to waive compliance with the provisions of any bulk transfer or sales Laws, to the extent applicable to the Transactions.

7.6          Schedules.  Seller shall promptly notify Buyer of any matter that (a) may arise after the date of this Agreement and that, if existing or occurring at or prior to date of this Agreement, would have been required to be set forth or described in the Schedules to this Agreement or (b) makes it necessary to correct any information in the Schedules to this Agreement or in any representation and warranty of Seller, that has been rendered inaccurate thereby.  No such notice shall amend, supplement or modify the Schedules unless such notice concerns an event that occurs following the date hereof and did not exist as of the date hereof (a “New Event”), in which case, such New Event may be disclosed on the Schedules (such updated Schedules to be referred to herein collectively as the “Updated Schedules”).  Without limiting Section 9.1, if the New Events added to the Updated Schedules constitute either individually, or in the aggregate, a Material Adverse Effect, then Buyer may determine that it will not proceed with Closing based on such Updated Schedules, but if Buyer proceeds with Closing notwithstanding such Updated Schedules, then Buyer shall not claim a breach of a representation based on the fact that the New Event was not disclosed as of date hereof; provided, that the Updated Schedules shall not affect any other rights of Buyer Indemnified Persons to indemnification under Section 11.2(a) (including, without limitation, the right to be indemnified for all Excluded Liabilities).  New Contracts entered into by Seller in the Ordinary Course of Business between the date hereof and the Closing Date that are disclosed on the Updated Schedules, and are (i) cancelable upon thirty (30) days’ notice and (ii) involve financial obligations, in the aggregate, of less than $50,000 per annum, shall be included in Schedule 2.1 and become Assumed Contracts; it being understood that other Contracts entered into by Seller between the date hereof and the Closing Date shall only be assumed by Buyer with its express written consent.

7.7          Exclusivity.  Neither Seller nor any Shareholder will (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of (i) the Business or the Acquired Assets (including any acquisition structured as a merger, consolidation, share exchange, sale of stock, etc. of Seller or Shareholders) or (ii) of any business or activities that are part of the Business, directly or indirectly, including through any Affiliate, and/or other arrangement that would be inconsistent or conflict with the Parties’ obligations under, and full performance of, the Transactions; or (b) participate in negotiations regarding, furnish any information with respect to, assist or participate in any other manner any effort or attempt by any Third Party to do or seek any of the foregoing.  Seller will notify Buyer immediately if any Third Party makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

ARTICLE 8.  ADDITIONAL COVENANTS

8.1          Further Assurances.  Subject to the terms and conditions of this Agreement, at any time and from time to time after the Closing, (a) at Buyer’s request and without further consideration, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Buyer, and to confirm Buyer’s title to, all of the Acquired Assets, and (b) at Seller’s request and without further consideration, Buyer shall execute and deliver to Seller such other instruments of transfer, assumption, guarantee and confirmation, provide such materials and information and take such other actions as Seller may reasonably deem necessary or desirable for Buyer to assume all of the Assumed Liabilities from Seller and otherwise to cause Buyer to fulfill its obligations under this Agreement.

8.2          Confidentiality.  Seller, each Shareholder and each of their respective Affiliates shall hold all of the Confidential Information in the strictest confidence, refrain from using any of the Confidential Information other than in fulfilling such Shareholder’s obligations under his Employment Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in the possession of Seller, Shareholders or any of their respective Affiliates.  If Seller, any Shareholder or any of their respective Affiliates is ever requested or required (by oral question or request for information or documents in any Action) to disclose any Confidential Information, then Seller shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with this Section.  If, in the absence of a protective order or the receipt of a waiver hereunder, such Person is compelled to disclose any Confidential Information to any Governmental Authority or else stand liable for contempt, then such Person may disclose the Confidential Information (and only such portion of the Confidential Information as is required to be disclosed) to the Governmental Authority; provided, however, that such Person will use its Reasonable Efforts to obtain, at the request of Buyer, an order or other assurance (as Buyer may designate) that confidential treatment will be given to such portion of the Confidential Information required to be disclosed.

8.3          Non-Competition; Non-Solicitation.

(a)           During the Restricted Period, except as expressly permitted by this Agreement, Seller and each Shareholder agrees that he/it will not, either individually or in conjunction with any other Person, including any of such Shareholder’s Affiliates, establish or take any steps to establish any Competing Business (as defined below) within the Restricted Geographic Area, or knowingly encourage any of its then current executives purchase or take any steps to purchase any interest in, as an owner, operator, security holder, partner, investor, member, creditor, licensor, licensee or otherwise, in a Competing Business within the Restricted Geographic Area, or become a director, officer, consultant, partner, member, employee or otherwise hold any position in or otherwise provide services to a Competing Business within the Restricted Geographic Area.  For purposes of this Agreement:  (i) the “Restricted Geographic Area” means each state in which Seller conducts business or has a License, which the Parties agree is the geographic area where Seller conducts business or proposes to conduct business as of the Closing, and (ii) a “Competing Business” is any Person that engages directly or indirectly in the solicitation, marketing, origination, underwriting, funding or closing of Mortgage Loans (and related mortgage activities) or provides title insurance agency services.  Notwithstanding the foregoing, (A) Seller may close and fund Excluded Pipeline Loans for sixty (60) days following the Closing, (B) Seller may sell any inventory that is an Excluded Asset for ninety (90) days following the Closing, (C) Seller may comply with Section 8.7 with respect to activities during the Wind Down and (D) ownership by Shareholder or such Shareholder’s Affiliates of not more than five (5%) percent in the aggregate of any class of equity security of any publicly held corporation shall not, of itself, constitute a violation of this Section 8.3.

(b)           During the Restricted Period, except as permitted by Section 8.6(e), Seller and each Shareholder agrees that he/it will not, either individually or in conjunction with any other Person, including such Shareholder’s Affiliates, induce, solicit, recruit or encourage any Hired Employee to leave the employ of Buyer or its Subsidiaries or cease providing services to Buyer or its Affiliates, which means that he will not:  (i) disclose to any Third Party the names, compensation, backgrounds or qualifications of any Hired Employee or otherwise identify them as potential candidates for employment or to provide services; or (ii) personally or through any other Person approach, recruit, interview or otherwise solicit Hired Employees for any other Person or employer or to terminate their employment or relationship with Buyer or violate any agreement with, or duty to, Buyer.

(c)           During the Restricted Period, other than in connection with the appraisal business of AAG, Seller and each Shareholder agrees that it/he will not, either individually or in conjunction with any other Person, including its Affiliates, solicit, either on behalf of Seller, Shareholder or any Third Party, the business of any client or customer of Seller, whether present or over the past year.

(d)           Seller and each Shareholder acknowledges that (i) the goodwill associated with the Business prior to the Transactions is an integral component of the value of the Acquired Assets to Buyer and is reflected in the Purchase Price and (ii) the agreements set forth in this Section 8.3 are necessary to preserve the value of the Acquired Assets for Buyer following the consummation of the Transactions.  Seller and each Shareholder also acknowledges that the limitations of time, geography and scope of activity agreed to in this Section 8.3 are reasonable because, among other things, (A) both they and Buyer are engaged in a highly competitive industry, (B) Seller and Shareholders have unique access to the trade secrets and know-how, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Business, (C) this Section 8.3 provides no more protection than is necessary to protect Buyer’s interests in the goodwill, trade secrets, and Confidential Information related to the Acquired Assets and the Business, and (D) Seller and each Shareholder is receiving significant consideration in connection with the Transactions.  Notwithstanding anything to the contrary in any Transaction Document, the restrictions in Section 8.3 shall be separate from and in addition to any other restrictions on the Shareholders in their capacities as employees of Buyer or its Affiliates following the Closing.  The Parties agree that the damages that will accrue to Buyer by reason of Seller or a Shareholder’s failure to observe any of their respective obligations under this Section 8.3 may not be measured solely in money.  Without limiting any other remedies that may be available to Buyer, Seller and each Shareholder hereby specifically affirms the appropriateness of injunctive or other equitable relief in any such action.  Seller and each Shareholder also acknowledges that the remedies afforded to Buyer pursuant to this Section 8.3 are not exclusive, nor shall they preclude Buyer from seeking or receiving any other relief, including without limitation, any form of monetary or other equitable relief.

8.4          Taxes.

(a)           Seller and Shareholders agree that Seller will be Liable for and will pay all Taxes (whether assessed or unassessed) applicable to the Business and the Acquired Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date, and will, for all periods ending on or prior to the Closing Date, remain Liable for and will timely pay all Taxes of Seller.  Buyer will be Liable for and will pay all Taxes (whether assessed or unassessed) applicable to the Business and the Acquired Assets, in each case attributable to periods (or portions thereof) beginning after the Closing Date.  For purposes of this Section 8.4, any period beginning before and ending after the Closing Date will be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date.

(b)           Except as otherwise agreed to by the parties and as provided in the next sentence, whenever it is necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after the Closing Date shall be determined by assuming that the taxable year or period ended at 11:59 p.m. Los Angeles time on the Closing Date.  With respect to any period beginning on or prior to and ending after the Closing Date (“Straddle Period”), Seller shall be liable for and pay any real, personal and intangible ad valorem Taxes (“Property Taxes”) equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on or prior to the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and Purchaser shall be liable for and pay any other Property Taxes.

(c)           Buyer and Seller shall cooperate in preparing, executing and filing sales, use, real estate, transfer and similar Tax Returns relating to the purchase and sale of the Assets, and also shall cooperate to minimize or avoid any transfer Taxes that might be imposed to the extent permitted by Law (such as, for example and not by way of limitation, Buyer providing Seller with a copy of Buyer’s resale certificate, or such other instruments as will relieve Buyer or Seller from liability for any transfer Tax).  Buyer and Seller shall each pay one-half of all such transfer Taxes incurred in connection with the purchase and sale of the Assets; provided, however, that in no event shall Buyer be required to pay more than $10,000 in the aggregate.  In connection therewith, Seller shall deliver to Buyer a certified or official bank check made payable to the appropriate Governmental Authority for its share of such Taxes prior to the due date thereof.  Within sixty (60) days of Closing, Seller and Buyer shall jointly prepare, execute and deliver an agreement between them regarding allocation of Purchase Price pursuant to Section 3.5 hereof (and any other consideration required to be taken into account for purposes of determining the amounts of such Taxes) with respect to Acquired Assets subject to such Taxes.

(d)           Seller and Shareholders, on the one hand, and Buyer, on the other hand, will provide reimbursement for any Tax paid by one Party all or a portion of which is the responsibility of the other Party in accordance with the terms of this Section 8.4.  Within a reasonable time prior to the payment of any said Tax, the Party paying such Tax will give notice to the other Party of the Tax payable and the portion which is the Liability of each Party, although failure to do so will not relieve the other Party from its Liability hereunder.

(e)           After the Closing Date, each of Seller and Buyer shall:

(i)            Make available to the other and to any Taxing authority as reasonably requested all relevant information, records, and documents relating to Taxes with respect to the Assets or income therefrom, the Liabilities or payments in respect thereof;

(ii)           Provide timely notice to the other in writing of any pending or proposed Tax audits (with copies of all relevant correspondence received from any taxing authority in connection with any Tax audit or information request) or Tax assessments with respect to the Assets or income therefrom, the Liabilities or payments in respect thereof, for taxable periods for which the other may have a liability under this Section 8.4; and

(iii)          The Party requesting assistance or cooperation shall bear the other Party’s reasonable out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third party service providers.

8.5          Employees.

(a)           Buyer shall have the right, but not the obligation, in its sole and absolute discretion to make offers of employment to any Business Employee.  Prior to the Closing, Seller shall provide Buyer with full access to those facilities and personnel records, to the extent permitted by Law, as necessary to prepare for and conduct employment interviews with the Business Employees, shall permit Buyer to contact and make arrangements with the Business Employees regarding prospective employment with Buyer after the Closing and shall not discourage in any way any such employees from consulting with Buyer or becoming associated with Buyer after the Closing.

(b)           Except for the Employment Agreements, Buyer’s offer of employment to any Business Employee (i) shall not constitute any Contract (expressed or implied) on the part of Buyer or its Affiliates to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may (in its sole discretion) establish pursuant to individual offers of employment, and (ii) is “at will.”  Nothing in this Agreement will be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Employees at any time or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees unless otherwise provided in any employment agreement entered into between Buyer and a Hired Employee. “Hired Employee” means those Business Employees who accept offers of employment with Buyer.

(c)           After the Closing Date, Seller shall be responsible for providing continuation coverage under Seller’s group health plan(s) as required under COBRA to any “M&A qualified beneficiary” that experiences a “qualifying event” prior to or in connection with the Transactions contemplated by this Agreement, for at least the maximum period that continuation coverage may be available to the M&A qualified beneficiary.  For purposes of this Section 8.5, the terms “M&A qualified beneficiary” and “qualifying event” shall have the same meanings ascribed to such terms under Treasury Regulations §54.4980B-9, Q&A-4 and §54.4980B-4, Q&A-1, respectively.

(d)           Pursuant to the “Standard Procedure” provided in Section 4 of Revenue Procedure 96-60, 1996-2 C.B. 399, as amended and expanded by Rev. Proc. 2004-53, IRS 2004-34 (August 18, 2004), (i) Seller and Buyer shall report on a predecessor/successor basis as set forth therein, (ii) Seller will not be relieved from filing a Form W-2 with respect to any Hired Employees, and (iii) Buyer will undertake to file (or cause to be filed) a Form W-2 for each such Hired Employee only with respect to the portion of the year during which such Hired Employee is employed by the Buyer that includes the Closing Date, excluding the portion of such year that such Hired Employee was employed by Seller.

(e)           Except as provided in Section 3.3, Seller shall pay prior to or at the Closing to each Hired Employee (it being agreed that Buyer shall have no responsibility therefor), any payments due to such employees, including, without limitation, (i) to the extent required by Applicable Requirements, all paid time off, sick time or vacation time that has accrued through the earlier of the applicable termination date or Closing Date; (ii) all wages, commissions and other remuneration due to Hired Employees (including pursuant to any Applicable Requirement, and in connection with or due with respect to any Mortgage Loan) with respect to their services as employees of Seller through the earlier of the applicable termination date or the Closing Date, including pro rata bonus payments and payments from Seller’s Benefits Plans as if all benefits were fully vested and due; (iii) all severance payments due to the Hired Employee or other Liability which arises from the termination of the Hired Employees; and (iv) any and all payments due to a Hired Employee as required under any other Law.  Seller acknowledges and agrees that Seller will be Liable for any claims made, incurred or accrued by Hired Employees and their beneficiaries prior to the termination of employment with Seller under any Benefit Plan covering Business Employees.  For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

(f)            Buyer will not have any Liability, whether to Business Employees, former employees of Seller, their beneficiaries or any other Person, with respect to any Benefit Plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA continuation coverage) maintained by Seller.

(g)           Seller shall not, directly or indirectly, before or after the Closing, take any action that is intended, or which would reasonably be expected to have the effect, of limiting, prohibiting, impairing or otherwise preventing any Hired Employee from soliciting or originating loans or other related products from or for any consumer or on behalf of Buyer.  Following the Closing and so long as a Hired Employee remains an employee of Buyer or any Affiliate thereof, Seller shall not take any action or exercise any rights or remedies that relates to or arises from such Hired Employee’s prior employment with Seller; provided, however, Buyer shall cooperate with Seller to take appropriate action with respect to any Hired Employee who committed an act of fraud or criminal activity in connection with the Business while an employee of Seller.

(h)           Nothing herein is intended to, and shall not be construed to, create any Third Party beneficiary rights of any kind or nature, including, without limitation, the right of any Business Employee, Hired Employee or other individual to seek to enforce any right to compensation, benefits, or any other right or privilege of employment with Buyer.

8.6          Transition.

(a)           Seller (i) acknowledges and agrees that following the date hereof and prior to the Closing, upon prior written consent from Seller (which consent shall not be unreasonably withheld), and following the Closing, Buyer shall be entitled to approach, talk with, discuss and/or negotiate with any Referral Arrangement counterparty for any purpose whatsoever, including with respect to entering into an agreement with such Person; and (ii) hereby expressly consents to the foregoing.

(b)           Seller will refer to Buyer all inquiries relating to the Business other than those inquiries with respect to the Excluded Assets, Excluded Liabilities or the Wind Down.

(c)           From time to time, Seller will give any notices to Third Parties with respect to the Business that Buyer may reasonably request.

(d)           Seller irrevocably authorizes Buyer after the Closing to receive and open all mail and other communications received by Buyer and relating to the Business or the Acquired Assets and addressed or directed to Seller and to act with respect to such communications in such manner as Buyer may elect, and to endorse and cash any checks or instruments payable or endorsed to Seller or its order which are received by Buyer and which (i) relate to the Acquired Assets but (ii) are not Excluded Assets.  Seller will promptly deliver to Buyer the original of any mail or other communication received by Seller after the Closing that relates to the Business, the Acquired Assets or the Assumed Liabilities.  In addition, in the event that any payment on assets included in the Acquired Assets is received by Seller after the Closing Date, Seller will hold such amounts received as trustee for, and remit such amounts to, Buyer by wire transfer of immediately available funds as soon as practicable (and in any event within five (5) Business Days following receipt thereof).  Buyer will promptly deliver to Seller the original of any mail or other communication received by Buyer after the Closing that relates solely to the Excluded Assets or the Excluded Liabilities.  In addition, in the event that any payment on assets included in the Excluded Assets is received by Buyer after the Closing Date, Buyer will hold such amounts received as trustee for, and remit such amounts to, Seller by wire transfer of immediately available funds as soon as practicable (and in any event within five (5) Business Days following receipt thereof).

(e)           For a period of up to 45 days following the Closing Date, Seller shall be entitled to lease from Buyer the Hired Employees (each, a “Leased Employee”) set forth on Schedule 8.6(e).  Leased Employees shall be used by Seller solely for the purpose of enabling Seller to (i) close and fund Excluded Pipeline Loans, (ii) sell and ship any Mortgage Loans and (iii) assist in the Wind Down.  Seller shall pay to Buyer the per diem amount set forth opposite such Leased Employee’s name on Schedule 8.6(e) with respect to each Leased Employee, which amount shall be paid weekly in arrears.

8.7          Seller’s Operations After Closing.

(a)           Seller will timely satisfy all Excluded Liabilities in full as and when due unless being disputed by Seller in good faith, including, without limitation, paying all Actual Seller-Owed Commissions to the applicable Business Employee.

(b)           Seller shall not conduct business after the Closing Date except to (i) liquidate Seller’s loans held for resale, (ii) repay its warehouse lines of credit, (iii) exercise any creditors’ rights, (iv) subject to Section 8.3, operate, use or perform any Excluded Assets or Excluded Liabilities and (v) otherwise wind down the mortgage banking operations of Seller (the “Wind Down”); provided, however, that the Wind Down shall be completed no later than 12 months following the Closing Date or such longer time as is necessary for Seller to complete any actions permitted under subclause (iii) in this Section 8.7(b).

(c)           From and after the Closing, (i) Seller shall not use the name “First Residential Mortgage Network”, “SurePoint Lending” or any variant thereof as part of its name or business or in any other respect except in connection with the Wind Down (including, without limitation, as reasonably necessary for completion of pending foreclosure proceedings), and (ii) Seller may not sell, assign, license or transfer such names or any variant thereof or any associated trademarks.  At or after the Closing, Seller shall take all such action as Buyer may reasonably request to transfer the name “First Residential Mortgage Network”, “SurePoint Lending” or any variant thereof to Buyer.  No later than six (6) months after the Closing Date, Seller shall (A) file with the Secretary of State of Kentucky and each state where it is qualified to do business a separate Certificate of Amendment (or equivalent document under Law) to remove the name(s) “First Residential Mortgage Network” and “SurePoint Lending” from its name(s), which Certificate of Amendment (or equivalent) shall be in form and substance reasonably acceptable to Buyer and (B) withdraw all fictitious business names or dbas for “SurePoint Lending” or any variant thereof.

(d)           Seller shall use Reasonable Efforts to relinquish all of its Licenses as soon as practicable after the Wind Down, but in no event later than 12 months after the Closing Date, except for those Licenses necessary to maintain Seller’s corporate existence and those Licenses that Buyer otherwise consents to in writing.

(e)           The Shareholders may sell, transfer or otherwise dispose of any shares of the capital stock of Seller (i) pursuant to a will or the laws of intestate succession or (ii) to any other Person, so long as the Shareholders remain fully liable for the obligations of Seller; provided, however, that the Shareholders may in no event sell or otherwise transfer equity interests in Seller to a competitor of Buyer or its Affiliates without the prior written consent of Buyer.

(f)            From the date of this Agreement through the first anniversary of the Closing, Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of its state of incorporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and Enforceability of this Agreement, and to enable it to perform its duties under this Agreement.

(g)           Neither Seller nor Shareholders shall operate AAG through Seller or any Affiliate of Seller or Shareholders without the prior written consent of Buyer, which may be withheld by Buyer in its sole discretion; provided, that Jordan Pohn may continue to be an equityholder of AAG so long as he is not an officer or employee of AAG and does not participate in the day to day management of AAG.  Seller and the Shareholders shall not refer or direct any business to AAG from the SurePoint Business Unit, Buyer or any Affiliate of Buyer (or that otherwise involves the SurePoint Business Unit, Buyer or any Affiliate of Buyer).

(h)           Neither Seller nor Shareholders shall (i) apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for Seller or Shareholders or any property thereof, or make a general assignment for the benefit of creditors, or, in the absence of such application, consent or acquiescence, take any action to authorize, or in furtherance of, consenting to a trustee, receiver or other custodian being appointed for Seller or Shareholders or any property thereof, (ii) commence any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency Law, or any dissolution or liquidation proceeding (other than the Wind Down), or (iii) take any action to authorize, or in furtherance of, any of the foregoing.

8.8          New Mortgage Loan Applications; Seller Pipeline Loans.

(a)           The Parties agree that any loan applications submitted to the branch offices of the Business, or arising out of the Acquired Assets or the Business, in each case after the Closing Date shall be the sole property of Buyer.

(b)           While Buyer will assume the Seller Pipeline Loans, Seller understands and acknowledges that Buyer will review and evaluate each Seller Pipeline Loan in the exercise of Buyer’s sole discretion and in a manner that Buyer determines to be consistent with the policies and procedures of Buyer (as in effect from time to time) and Law.  Seller further understands and agrees that Buyer shall have no obligation to originate, underwrite, approve, fund or close any particular Seller Pipeline Loan.  Each Seller Pipeline Loan that has not been locked as of the Closing shall be re-processed and re-underwritten by Buyer using its guidelines.  Seller shall cooperate fully with Buyer to allow Buyer to fund any unlocked Seller Pipeline Loans (existing at the Closing or thereafter) that Buyer determines in its sole discretion.

(c)           The Parties will cooperate with each other to provide any notices, and to obtain any Consents, as may be necessary under Law (including, without limitation, the provisions of the Gramm-Leach-Bliley Act of 1999 relating to the confidentiality of non-public information of a loan applicant and the Fair Credit Reporting Act (“FCRA”) relating to the sharing or transfer of information of a loan applicant contained in a consumer report, as that term is defined under FCRA) in order to transfer and assign the Seller Pipeline Loans and the Loan Files to Buyer in the manner contemplated by this Agreement and in accordance with the then existing polices and procedures of Buyer related thereto and Law.

(d)           To the extent that Buyer deems it necessary to permit it to comply with the Home Mortgage Disclosure Act, as amended, with respect to the Business, Seller shall deliver to Buyer at Buyer’s request, any reports under the Home Mortgage Disclosure Act, as amended, and any underlying data with respect thereto (so long as permitted under Law) as soon as reasonably practicable, but in any event within twenty (20) days of the filing thereof.

(e)           Buyer and Seller shall notify each applicant under the Seller Pipeline Loans (other than the Excluded Pipeline Loans) of the transfer and assignment of the Seller Pipeline Loans in accordance with Laws.  As promptly as reasonably practicable after the Closing Date or at such other times as may be required by Law, Buyer and Seller shall jointly notify the appropriate casualty and title insurance companies and agents, escrow companies, credit reporting agencies, appraisers and other service providers that the Seller Pipeline Loans (other than the Excluded Pipeline Loans) have been transferred, and instruct such entities to deliver all payments, notices, insurance statements and reports to Buyer after the Closing Date.

8.9          Nonassignable Assets.  Nothing in this Agreement nor the consummation of the Transactions shall be construed as an attempt or agreement to assign any Acquired Asset, including any Assumed Contract or other certificate, approval, authorization or other right included in the Acquired Assets, which by its terms or by Law is not assignable without Consent (“Nonassignable Assets”) unless and until such Consent has been obtained.  Seller shall, and shall cause its Affiliates to, use its Reasonable Efforts to obtain at the earliest practical date all Consents required to consummate the Transactions.  To the extent permitted by Law, in the event Consents cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by Seller or the applicable Affiliate of Seller in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller’s or such Affiliate’s name and all benefits and obligations existing thereunder shall be for Buyer’s account.  Seller shall take or cause to be taken at Buyer’s expense such actions in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller or the applicable Affiliate of Seller shall promptly pay over to Buyer all money or other consideration received by it after the Closing Date in respect of all Nonassignable Assets.  As of and from the Closing Date, Seller on behalf of itself and its Affiliates authorizes Buyer, to the extent permitted by Law and the terms of the Nonassignable Assets, at Buyer’s expense, to perform all of the obligations and receive all of the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate’s behalf with respect thereto.

8.10        Shareholder Agreements and Obligations.

(a)           Shareholders agree to be jointly and severally liable for the prompt and complete performance of Seller’s obligations under this Agreement, including its indemnification obligations under ARTICLE 11, as if Shareholders had delivered or made the same representations, warranties, covenants and agreements that Seller has delivered or made hereunder, on a joint and several basis.  Notwithstanding the foregoing, (i) the maximum aggregate indemnification obligation of J. Pohn shall be the actual Purchase Price proceeds received, in the aggregate, by J. Pohn and the J. Pohn Trust; (ii) the maximum aggregate indemnification obligation of the J. Pohn Trust shall be the actual Purchase Price proceeds received, in the aggregate, by J. Pohn and the J. Pohn Trust; (iii) the maximum aggregate indemnification of J. Pohn and the J. Pohn Trust, taken together, shall be the actual Purchase

Price proceeds received, in the aggregate, by J. Pohn and the J. Pohn Trust; (iv) the maximum aggregate indemnification obligation of S. Pohn shall be the actual Purchase Price proceeds received, in the aggregate, by S. Pohn and the S. Pohn Trust; (v) the maximum aggregate indemnification obligation of the S. Pohn Trust shall be the actual Purchase Price proceeds received, in the aggregate, by S. Pohn and the S. Pohn Trust; and (vi) the maximum aggregate indemnification of S. Pohn and the S. Pohn Trust, taken together, shall be the actual Purchase Price proceeds received, in the aggregate, by S. Pohn and the S. Pohn Trust.

(b)           Shareholders’ obligations hereunder are unconditional irrespective of any circumstances which might otherwise constitute, by operation of Law, a discharge of a guarantor and it shall not be necessary for Buyer to institute, pursue or exhaust any remedies or causes of action against Seller or any other Person as a condition to the obligations of Shareholders hereunder.

(c)           Each Shareholder hereby irrevocably waives any right to receive a separate formal notification or to request that any other formalities or protest be accomplished as a condition to its obligations hereunder, and expressly undertakes not to exercise, and waives to the fullest extent lawful, any rights that it may have under Law.

ARTICLE 9.  CLOSING CONDITIONS

9.1          Conditions Precedent to Obligations of Buyer.  Buyer’s obligation to consummate the purchase of the Acquired Assets and the other transactions contemplated hereby are subject to the satisfaction of each condition precedent listed below (any or all of which may be waived by Buyer).

(a)           Accuracy of Representations and Warranties.  Each representation and warranty set forth in ARTICLE 6 qualified as to materiality shall be true and complete, and those representations and warranties not so qualified shall be true and complete in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and complete, and those not so qualified shall be true and complete in all material respects, on and as of such earlier date); it being acknowledged and agreed by Seller, however, that the materiality qualifiers set forth in this Section 9.1(a) shall not be deemed to qualify the representations and warranties of Seller for purposes of the indemnification provisions hereof.

(b)           Compliance with Obligations.  Seller and Shareholders each must have performed and complied with all of its covenants to be performed or complied with at or prior to Closing.  Seller and Shareholders must have delivered all items set forth in Section 4.2(a) and (c).

(c)           No Material Adverse Change.  Since the date hereof, there must not have been a Material Adverse Change.

(d)           Tangible Assets.  The net book value of the tangible Acquired Assets of Seller shall not be materially less than the sum of (i) net book value of the tangible assets of

Seller as set forth on the Interim Balance Sheet plus (ii) accrued depreciation thereon since the Interim Balance Sheet Date.

(e)           Consents.  Each Consent identified in Schedule 9.1(e) shall have been obtained in a form reasonably acceptable to Buyer and shall be in full force and effect.

(f)            Licenses.  Each License identified in Schedule 9.1(f) shall have been obtained in a form reasonably acceptable to Buyer and shall be in full force and effect.  Ten (10) days after the date hereof, the Parties will agree on the necessary branch office licenses and individual mortgage loan originator licenses to be obtained by Closing (and set forth on Schedule 9.1(f)) that represent not less than 85% of Seller’s Mortgage Loan volume for the 9 months ended September 30, 2010.

(g)           Release of Encumbrances.  There must have been received by Seller and Buyer written releases of all Encumbrances (other than Permitted Encumbrances) on the Acquired Assets (in form and substance reasonably satisfactory to Buyer).

(h)           Certificate of Seller.  Seller shall have delivered to Buyer a certificate, which shall be signed by the Seller’s Chief Financial Officer, certifying that the conditions set forth in Sections 9.1(a) and (b) (solely with respect to Seller) have been satisfied.

(i)            Seller Pipeline Loans.  The list of Eligible Pipeline Loans in Schedule 2.1(a) and list of Excluded Pipeline Loans in Schedule 2.2 shall be acceptable to Buyer in its good faith discretion.

(j)            No Adverse Litigation or Order.  There must not be pending or, to Seller’s Knowledge threatened, any Action by or before any Governmental Authority, arbitrator, or mediator which questions the validity of, seeks to restrain, prohibit, invalidate, or collect material Damages arising out of the Transactions.  There must not be issued and in effect any Law directly or indirectly restraining or prohibiting the Transactions or imposing any material conditions or limitations on the ability of Buyer to exercise its full rights under this Agreement.

(k)           Hired Employees.  At least 85% of the Business Employees comprising production staff and management (regional managers, general managers, managers and mortgage bankers) offered employment shall have accepted offers of employment with Buyer.  Joe Johnson (President of Production) and any Business Employee that is named on any License of RETS shall have also accepted offers of employment with Buyer.

(l)            RETS Ownership.  All of the equity interests of RETS shall have been contributed or sold to Seller by the Shareholders.

9.2          Conditions Precedent to Obligations of Seller and Shareholders.  Seller’s and Shareholders’ obligations to consummate the sale of the Acquired Assets and the other transactions contemplated to occur in connection with the Closing is subject to the satisfaction of each condition precedent listed below (any or all of which may be waived by Seller in whole or in part to the extent permitted by Law).

(a)           Accuracy of Representations and Warranties.  Each representation and warranty set forth in ARTICLE 5 qualified as to materiality shall be true and correct, and those representations and warranties not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); it being acknowledged and agreed by Buyer, however, that the materiality qualifiers set forth in this Section 9.2(a) shall not be deemed to qualify the representations and warranties of Buyer for purposes of the indemnification provisions hereof.

(b)           Compliance with Obligations.  Buyer must have performed and complied with all its covenants and obligations required by this Agreement to be performed or complied with at or prior to Closing.  Buyer must have delivered all items set forth in Sections 4.2(b) and (d).

(c)           Certificate of Buyer.  Buyer shall have delivered to Seller a certificate, which shall be signed by the Buyer’s Chief Financial Officer, certifying that the conditions set forth in Sections 9.2(a) and (b) have been satisfied.

(d)           No Adverse Litigation or Order.  There must not be pending or threatened any Action by or before any Governmental Authority, arbitrator, or mediator which questions the validity of, seeks to restrain, prohibit, invalidate, or collect Damages arising out of the Transactions, or which, in the judgment of Seller, makes it inadvisable to proceed with the Transactions.  There must not be issued and in effect any Law directly or indirectly restraining or prohibiting the Transactions or imposing any material conditions or limitations on the ability of Seller or Shareholders to exercise its or his full rights under this Agreement.

ARTICLE 10.  TERMINATION

10.1        Termination of Agreement.  The Parties may terminate this Agreement as provided below:

(a)           Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

(b)           Either Buyer or Seller may terminate this Agreement upon delivery of notice if the Closing has not occurred prior to March 15, 2011; provided, that if the sole failure to close is due to the failure to receive the Consents and/or the Licenses required under ARTICLE 9, then either Seller or Buyer may (by notice delivered to the other on or prior to March 15, 2011) extend the date set forth in this subclause (b) by up to an additional ninety (90) days and provided, further, that no Party may terminate this Agreement under this subclause (b) if such Party is in material breach of this Agreement at any time during such ninety (90) day period.

(c)           Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing if Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word “material” or words of similar import, in which case such termination rights will arise upon any breach), and, if reasonably capable of being cured, Seller shall not have cured such breach within fifteen (15) days following written notice from Buyer; provided, that, Buyer may not terminate this Agreement under this subclause (c) if Buyer is in material breach of this Agreement.

(d)           Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing if Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word “material” or words of similar import, in which case such termination rights will arise upon any breach), and, if reasonably capable of being cured, Buyer shall not have cured such breach within fifteen (15) days following written notice from Seller; provided, that, Seller may not terminate this Agreement under this subclause (d) if Seller is in material breach of this Agreement.

10.2        Effect of Termination.  Except for Section 8.2, ARTICLE 10, ARTICLE 11 and ARTICLE 12, if this Agreement is terminated under Section 10.1, then, except as provided in this Section 10.2, all further obligations of the Parties under this Agreement will terminate.  If this Agreement is terminated because of a breach of this Agreement by the non-terminating Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the non-terminating Party’s failure to comply with its obligations under this Agreement, then the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.  Each Party’s right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies.

ARTICLE 11.  INDEMNIFICATION

11.1        Survival.

(a)           The representations and warranties of Buyer, Seller and Shareholders contained in any Transaction Document shall survive until delivery of Buyer’s audited financial statements for the year ended December 31, 2011 (but in no event later than April 30, 2012) after the Closing Date; provided, however, that (i) the representations and warranties contained in Sections 6.1 (Organization, Authority; Enforceability), 6.2 (Capitalization) and 6.4 (No Finders) shall survive the Closing Date indefinitely, (ii) the representations and warranties contained in Section 6.20 (Solvency; Ability to Pay Debts) shall survive until the first anniversary of the Closing Date, and (iii) the representations and warranties contained in Sections 6.17 (Tax), 6.19 (Employment Benefit Plans; ERISA), 6.8 (Legal Compliance), 6.9(b) (Licenses), 6.10 (Mortgage Loan Policies), and 6.11 (Seller Pipeline Loans) (Sections 6.1, 6.2, 6.4, 6.8, 6.9(b), 6.10, 6.11, 6.17, 6.19 and 6.20 are collectively referred to herein as the “Specified Representations”) shall survive the Closing Date until the sixtieth (60th) day after the expiration of the respective statute of limitations.  The covenants and other agreements of the Parties contained in the Transaction Documents shall survive the Closing Date until they are otherwise terminated by their terms.  The period from the Closing Date until the date upon which any representation or warranty contained herein terminates if any, is referred to herein as the “Survival Period” for such representation or warranty.  The Parties specifically and unambiguously intend that the Survival Periods that are set forth in this Section for the representations and warranties contained herein

(unless otherwise provided herein) shall replace any statute of limitations for such representations or warranties that would otherwise be applicable (including, without limitation, the statute of limitations prescribed by the law of the State of California).  For the avoidance of doubt, the Survival Periods shall not affect any causes of action other than for breach of representations and warranties, and shall affect only Indemnified Persons (as defined below).

(b)           Indemnified Persons shall not be entitled to make any claim in respect of any representation or warranty after the expiration of its applicable Survival Period, except that any claim initiated by an Indemnified Person in accordance with the requirements hereof prior to the expiration of the applicable Survival Period shall survive until it is settled or resolved pursuant to this Agreement.

11.2        Indemnification and Reimbursement by Seller and Shareholders.

(a)           Seller and Shareholders jointly and severally will indemnify and hold harmless Buyer, its Representatives, shareholders and Affiliates subject to the limitations in Section 8.10 (collectively, the “Buyer Indemnified Persons”), and will reimburse Buyer Indemnified Persons for any Losses, arising from or in connection with:

(i)            any inaccuracy in or any breach of any representation or warranty of Seller or any Shareholder contained in any Transaction Document;

(ii)           any breach of any covenant or agreement of Seller or any Shareholder contained in any Transaction Document; or

(iii)          any Excluded Liability.

(b)           Notwithstanding Section 11.2(a):

(i)            Seller and Shareholders shall only be obligated to indemnify Buyer Indemnified Persons under Section 11.2(a)(i) if the aggregate amount of Losses claimed under Section 11.2(a)(i) exceeds $30,000 (the “Basket Amount”), but if the aggregate of all Losses of the Buyer Indemnified Persons arising out of the Transaction Documents exceeds the Basket Amount, then Seller shall be obligated to indemnify the Buyer Indemnified Persons only for the amount of any Losses suffered by the Buyer Indemnified Persons in excess of the Basket Amount; provided, however, that the Basket Amount shall not apply to any claim arising out of a breach of any of the Specified Representations;

(ii)           the maximum aggregate indemnification obligation of Seller and Shareholders under Section 11.2(a)(i) (other than for breaches of Specified Representations) shall be $1,500,000 (the “General Cap Amount”);

(iii)          the maximum aggregate indemnification obligation of Seller and Shareholders under (A) Section 11.2(a)(i) for breaches of Sections 6.8 (Legal Compliance), 6.9(b) (Licenses), 6.10 (Mortgage Loan Policies) and 6.11 (Seller Pipeline Loans) and (B) Section 11.2(a)(ii) other than for breaches of Sections 8.2 (Confidentiality), 8.3 (Non-Competition; Non-Solicitation), 8.4 (Taxes) and 8.7 (Seller’s Operations After Closing) shall be the Mid-Tier Cap Amount; and

(iv)          the maximum aggregate indemnification obligation of Seller and Shareholders under Section 11.2(a)(i) shall be the Purchase Price.

11.3        Indemnification and Reimbursement by Buyer.

(a)           Buyer will indemnify and hold harmless Seller and Shareholders and their respective Representatives, beneficiaries, trustees and Affiliates (collectively, the “Seller Indemnified Persons”), and will reimburse the Seller Indemnified Persons for any Losses arising from or in connection with:

(i)            any inaccuracy in or any breach of any representation or warranty of Buyer contained in any Transaction Document;

(ii)           any breach of any covenant or agreement of Buyer contained in any Transaction Document; or

(iii)          any Assumed Liability.

(b)           Notwithstanding Section 11.3(a)(i):

(i)            Buyer shall only be obligated to indemnify the Seller Indemnified Persons under Section 11.3(a)(i) if the aggregate amount of Losses claimed under Section 11.3(a)(i) exceeds the Basket Amount, but if the aggregate of all Losses of the Seller Indemnified Persons arising out of the Transaction Documents exceeds the Basket Amount, then Buyer shall be obligated to indemnify the Seller Indemnified Persons only for the amount of any Losses suffered by the Seller Indemnified Persons in excess of the Basket Amount; and

(ii)           the maximum aggregate indemnification obligation of Buyer under Section 11.3(a)(i) (other than for breaches of Sections 5.1 (Organization; Authority; Enforceability) and 5.2 (No Violation)) shall be the General Cap Amount; and

(iii)          the maximum aggregate indemnification obligation of Buyer under Section 11.3(a) shall be the Purchase Price Ceiling.

11.4        Third Party Claims.

(a)           Promptly after receipt by a Person entitled to indemnity under Sections 11.2 or 11.3 (an “Indemnified Person”) of notice of the assertion of a Third Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an “Indemnifying Person”) of the assertion of such Third Party Claim; provided, that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any Liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third Party Claim is actually and materially prejudiced by the Indemnified Person’s failure to give such notice.

(b)           If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.4(a) of the assertion of a Third Party Claim, then the Indemnifying Person shall be entitled to participate in the defense of such Third Party Claim and, to the extent that it wishes to assume the defense of such Third Party Claim, with Patton Boggs LLP or other counsel reasonably satisfactory to the Indemnified Person.  After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this ARTICLE 11 for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case, subsequently incurred by the Indemnified Person in connection with the defense of such Third Party Claim, other than reasonable costs of investigation.  If the Indemnifying Person assumes the defense of a Third Party Claim, then no compromise or settlement of such Third Party Claims may be effected by the Indemnifying Person without the Indemnified Person’s Consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person has no Liability with respect to such compromise or settlement.  If notice is given to an Indemnifying Person of the assertion of any Third Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of the Indemnifying Person’s election to assume the defense of such Third Party Claim, then the Indemnifying Person will be bound by any determination made in such Third Party Claim or any compromise or settlement effected by the Indemnified Person.

(c)           Notwithstanding the foregoing, the Indemnifying Person will not be entitled to assume (or retain, as applicable) control of such defense if (i) the claim for indemnification relates to or arises in connection with any criminal Action, indictment or allegation against the Indemnified Person, (ii) the Indemnified Person concludes in good faith that, in light of any actual conflict of interest, it would be inappropriate for legal counsel selected by the Indemnifying Person to represent the Indemnified Person, (iii) the Indemnified Person believes in good faith that an adverse determination with respect to the Action giving rise to such claim for indemnification would be materially detrimental to or materially injure the Indemnified Person’s reputation or future business prospects (which “good faith” will be deemed to conclusively exist if the claim or demand is made by any state or federal governmental agency or a Third Party providing warehouse or repo facilities to Buyer or its Affiliates), (iv) the Indemnifying Person fails to vigorously and continuously prosecute or defend such claim in good faith or fails to begin such prosecution or defense in a timely manner, (v) the Indemnified Person determines in good faith that the Indemnifying Person does not have the financial wherewithal to undertake a vigorous and protracted prosecution or defense of such claim, or (vi) the claim for indemnification relates to or arises in connection with a Tax which is assessed or proposed to be assessed against Buyer or any of its Affiliates.  If the Indemnified Person has control of the defense of a Third Party Claim, then no compromise or settlement of such Third Party Claim may be effected by the Indemnified Person without the Indemnifying Person’s Consent.

(d)           Seller and Shareholders hereby consent to the nonexclusive jurisdiction of any court in which a Action in respect of a Third Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Action or the matters alleged therein, and Seller and Shareholders agrees that process may be served on Seller and Shareholders with respect to such a claim anywhere in the world.

(e)           With respect to any Third Party Claim subject to indemnification under this ARTICLE 11:  (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third Party Claim and any related Actions at all stages thereof where such Person is not represented by its own counsel, and (ii) the Parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third Party Claim.

(f)            With respect to any Third Party Claim subject to indemnification under this ARTICLE 11, the Parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges of the other Party.  In connection therewith, each Party agrees that:  (i) it will use its Reasonable Efforts, in respect of any Third Party Claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with Law and rules of procedure); and (ii) all communications between any Party and counsel responsible for or participating in the defense of any Third Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

11.5        Other Claims.  A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the Party from whom indemnification is sought.  No Person shall be liable for any claim for indemnification under Sections 11.2 or 11.3 above unless written notice specifying in reasonable detail the nature of the claim for indemnification is delivered by the Person seeking indemnification to the Person from whom indemnification is sought prior to the expiration of the Survival Period, in which case the representation, warranty, covenant or agreement which is the subject of such claim shall survive, to the extent of such claim only, until such claim is resolved, whether or not the amount of the Losses resulting from such breach has been finally determined at the time the notice is given.

11.6        Exclusive Remedy; No Bar; Losses; Effect on Indemnity.

(a)           Except as contemplated by Sections 3.2(d), 8.3(d) and 11.6(b), the indemnification provided in this ARTICLE 11 shall be the sole and exclusive remedy for any Losses of the Buyer Indemnified Persons with respect to any misrepresentation or inaccuracy in, or breach of, any representations or warranties or any breach or failure in performance of any covenants or agreements made by Seller or Shareholders in this Agreement (but specifically excluding the Employment Agreements) or Schedules hereto or any certificate delivered hereunder.

(b)           Notwithstanding anything to the contrary contained in this Agreement (including, for the avoidance of doubt, the caps and Basket Amounts set forth herein), nothing in ARTICLE 11 shall (i) operate to bar or limit any claim arising from or based on fraud or criminal misconduct or (ii) prohibit a Party from seeking specific performance or injunctive relief against another Party in a court of competent jurisdiction (notwithstanding Section 12.8).  In addition to any other right or remedy to which Buyer, on the one hand, or the Seller and the Shareholders, on the other hand, may be entitled, at law or in equity, such Person shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement.

(c)           For purposes of calculating the amount of Losses incurred by a party seeking indemnification hereunder arising out of or resulting from any breach of a representation, warranty covenant or agreement contained herein (but not for purposes of determining whether such a breach has occurred), references to “Material Adverse Effect” or materiality (or other similar terms) shall be disregarded.

(d)           For purposes of calculating the amount of Losses incurred by a party seeking indemnification hereunder arising out of or resulting from any breach of Sections 6.8 (Legal Compliance), 6.9(b) (Licenses), 6.10 (Mortgage Loan Policies) and 6.11 (Seller Pipeline Loans) (but not for purposes of determining whether such a breach has occurred), “Knowledge” shall be disregarded.

(e)           The amount of any Losses subject to indemnification hereunder or of any claim therefor shall be calculated net of (i) any amounts actually recovered by an Indemnified Person pursuant to any indemnification by or indemnification agreement with any non-affiliated Third Party (net of all costs and expenses incurred in connection with such recovery) and (ii) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Loss (net of all costs and expenses incurred in connection with such recovery, including without limitation, increases in premiums) by an Indemnified Person or any of its Affiliates on account of such Loss (each such source named in clauses (i) and (ii), a “Collateral Source”); provided, however, that (A) Buyer shall have no obligation to take any action to pursue recovery from a Collateral Source and may proceed directly against Seller and/or Shareholders for indemnification and (B) in the event that a recovery is made by an Indemnified Person or any of its Affiliates with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of recovery (net of all costs and expenses incurred in connection with such collection) shall be made promptly to the Indemnifying Person.  The Indemnifying Person shall be subrogated to all rights of the Indemnified Person in respect of any Losses indemnified by the Indemnifying Person except if the Third Party claimant has a business relationship with Buyer or is an employee or independent contractor of Buyer.

(f)            As used herein, Losses of a Person are not limited to matters asserted by Third Parties, but include Losses incurred or sustained by such Person in the absence of claims by Third Parties.

(g)           Subject to the Survival Periods, all indemnification rights hereunder shall survive the execution and delivery of the Transaction Documents and the consummation of the Transactions indefinitely.

(h)           Any indemnification payments made pursuant to this ARTICLE 11 shall be treated as an adjustment to the Purchase Price unless otherwise required by Law.

(i)            The rights, obligations and remedies provided by ARTICLE 11 are cumulative.  Except as expressly provided herein, nothing in ARTICLE 11 will be considered an election of remedies.

11.7        Withholding Rights.  Notwithstanding any other provision in this Agreement, Buyer or any Affiliate thereof may in good faith withhold payment to Seller of any amount due to Seller or any Affiliate thereof under the Transaction Documents (up to the amount of Buyer’s claim) if Buyer believes in good faith that it has a claim against Seller or Shareholders and files for arbitration (or files a claim in court, if applicable); provided, however, that such amount shall be withheld only until the resolution of such claim and any amount that Buyer withholds shall be deposited with a neutral third party escrow company in accordance with an escrow agreement mutually agreeable to Seller and Buyer (using their Reasonable Efforts to enter into such escrow agreement) or the arbitrator until the final determination of such claim.  If Buyer incurs Losses for which it is entitled to indemnification hereunder (taking into account the Basket Amount, if applicable), then Buyer shall offset its Losses against payments of the Earnout Amounts prior to seeking payment of its Losses from Seller or Shareholders; provided, however, that if (a) Buyer’s Losses are incurred prior to December 31, 2011 and exceed the 2011 Earnout Floor, (b) Buyer’s Losses are incurred after December 31, 2011 and exceed the result of the 2012 Earnout Floor less the 2011 Earnout Amount, (c) Buyer’s Losses occur within six (6) months from the Closing Date, or (d) either Principal quits without Good Reason or is terminated with Cause prior to December 31, 2013, then Buyer may seek payment for its Losses from Seller or the Shareholders (subject to applicable limitations set forth herein) without the requirement that Buyer first offset its Losses against any Earnout Amount.  Buyer’s exercise of any withholding or offset right under this Section, whether or not ultimately determined to be justified, will not constitute a breach of this Agreement.  Neither the exercise of nor the failure to exercise such right of withholding or offset will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

ARTICLE 12.  MISCELLANEOUS

12.1        Entire Agreement and Modification.  This Agreement supersedes all prior agreements, representations and warranties, whether written or oral, of the Parties with respect to its subject matter (including any letter of intent, term sheet or the like between Buyer, on the one hand, and Seller and or Shareholders, on the other hand) and constitutes (along with the Schedules, Exhibits and other Transaction Documents) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

12.2        Notices.  All notices, Consents and other communications required or permitted by this Agreement shall be in writing and shall be (a) delivered to the appropriate address by hand, by nationally recognized overnight service or by courier service (costs prepaid); (b) sent by facsimile or e-mail, or (c) sent by registered or certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Party):

Seller or Shareholders:

First Residential Mortgage Network, Inc.
9721 Ormsby Station Road
Louisville, Kentucky 40223
Attention: Saul L. Pohn
Fax: (502) 315-3954
Email: spohn@frmn.net

with a copy (which shall not constitute notice) to:

Patton Boggs, LLP
2000 McKinney Avenue, Suite 1700
Dallas, Texas 75201
Attention:  Michael Waldron
Fax:  (214) 758-1550
Email:  mwaldron@pattonboggs.com

Buyer:

Home Loan Center, Inc.
163 Technology Drive
Irvine, California 92618
Attention: David Norris
Fax: (949) 579-8677
Email: David.Norris@lendingtree.com

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP
333 S. Hope Street, 48th Floor
Los Angeles, CA 90071
Attention: David Sands
Fax:  (213) 620-1398
Email:  dsands@smrh.com

All notices, Consents, waivers and other communications shall be deemed to have been duly given (as applicable):  if delivered by hand, when delivered by hand; if delivered by overnight service, when delivered by nationally recognized overnight service; if delivered by courier, when delivered by courier; if sent via registered or certified mail, five (5) Business Days after being deposited in the mail, postage prepaid; or if delivered by email or facsimile, when received by the recipient prior to 5:00 p.m. local time for the recipient (and if received by the recipient after 5:00 p.m. local time for the recipient, then delivery will be deemed duly given at 9:00 a.m. local time for the recipient on the subsequent Business Day).

12.3        Modifications; Waiver; Remedies Cumulative.  No provision of this Agreement may be amended, supplemented, waived or otherwise modified except by a written agreement mutually executed by the Parties (except for assignments as permitted hereunder).  Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by Law, (a) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (b) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the other Transaction Documents.

12.4        Expenses.  Except as otherwise provided in this Agreement, each Party will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of the Transaction Documents and the Transactions, including all fees and expense of its Representatives.  If this Agreement is terminated, the obligation of each Party to pay its own fees and expenses will be subject to any rights of such Party arising from a breach of this Agreement by the other Party.

12.5        Public Announcements.  Any public announcement, press release or similar publicity with respect to this Agreement or the Transactions will be issued, if at all, at such time and in such manner as Buyer determines; provided, that the content of such announcements shall be subject to the prior written approval of at least one Shareholder, which consent shall not be unreasonably delayed, withheld or postponed; provided, further, that if any Shareholder fails to timely respond to Buyer’s request for such approval, then Buyer may proceed with issuing any such announcement, press release or similar publicity to the extent Buyer in good faith believes that such issuance is required by Law.  Except with the prior Consent of Buyer, as permitted by this Agreement or as required by Law, none of Seller, Shareholders, any of their respective Affiliates or any of their respective Representatives shall disclose to any Person (a) the fact that any Confidential Information has been disclosed to Buyer or its Representatives, that any Confidential Information of Buyer has been disclosed to Seller or its Representatives or (b) any information about the Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Transactions or the related documents (including this Agreement).  Prior to the Closing, Seller shall have the right to approve (which approval shall not be unreasonably withheld, delayed or conditioned) the means by which Seller’s employees, customers, suppliers and others having dealings with Seller will be informed of the Transactions, as well as the content of such communication, and Buyer will have the right to be present for any such communication; provided, however, that Seller shall have no right of approval over any disclosures that Buyer is required to make under Law or applicable securities exchange rules.

12.6        Assignments, Successors and No Third Party Rights.  No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written Consent of the other Party, except that (a) Buyer may (i) assign any of its rights and delegate any of its obligations under this Agreement to (A) any Third Party in connection with a sale of all or substantially all of its assets, sale of its equity interests, change of control or similar transaction so long as Buyer remains liable hereunder and subject to the terms of Section 3.2(a), or (B) any Affiliate of Buyer so long as Buyer remains liable hereunder and (ii) collaterally assign its rights hereunder to any financial institution providing financing in connection with the Transactions, and (b) Seller and Shareholders may assign any of their respective rights to payments to be made pursuant to this Agreement.  Any other purported assignment without written Consent of the other Party shall be void and of no effect.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the sole benefit of the successors and permitted assigns of the Parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this paragraph and except for such Third Party beneficiaries contemplated by the terms of this Agreement, including, without limitation, the Buyer Indemnified Persons and the Seller Indemnified Persons.

12.7        Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.  The Parties further agree to replace such invalid or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic and business purposes of such invalid or unenforceable provision provided that such replacement shall not result in a material adverse impairment of the rights or obligations of any Party.

12.8        Governing Law; Arbitration.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its conflict of law principles.  Except for those matters specifically reserved for resolution through an Accounting Arbitrator or as contemplated by Section 8.3(d), all disputes, controversies and claims between the parties under this Agreement involving its interpretation, the obligations of a party hereto, or the breach thereof will be resolved by binding arbitration, to be administered in Clark County, Nevada by the Judicial Arbitration and Mediation Service (“JAMS”) in accordance with the JAMS Comprehensive Arbitration Rules and Procedures then in effect (the “JAMS Rules”).  Notwithstanding the foregoing, this Section shall not preclude the Parties from (a) requesting and using a JAMS arbitrator from JAMS offices other than the JAMS office located in Las Vegas, Nevada and/or (b) seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, and each of the Parties irrevocably submits to the jurisdiction of the state and Federal courts, located in Clark County, Nevada, in conjunction with an application for a provisional remedy.  There will be one arbitrator selected pursuant to the JAMS Rules.  The arbitrator shall be bound to apply the applicable substantive law set forth herein to each dispute.  The arbitrator shall issue a statement of decision in accordance with the express terms of the Agreement and shall take into account usages of the trade applicable to the Agreement.  The arbitrator is not empowered to alter, amend, modify or change any of the terms of this Agreement.  The parties shall make the arbitrator aware of this Section 12.8 before the start of any arbitration proceedings.  The dispute resolution proceedings and discovery shall be conducted as expeditiously as possible and confidentially.  Without limiting the foregoing, to the extent practical and in the interests of justice, it is intended by the Parties that the arbitration of the dispute be completed within ninety (90) days after the selection of the arbitrator.  The costs of the arbitration shall be borne by the non-prevailing Party, as determined by the arbitrator and the prevailing party in the arbitration shall be awarded its fees and costs (including attorneys’

fees).  Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.

12.9        Attorneys’ Fees.  If any Action is brought for the enforcement of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that Action (including costs of collection), in addition to any other relief to which it may be entitled.

12.10      Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.11      Execution of Agreement.  This Agreement may be executed in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment.  Any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes, and all such counterparts shall together constitute one and the same instrument.

12.12      Construction.

(a)           The Parties are sophisticated and have been represented by lawyers throughout the Transactions who have carefully negotiated the provisions hereof, and, accordingly, the Parties waive the application of the presumptions of California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause.

(b)           In this Agreement, unless a clear contrary intention appears:  (i) the singular number includes the plural number and vice versa and reference to any gender includes each other gender; (ii) reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) the headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation; (iv) all references to “Articles,” “Sections” and “Exhibits” refer to the corresponding Articles, Sections and Exhibits of this Agreement, unless otherwise stated; (v) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; (vi) reference to any agreement, document or instrument (including any Transaction Document) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (vii) references to documents, instruments or agreements (including this Agreement) shall be deemed to refer as well to all addenda, exhibits, schedules, restatement, supplements or amendments thereto; (viii) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time on or prior to the Closing, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Law means that provision of such Law from time to time in effect on or prior to the Closing and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; (ix) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding the word “including”; (x) where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner; (xi) “or” is used in the inclusive sense of “and/or”; (xii) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (xiii) unless otherwise provided herein, any Consent required to be given by a Party in this Agreement shall be given or withheld by such Party in its sole discretion; (xiv) each provision shall be given independent effect such that a particular fact or circumstance may not be a breach of one provision but may breach another provision; (xv) references to amounts of money expressed in dollars are references to United States dollars, unless express reference is made to currency of another country; (xvi) all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP; and (xvii) all references to “made available to Buyer” shall refer to any item in the Intralinks, Inc. Project Aspen data site hosted by Milestone Advisors, LLC as of the date hereof and/or any item actually delivered by Seller and/or Shareholders to Buyer.

12.13      Disclosure Schedule.  The disclosures in any section of the Disclosure Schedule, and those in any supplement thereto, relate to the representations and warranties in the Section or paragraph of the Agreement to which such section of the Disclosure Schedule expressly relates and shall be deemed to be disclosed and incorporated into any other section of the Disclosure Schedule to the extent the relevance of such information is reasonably apparent on the face of such section of the Disclosure Schedule.

[Signatures on the Following Page(s)]

IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be entered into as of the date first above written.

BUYER

Home Loan Center, Inc.

By:	/s/ David Norris
Name: David Norris
Title: President

SELLER

First Residential Mortgage Network, Inc.

By:	/s/ Saul Pohn
Name: Saul Pohn
Title: President

SHAREHOLDERS

By:	/s/ Saul Pohn
Name: Saul Pohn

By:	/s/ Jordan Pohn
Name: Jordan Pohn

The Saul L. Pohn Family Trust

By:	/s/ Saul Pohn
Name: Saul Pohn, as Trustee

The Jordan S. Pohn Family Trust

By:	/s/ Jordan Pohn
Name: Jordan Pohn, as Trustee

Signature Page to Asset Purchase Agreement

EXHIBIT A

Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of                 , 20    , by and between Home Loan Center, Inc., a California corporation (“Buyer”), and First Residential Mortgage Network, Inc., a Kentucky corporation dba SurePoint Lending (“Seller”).

RECITALS

WHEREAS, Seller, Buyer and certain other persons are parties to that certain Asset Purchase Agreement, dated as of November 15, 2010 (the “Asset Purchase Agreement”), pursuant to which Seller has agreed to sell, and Buyer has agreed to purchase, certain of the assets of Seller; and

WHEREAS, pursuant to the Asset Purchase Agreement and effective as of the Closing Date, Seller desires to assign to Buyer all of Seller’s right, title and interest in, to and under the contracts that are specified on Exhibit A hereto (the “Assumed Contracts”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Definitions.  Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Asset Purchase Agreement.

2.             Assignment by Seller.  Effective as of the date of this Agreement, Seller does hereby sell, transfer, convey and deliver to Buyer all of Seller’s right, title and interest of Seller, in, to and under the Assumed Contracts.

3.             Assumption by Buyer.  Effective as of the date of this Agreement, Buyer hereby accepts the sale, transfer, conveyance and delivery of all of Seller’s right, title and interest of Seller, in, to and under the Assumed Contracts and assumes all of Seller’s obligations to be liable for, perform, pay or otherwise discharge as and when due the Liabilities arising after the date hereof under the Assumed Contracts, to the extent such liabilities are not attributable to a violation or breach by Seller.

4.             Terms of the Asset Purchase Agreement.  This assignment and assumption is in accordance with and is subject to all the terms, representations, warranties, covenants, agreements and limitations set forth in the Asset Purchase Agreement and all such terms, representations, warranties, covenants, agreements and limitations are incorporated herein by this reference.  The execution and delivery of this Agreement by the parties hereto shall not in any way limit the rights and obligations, nor expand the representations, warranties, rights or obligations of the parties under the Asset Purchase Agreement.  In the event of any conflict

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between the terms of this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

5.             Modifications; Waiver; Remedies Cumulative.  No provision of this Agreement may be amended, supplemented, waived or otherwise modified except by a written agreement mutually executed by the Parties (except for assignments as permitted hereunder).  Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by Law, (a) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (b) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the other Transaction Documents.

6.             Governing Law; Arbitration.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its conflict of law principles.  Except for those matters specifically reserved for resolution through an Accounting Arbitrator or as contemplated by Section 8.3(d) of the Asset Purchase Agreement, all disputes, controversies and claims between the parties under this Agreement involving its interpretation, the obligations of a party hereto, or the breach thereof will be resolved by binding arbitration, to be administered in Clark County, Nevada by the Judicial Arbitration and Mediation Service (“JAMS”) in accordance with the JAMS Comprehensive Arbitration Rules and Procedures then in effect (the “JAMS Rules”).  Notwithstanding the foregoing, this Section shall not preclude the Parties from (a) requesting and using a JAMS arbitrator from JAMS offices other than the JAMS office located in Las Vegas, Nevada and/or (b) seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, and each of the Parties irrevocably submits to the jurisdiction of the state and Federal courts, located in Clark County, Nevada, in conjunction with an application for a provisional remedy.  There will be one arbitrator selected pursuant to the JAMS Rules.  The arbitrator shall be bound to apply the applicable substantive law set forth herein to each dispute.  The arbitrator shall issue a statement of decision in accordance with the express terms of the Agreement and shall take into account usages of the trade applicable to the Agreement.  The arbitrator is not empowered to alter, amend, modify or change any of the terms of this Agreement.  The parties shall make the arbitrator aware of this Section 6 before the start of any arbitration proceedings.  The dispute resolution proceedings and discovery shall be conducted as expeditiously as possible and confidentially.  Without limiting the foregoing, to the extent practical and in the interests of justice, it is intended by the Parties that the arbitration of the dispute be completed within ninety (90) days after the selection of the arbitrator.  The costs of the arbitration shall be borne by the non-prevailing Party, as determined by the arbitrator and the prevailing party in the arbitration shall be awarded its fees and costs (including attorneys’ fees).  Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.

7.             Attorneys’ Fees.  If any Action is brought for the enforcement of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other

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costs incurred in that Action (including costs of collection), in addition to any other relief to which it may be entitled.

8.             Execution of Agreement.  This Agreement may be executed in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment.  Any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes, and all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be entered into as of the date first written above.

BUYER

Home Loan Center, Inc.

By
Name: David Norris
Title: President

SELLER

First Residential Mortgage Network, Inc.

By
Name: Saul L. Pohn
Title: President

[Signature Page to Assignment and Assumption Agreement]

Exhibit A

Assumed Contracts

1.

Office Lease by and between RS Louisville Enterprises, LLC and First Residential Mortgage Network, Inc., dated as of June 28, 2007, pursuant to which Seller is the lessee of office space located at 9721 Ormsby Station Road, Louisville, Kentucky.

2.

Office Lease by and between Westminster One Penn LLC and Surepoint Lending, dated as of July 21, 2008, pursuant to which Seller is the lessee of office space located at 11595 North Meridian Street, Carmel, Indiana 46032, as amended by that certain First Amendment to Lease, by and between Westminster One Penn LLC and First Residential Mortgage Network, Inc (d/b/a Surepoint Lending), dated as of December 3, 2008.

3.

Office Lease by and between Teachers Insurance and Annuity Association of America for the benefit of its Separate Real Estate Account and First Residential Mortgage Network, Inc., dated as of November 24, 2009, pursuant to which Seller is the lessee of office space at Two Urban Centre, 4890 West Kennedy Boulevard, Tampa, Florida 33609.

4.

Lease Agreement by and between SurePoint Lending, Inc. and Six Corporate Centre Acquisition Company, dated as of February 19, 2009, pursuant to which Seller is the lessee of office space located at 830 Crescent Centre Drive, Franklin, Tennessee 37067.

5.

National Agency Agreement by and among First American Title Insurance Company, First American Title Insurance Company of Kansas and Real Estate Title Services, LLC, dated as of June 18, 2004, as amended from time to time.

6.	Title Insurance Underwriting Agreement by and between Stewart Title Guaranty Company and Real Estate Title Services, LLC, dated as of July 2, 2001, as amended from time to time.

7.	Services Agreement by and between Orange Coast Title Company and Real Estate Title Services, LLC, dated as of March 8, 2007.

8.	Workshare Agreement by and between Vantage Point Title Inc. and Real Estate Title Services, LLC, dated as of July 24, 2009.

9.	Dynatek Software License Agreement by and between Dynatek, Inc. and First Residential Mortgage Network, Inc., dated as of March 19, 2003, as amended.

10.	Dynatek Software Maintenance Service Agreement by and between Dynatek, Inc. and First Residential Mortgage Network, Inc, dated as of March 19, 2003, as amended.

11.

Leasing Agreement for Electronic Mortgage Forms Products by and between Electronic Laser Forms (a division of CBF Systems, Inc.) and First Residential Mortgage Network, Inc., dated as of April 15, 2003.

12.	Customer Service Agreement by and between 1st Residential Mortgage and Smoothstone IP Communications Corporation, dated as of June 9, 2008, as amended.

13.	Sales & Service Agreement by and between First Residential Mortgage Network and The Miller Company, dated as of July 21, 2009.

14.	Lease Agreement by and between First Residential Mortgage Network, Inc. and Key Equipment Finance Inc., dated as of July 21, 2009.

15.	Total Care Equipment Usage Agreement with NetCare Support by and between First Residential Mortgage Network, Inc. and OfficeWare, Inc., dated as of September 29, 2009.

16.	Service Agreement by and between First Residential Mortgage Network, Inc. and Service Express, Inc., dated as of July 10, 2009.

17.	Composite Agreement by and between Noble Systems Corporation and Surepoint Lending, dated as of October 11, 2010.

18.	Geocoding Services Agreement by and between RATA Associates, LLC and First Residential Mortgage Network, Inc., executed as of January 31, 2007.

19.	Software License and Support Services Agreement by and between Rata Associates, LLC and First Residential Mortgage, executed as of January 31, 2007.

20.	Symantec Agreement #X85HDJEXP issued to First Residential Network as of December 2, 2009.

21.	Storage and Service Agreement by and between The Data Vault and SurePoint Lending abn First Residential Mortgage, dated as of October 23, 2008, as renewed from time to time.

22.	Service Level Agreement and General Agreement by and between iCIMS.com and First Residential Mortgage Network, dated as of October 30, 2009, as renewed from time to time.

23.	Agreement by and between First Data Systems, Inc. and Real Estate Title Services, LLC, executed as of February 24, 2005.

EXHIBIT B

Bill of Sale

THIS BILL OF SALE (this “Bill of Sale”) is entered into as of                       , 20    , by and between Home Loan Center, Inc. a California corporation (“Buyer”), and First Residential Mortgage Network, Inc., a Kentucky corporation dba SurePoint Lending (“Seller”).

RECITALS

WHEREAS, Seller, Buyer and certain other persons are parties to that certain Asset Purchase Agreement, dated as of November 15, 2010 (the “Asset Purchase Agreement”), pursuant to which Seller has agreed to sell, and Buyer has agreed to purchase, certain of the assets of Seller; and

WHEREAS, pursuant to the Asset Purchase Agreement and effective as of the Closing Date, Seller desires to sell, transfer, convey and deliver to Buyer all of Seller’s right, title and interest in and to the tangible assets that are specified on Exhibit A hereto (the “Purchased Tangible Assets”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Definitions.  Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Asset Purchase Agreement.

2.             Sale.  Effective as of the date of this Bill of Sale, Seller does hereby irrevocably sell, transfer, convey and deliver to Buyer all of its right, title and interest in and to the Purchased Tangible Assets.  Buyer hereby purchases, acquires and accepts from Seller, the Purchased Tangible Assets.  Notwithstanding anything to the contrary in this paragraph, Seller shall not sell, assign, transfer, convey or deliver and Buyer shall not purchase, acquire or accept, any Excluded Assets.

3.             Terms of the Asset Purchase Agreement.  This sale is in accordance with and is subject to all the terms, representations, warranties, covenants, agreements and limitations set forth in the Asset Purchase Agreement and all such terms, representations, warranties, covenants, agreements and limitations are incorporated herein by this reference.  The execution and delivery of this Bill of Sale by the parties hereto shall not in any way limit the rights and obligations, nor expand the representations, warranties, rights or obligations, of the parties under the Asset Purchase Agreement.  In the event of any conflict between the terms of this Bill of Sale and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

4.             Further Assurances.  At the reasonable request of Buyer and at no cost to the Seller, Seller shall execute and deliver and shall cause to be executed and delivered such instruments of transfer, conveyance, assignment and confirmation, and shall take such actions as Buyer may reasonably deem necessary in order to effectively transfer, convey and deliver to Buyer title to all of the Purchased Tangible Assets.

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5.             Modifications; Waiver; Remedies Cumulative.  No provision of this Bill of Sale may be amended, supplemented, waived or otherwise modified except by a written agreement mutually executed by the Parties (except for assignments as permitted hereunder).  Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Bill of Sale or any of the documents referred to in this Bill of Sale will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by Law, (a) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (b) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Bill of Sale or the other Transaction Documents.

6.             Assignments, Successors and No Third Party Rights.  No Party may assign any of its rights or delegate any of its obligations under this Bill of Sale without the prior written Consent of the other Party, except that (a) Buyer may (i) assign any of its rights and delegate any of its obligations under this Bill of Sale to (A) any Third Party in connection with a sale of all or substantially all of its assets, sale of its equity interests, change of control or similar transaction so long as Buyer remains liable hereunder and subject to the terms of Section 3.2(a) of the Asset Purchase Agreement, or (B) any Affiliate of Buyer so long as Buyer remains liable hereunder and (ii) collaterally assign its rights hereunder to any financial institution providing financing in connection with the Transactions, and (b) Seller and Shareholders may assign any of their respective rights to payments to be made pursuant to this Bill of Sale.  Any other purported assignment without written Consent of the other Party shall be void and of no effect.  Subject to the preceding sentence, this Bill of Sale will apply to, be binding in all respects upon and inure to the sole benefit of the successors and permitted assigns of the Parties.  Nothing expressed or referred to in this Bill of Sale will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to any provision of this Bill of Sale, except such rights as shall inure to a successor or permitted assignee pursuant to this paragraph and except for such Third Party beneficiaries contemplated by the terms of this Bill of Sale, including, without limitation, the Buyer Indemnified Persons and the Seller Indemnified Persons.

7.             Governing Law; Arbitration.  This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its conflict of law principles.  Except for those matters specifically reserved for resolution through an Accounting Arbitrator or as contemplated by Section 8.3(d) of the Asset Purchase Agreement, all disputes, controversies and claims between the parties under this Bill of Sale involving its interpretation, the obligations of a party hereto, or the breach thereof will be resolved by binding arbitration, to be administered in Clark County, Nevada by the Judicial Arbitration and Mediation Service (“JAMS”) in accordance with the JAMS Comprehensive Arbitration Rules and Procedures then in effect (the “JAMS Rules”).  Notwithstanding the foregoing, this Section shall not preclude the Parties from (a) requesting and using a JAMS arbitrator from JAMS offices other than the JAMS office located in Las Vegas, Nevada and/or (b) seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, and each of the Parties irrevocably submits to the jurisdiction of the state and Federal courts, located in Clark County, Nevada, in conjunction with an application for a provisional remedy.  There will be one

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arbitrator selected pursuant to the JAMS Rules.  The arbitrator shall be bound to apply the applicable substantive law set forth herein to each dispute.  The arbitrator shall issue a statement of decision in accordance with the express terms of the Bill of Sale and shall take into account usages of the trade applicable to the Bill of Sale.  The arbitrator is not empowered to alter, amend, modify or change any of the terms of this Bill of Sale.  The parties shall make the arbitrator aware of this Section 7 before the start of any arbitration proceedings.  The dispute resolution proceedings and discovery shall be conducted as expeditiously as possible and confidentially.  Without limiting the foregoing, to the extent practical and in the interests of justice, it is intended by the Parties that the arbitration of the dispute be completed within ninety (90) days after the selection of the arbitrator.  The costs of the arbitration shall be borne by the non-prevailing Party, as determined by the arbitrator and the prevailing party in the arbitration shall be awarded its fees and costs (including attorneys’ fees).  Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.

8.             Attorneys’ Fees.  If any Action is brought for the enforcement of this Bill of Sale, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that Action (including costs of collection), in addition to any other relief to which it may be entitled.

9.             Execution of Bill of Sale.  This Bill of Sale may be executed in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment.  Any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes, and all such counterparts shall together constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be entered into as of the date first written above.

BUYER

Home Loan Center, Inc.

By
Name: David Norris
Title: President

SELLER

First Residential Mortgage Network, Inc.

By
Name: Saul L. Pohn
Title: President

[Signature Page to Bill of Sale]

Exhibit A

Purchased Tangible Assets

See attached.

EXHIBIT C

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is made as of the        day of                       , 20    , by and between Home Loan Center, Inc., a California corporation (the “Company”), and                        (“Executive”).

RECITALS

WHEREAS, the Company is engaged in the business of originating, refinancing, processing, underwriting, funding and closing residential mortgage loans (“Business”);

WHEREAS, Executive was prior to the date hereof the [                ] of First Residential Mortgage Network, Inc., a Kentucky corporation dba SurePoint Lending (“SurePoint”);

WHEREAS, the Company has acquired substantially all of the assets of SurePoint pursuant to that certain Asset Purchase Agreement dated November 15, 2010 by and among SurePoint, the Company and each of the other parties thereto (the “APA”); and

WHEREAS, the Company desires to retain Executive as its Senior Vice President of Lending (“SVP”), and Executive desires to be so employed by the Company, subject to the terms, conditions and covenants hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

ARTICLE 1.
EMPLOYMENT SERVICES

1.1          Term of Employment.  Executive’s employment under this Agreement shall commence on the date hereof and continue for an initial term of three years (the “Initial Employment Term”) (unless otherwise terminated in accordance with this Agreement).  Upon the expiration of the Initial Employment Term, Executive’s employment with the Company will change to employment-at-will that is subject to the terms of this Agreement and will continue until such time as the employment relationship is terminated by either party, which may occur at any time, with or without reason or notice.  The period of Executive’s employment by the Company (including the Initial Employment Term and thereafter) is referred to as the “Employment Term”.

1.2          Title and Position.  During the Employment Term, Executive shall hold the position of Senior Vice President of Lending.  Executive shall perform such duties and responsibilities as are in the best interests of the Company, as are consistent with Executive’s position and as may be reasonably assigned to Executive by the President of the Company

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(“President”).  Executive acknowledges that his job duties may be changed or supplemented by the President in his/her discretion.  The Company acknowledges that a material diminution of Executive’s responsibilities as SVP is subject to Article 3.3(b).

1.3          Activities and Duties During Employment.

(a)           Executive shall devote Executive’s full business time, attention, skill and energy to the business and affairs of the Company and, to the extent reasonably necessary to discharge the responsibilities reasonably assigned to the Executive hereunder, to use Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities in a diligent, trustworthy and businesslike manner so as to advance the interests of the Company.  Notwithstanding the foregoing, Executive shall be permitted to devote a reasonable amount of time and effort to (i) providing service to, or serving on governing boards of, civic and charitable organizations, and (ii) personally investing and managing personal and family investments; but in each case, provided that Executive informs the Company in writing of any such activities and only to the extent that any of the activities described in clauses (i) or (ii), individually or as a whole, do not (A) require or involve the active participation of Executive in the management of any corporation, partnership or other entity (other than trustee of a family trust) or interfere in any manner with the execution of Executive’s duties hereunder, or (B) otherwise violate any provision of this Agreement.

(b)           Executive represents and warrants that Executive is free to accept employment with the Company, and that Executive has no prior or other commitments or obligations of any kind to anyone else or any entity that would hinder or interfere with Executive’s obligations hereunder in any material manner or the exercise of Executive’s reasonable best efforts as an employee of the Company.  In this regard, and without limiting the foregoing, Executive acknowledges and agrees that he does not, and shall not, either directly or indirectly (including through any third party entity):  (i) own or control, directly or indirectly, any interest in, or act as an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a lessor, lessee, partner, service provider, supplier, vendor, distributor, sales agent or customer of, or lender to or from, the Company or its affiliates; and/or (ii) own lease or license, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or its affiliates uses in the conduct of business.

(c)           Executive hereby agrees and acknowledges that he shall comply in all material respects with all written rules and regulations of the Company (as they may be amended from time to time).

ARTICLE 2.
COMPENSATION

2.1          Base Salary.  The Company shall pay Executive an annual base salary (“Base Salary”) of $250,000, payable in accordance with the general payroll practices of the Company.

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2.2          Bonuses. The Company may, in its sole and absolute discretion, pay Executive a bonus of up to the amount of Executive’s then current Base Salary. The bonus will be paid in accordance with Company’s standard policies and procedures for the payment of annual bonuses to its other similarly situated employees.  The fact and the amount of the bonus will be in the Company’s sole and absolute discretion based upon a variety of factors, which may or may not include factors such as the Company’s performance, the performance of its “SurePoint” lending division (if applicable) and the Executive’s performance.  Executive is eligible for the bonus if and only if Executive is employed by the Company on the date the bonus is paid.

2.3          Reimbursement of Expenses.  The Company shall reimburse Executive for all reasonable business expenses incurred by Executive while performing Executive’s duties under this Agreement, subject to the Company’s policies with respect to reimbursement of business expenses and corroborating documentation reasonably satisfactory to the Company, as such policies may be amended from time to time in the Company’s sole and absolute discretion.

2.4          Withholding and Deductions.  All compensation payable to Executive pursuant to this Agreement shall be subject to such withholding and deductions by the Company as required by law.

2.5          Health Care and Benefit Plans.  During the Employment Term, Executive shall be eligible to receive all fringe benefits and perquisites and to participate in all health care and benefit programs normally available to other similarly situated employees of the Company (subject to all applicable eligibility and contribution policies and rules), as may be in effect from time to time.

2.6          Vacation.  Executive shall accrue paid time off (“PTO”) at the Company’s standard accrual rate as detailed in the Employee Handbook, as may be amended from time to time by the Company.  Executive’s PTO shall be administered in accordance with the Company’s policies and procedures.  Such PTO may be taken at such times as are not inconsistent with the reasonable business needs of the Company.

ARTICLE 3.
TERMINATION OF EMPLOYMENT

3.1          Severance Pay for Termination Without Cause.  The Company may terminate Executive’s employment at any time, either with or without cause or advance notice.  During the Initial Employment Term, if the Company terminates Executive’s employment without “Cause” (it being understood that Executive quitting without Good Reason shall not be deemed a termination by the Company, but rather, by Executive) as defined herein, then Executive shall be eligible to receive severance payments in an amount equivalent to Executive’s then current Base Salary, less applicable withholdings, for a period of twelve (12) months from the date of termination (collectively, the “Severance Payment”), made in installments at the Company’s regular payroll intervals, in addition to accrued but unpaid Base Salary, accrued but unused paid time off and any other amounts otherwise required by law.  The entitlement to any Severance Payment hereunder shall be subject to Executive signing and not revoking the

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separation agreement and general release attached hereto as Exhibit A (the “Separation and Release Agreement”) and provided further that the Separation and Release Agreement is executed and becomes effective no later than sixty (60) days following the Executive’s termination date.  Subject to the foregoing, the first Severance Payment installment shall commence on the Company’s regular payroll interval coinciding with or next following the sixtieth (60th) day after Executive’s termination date.  Any obligation of the Company to continue making the Severance Payment shall cease upon (a) Executive’s death or (b) any determination by an arbitrator pursuant to Section 6.9 that Executive has breached his obligations in Article IV.

3.2          Termination Based on Death, Disability, or Cause.

(a)           Death

This Agreement will terminate immediately upon Executive’s death.  If this occurs, then the Company shall have no obligation to provide Executive any compensation or benefits accruing after the termination date, except as otherwise required by law.

(b)           Disability

Executive’s employment will terminate immediately upon a determination, as provided below, that Executive has a “Disability”.  For purposes of this Agreement, Executive shall be considered to have incurred a “Disability” if Executive has incurred a permanent and total disability as determined under the Company’s long-term disability plan applicable to Executive.  This provision shall be interpreted and applied in a manner consistent with all applicable laws, including laws regarding workers’ compensation, disability, and family and medical leave laws.  If Executive’s employment is terminated under this provision, then the Company shall have no obligation to provide Executive any compensation or benefits accruing after the termination date, except as otherwise required by law.

(c)           Cause

The Company shall have the right to immediately terminate Employee’s employment and this Agreement at any time for any of the following reasons (each of which is referred to herein as “Cause”):  (i) an act or acts of fraud or constituting a felony, in each case, committed by Employee in performing his duties and responsibilities to the Company; (ii) any material breach of any material responsibilities and other material terms of this Agreement between Executive and the Company which continues for ten (10) days after receiving notice from the Company of the breach; (iii) any intentional misconduct or gross negligence on the part of Executive which continues for ten (10) days after receiving notice from the Company of the misconduct or negligence; (iv) Executive’s refusal to perform specific directives of the President that are consistent with the scope and nature of his duties and responsibilities (only so long as such refusal does not arise out of an order, request or demand that would give rise to a right by Executive to terminate for Good Reason) which continues for ten (10) days after receiving notice from the Company of such refusal; or (v) Executive’s material violation of any material provision of the written policies and procedures of the Company, or any other material policy of the

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Company which continues for ten (10) days after receiving notice from the Company of such violation.  Executive’s employment by the Company also shall be deemed terminated for Cause if Executive resigns from the Company and an arbitrator determines within the first six (6) months after the termination of the Executive by the Company that Cause existed as of the time of such resignation.  If this Agreement is terminated under this provision, then the Company shall have no obligation to provide Executive any compensation or benefits accruing after the termination date, except as otherwise required by law.

Except as otherwise set forth in Section 3.2, the Company shall not be obligated to provide Executive with any compensation or benefits accruing after Executive’s termination date, other than as required by law.

3.3          Termination For Good Reason.  During the Initial Employment Term, if Executive terminates this Agreement for Good Reason, then Executive shall be entitled to the Severance Payment (in addition to accrued but unpaid Base Salary, accrued but unused paid time off and any other amounts otherwise required by law) and, as of the effective date of such termination, Section 4.3 shall no longer apply to Executive.  For the purposes hereof “Good Reason” shall mean (a) the removal of Executive from the position set forth in Section 1.2 above, except as otherwise provided in Sections 3.1 or 3.2 above, without Executive’s consent; or (b) without Executive’s consent, any material diminution in the nature or scope of the authorities, powers or functions of Executive’s position or of the compensation payable hereunder for reasons other than poor performance or Disability; provided, however, that Good Reason shall not exist if an event described in clause (a) or clause (b) occurs but is (i) an isolated and inadvertent action not taken in bad faith and is remedied by the Company within ten (10) days after receiving written notice from Executive, or (ii) a change in Executive’s reporting officer due to internal restructuring, realignment, or the resignation, promotion, demotion, or a reorganization of managers within the Company.

ARTICLE 4.
EXCLUSIVITY OF SERVICES AND RESTRICTIVE COVENANTS

4.1          Executive’s Acknowledgment.  Executive agrees and acknowledges that, to ensure that the Company retains its value and goodwill, Executive must not use any Confidential Information (as defined herein), special knowledge of the Business, or the Company’s relationships with its customers, partners, service providers, consultants or employees, all of which Executive may gain access to through his employment with the Company, other than in furtherance of the Executive’s legitimate job duties.  Executive further acknowledges that:

(a)           the Company is currently engaged in the Business;

(b)           the Business is highly competitive and the services to be performed by Executive for the Company are unique and national in nature;

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(c)           Executive will occupy a position of trust and confidence with the Company and will acquire an intimate knowledge of Confidential Information and the Company’s relationships with its customers and employees;

(d)           the agreements and covenants contained in this Article IV are essential to protect the Company, the Confidential Information and the goodwill of the Business and are being entered into in consideration for the various rights being granted to Executive under this Agreement;

(e)           the Company would be irreparably damaged if Executive were to disclose the Confidential Information or provide services to any person or entity in violation of the provisions of this Agreement;

(f)            the scope and duration of the covenants set forth in this Article IV are reasonably designed to protect a protectible interest of the Company and are not excessive in light of the circumstances; and

(g)           Executive has the means to support himself and his dependents other than by engaging in activities prohibited by this Article IV.

4.2          Confidential Information.

(a)           Executive acknowledges that he will be entrusted with “Confidential Information”, defined as any non-public information, in whatever form or medium, concerning the operations or affairs of the Business, including, but not limited to, (i) sales, sales volume, sales methods, sales proposals, business plans, advertising and marketing plans, strategic and long-range plans, and any information related to any of the foregoing, (ii) customers, customer lists, prospective customers and customer records, (iii) general prices and rates charged to or by, and other material terms and conditions of contracts with, material customers, lenders, investors  and business partners, (iv) trade secrets, (v) financial statements, budgets and projections, (vi) software owned or developed (or being developed) for use in or relating to the conduct of the Business, (vii) the names, addresses and other contact information of all current, past and prospective business partners, vendors, lenders and investors and suppliers of the Business and (viii) all other confidential or proprietary information belonging to the Company or relating to the Business; provided, however, that Confidential Information shall not include (A)  information that is generally known or becomes known in the trade or industry of the Company (other than as a result of a breach of this Agreement or other agreement or instrument to which Executive is bound), and (B)  information gained without a breach of this Agreement on a non-confidential basis from a person who is not legally or otherwise prohibited from transmitting the information to Executive (such information described in sub-clauses (A) and (B) being referred to herein as “Non-Confidential Information”).

(b)           During the applicable Confidentiality Period, Executive: (i) shall hold the Confidential Information in strictest confidence, take all reasonable precautions to prevent the inadvertent disclosure of the Confidential Information to any unauthorized person, and follow all the Company’s policies protecting the Confidential Information; (ii) shall not copy, divulge or

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otherwise disseminate or disclose any Confidential Information, or any portion thereof, to any unauthorized person; (iii) shall not make, or permit or cause to be made, copies of the Confidential Information, except as necessary to carry out Executive’s authorized duties as an employee of the Company; and (iv) shall promptly and fully advise the Company of all facts known to Executive concerning any actual or threatened unauthorized use or disclosure of which Executive becomes aware.  “Confidentiality Period” means, (i) with respect to Confidential Information (other than trade secrets), during the term of Executive’s employment with the Company and for a period of two (2) years after the termination of Executive’s employment for any reason, and (ii) with respect to trade secrets, during the term of Executive’s employment with the Company and for such period after the termination of Executive’s employment as the information in question falls within the definition of trade secrets under prevailing law.

(c)           If Executive receives any subpoena or becomes subject to any legal obligation that might require Executive to disclose Confidential Information, Executive will, to the extent not prohibited by law, provide prompt written notice of that fact to the Company, enclosing a copy of the subpoena and any other documents describing the legal obligation.  In the event that the Company objects to the disclosure of Confidential Information, by way of a motion to quash or other legal proceeding, Executive agrees to not disclose any Confidential Information while any such objection is pending.

(d)           Executive understands that the Company and its affiliates have and will receive from third parties confidential or proprietary information which is not Non-Confidential Information (“Third Party Information”) under a duty to maintain the confidentiality of such Third Party Information and to use it only for limited purposes.  During the term of Executive’s employment by the Company and at all times after the termination of such employment for any reason, Executive will hold Third Party Information in strict confidence and will not disclose or use any Third Party Information unless expressly authorized by the Company in advance or as may be necessary to perform Executive’s obligations with the Company, subject to any agreements binding on the Company with respect to such Third Party Information.

(e)           Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or of any other person to whom Executive has an obligation of confidentiality, and (other than information or trade secrets of SurePoint, which shall exclusively be owned by the Company) Executive will not bring onto the Company’s premises any unpublished documents or any property belonging to any former employer or of any other person to whom Executive has an obligation of confidentiality.

4.3          Non-Solicitation of Employees; Non-Solicitation.  During the Employment Term and for two (2) consecutive years after the Employment Term, Executive shall not (other than in furtherance of Executive’s legitimate job duties on behalf of Company), directly or indirectly, on Executive’s own behalf or for any other person or entity:

(a)           solicit or attempt to solicit for employment any person who is engaged as an employee or consultant of the Company, its parent or any of their respective affiliates (the “Restricted Personnel”); or

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(b)           otherwise interfere in a material manner with the relationship between any Restricted Personnel and the Company.

(c)           solicit any customer or business partner (which includes, without limitation, warehouse lenders, repo providers and whole loan investors) of the Company with whom Executive interacted during the last two (2) years of Executive’s employment, or

(d)           otherwise interfere in a material manner with the relationship between the Company and any such customer or business partner.

4.4          Non-Competition.  During the Employment Term (the “Restrictive Period”), Executive shall not, either individually or in conjunction with any other person or entity, establish or take any steps to establish any Competing Business (as defined below) within the Restricted Geographic Area (as defined below), as an owner, operator, security holder, partner, investor, member, or otherwise, in a Competing Business within the Restricted Geographic Area, or become a director, officer, consultant, partner, member, employee or otherwise hold any position in or otherwise provide services to a Competing Business within the Restricted Geographic Area.  For purposes of this Agreement:  (i) the “Restricted Geographic Area” means each state in which Company conducts business or has a License (as such term is defined in the APA) as of the date hereof, and (ii) a “Competing Business” is any person or entity other than Company that engages directly or indirectly in the solicitation, marketing, origination, underwriting, funding or closing of Mortgage Loans (as such term is defined in the APA) (and related mortgage activities) or provides title insurance agency services.  Notwithstanding the foregoing, (a) ownership by Executive of not more than five (5%) percent in the aggregate of any class of equity security of any publicly held corporation shall not, of itself, constitute a violation of this Section 4.4 and (b) Executive may assist SurePoint in connection with (i) the closing and funding of any Excluded Pipeline Loans (as such term is defined in the APA), (ii) selling any inventory that is an Excluded Asset (as such term is defined in the APA), or (ii) complying with the terms of Section 8.7 of the APA with respect to activities during the Wind Down (as such term is defined in the APA) without violating this Section 4.4.

4.5          Equitable Modification.  If any court of competent jurisdiction shall deem any provision in this Article IV too restrictive, to the extent permitted by law, the other provisions shall stand, and the court shall modify the unduly restrictive provision to the point of greatest restriction permissible by law.

4.6          Remedies.  The Company and Executive agree that the damages that will accrue to the Company by reason of Executive’s failure to observe any of his obligations under this Article IV cannot be measured solely in money.  Therefore, if the Company shall institute any action or proceeding to enforce such provisions, Executive waives the claim or defense that there is an adequate remedy at law and agrees in any such action or proceeding not to (a) interpose the claim or defense that such remedy exists at law, or (b) require the Company to show that monetary damages cannot be measured or to post any bond.  Without limiting any other remedies that may be available to the Company, Executive hereby specifically affirms the appropriateness of injunctive or other equitable relief in any such action.  Executive also acknowledges that the remedies afforded the Company pursuant to this Section 4.6 are not

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exclusive, nor shall they preclude the Company from seeking or receiving any other relief, including without limitation, any form of monetary or other equitable relief.  Upon the reasonable request by the Company, Executive shall provide reasonable assurances and evidence of compliance with the provisions set forth in this Article IV.

ARTICLE 5.
OTHER OBLIGATIONS

5.1          Ownership of Inventions.

(a)           Executive hereby agrees that any and all inventions (whether or not an application for protection has been filed under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protected under copyright laws), Moral Rights (defined as any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country, or under any treaty), mask works, trademarks, trade names, trade dress, trade secrets, publicity rights, know-how, ideas (whether or not protected under trade secret laws), and all other subject matter protected under patent, copyright, Moral Right, mask work, trademark, trade secret, or other laws, that have been or are developed, generated or produced by Executive, solely or jointly with others, at any time during the Employment Term (collectively, “Inventions”), shall be the exclusive property of the Company, subject to the obligations hereunder with respect to Confidential Information, and Executive hereby forever waives and agrees never to assert against the Company, its successors or licensees any and all ownership, interest, “moral rights” or similar rights with respect thereto.  Executive hereby assigns to the Company all right, title and interest to the foregoing Inventions.  This Section does not apply to any Invention of Executive for which no equipment, supplies, facility or Confidential Information of the Company was used and that was developed entirely on Executive’s own time, unless the Invention (i) relates to (A) the Business (which, for this purpose, includes the Business as conducted by SurePoint prior to the date hereof) or (B) the Company’s (or SurePoint’s) actual or demonstrably anticipated research or development, or (ii) results from any work performed by Executive for or on behalf of the Company (or SurePoint). Executive shall keep and maintain adequate and current written records of all Inventions.  Such records shall remain the property of the Company at all times.  Executive shall promptly and fully disclose to the Company the nature and particulars of any Inventions or research projects undertaken on the Company’s behalf.

(b)           During or subsequent to the Employment Term, Executive shall execute all papers, and otherwise provide assistance, at the Company’s request and expense, to enable the Company or its nominees to obtain and enforce all proprietary rights with respect to the Company Inventions (as defined below) in any and all countries.  To that end, Executive will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, defending, evidencing and enforcing any such proprietary rights, and the assignment of any or all of such proprietary rights.  In addition, Executive will execute, verify and deliver assignments of such rights to the Company or its designee.  Executive’s obligation to assist the Company with respect to such rights shall continue beyond the termination of Executive’s

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association with the Company.  The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in fulfilling Executive’s obligations under this Section.

(c)           Executive waives and quitclaims to the Company all claims of any nature whatsoever which Executive now has or may in the future obtain for infringement of any proprietary rights assigned under this Agreement or otherwise to the Company.

(d)           Executive acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) during the Employment Term with the Company which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act and any successor statutes.  Inventions assigned to the Company or as directed by the Company under this Agreement or otherwise are referred to as “Company Inventions”.

(e)           For purposes of this Agreement, “Prior Inventions” means all inventions, original works of authorship, developments and improvements which were made by Executive, alone or jointly with others, prior to Executive’s Employment Term with the Company.  To preclude any possibility of uncertainty, Executive has set forth on Exhibit B attached hereto a complete list of all Prior Inventions which Executive considers to be Executive’s property or the property of third parties and which Executive wishes to have excluded from the scope of this Agreement.  If disclosure of any such Prior Invention on Exhibit B would cause Executive to violate any prior confidentiality agreement, Executive understands that Executive is not to list such Prior Invention in Exhibit B but is to inform the Company that all Prior Inventions have not been listed for that reason.  Unless the parties otherwise agree in writing, Executive is under no obligation to incorporate any Prior Inventions in any of Company’s products or processes or other Company Invention.  If, in the course of Executive’s performance Executive chooses to incorporate into any such Company product or process or other Company Invention any Prior Invention owned by Executive or in which Executive otherwise has an interest, Executive grants the Company a non-exclusive, royalty free, irrevocable, perpetual, world-wide license to copy, reproduce, make and have made, modify and create derivative works of such Prior Inventions and use, sell and license derivative works as part of or in connection with any such Company product or process or other Company Invention.

5.2          Upon termination of Executive’s employment for any reason, or upon receipt of written request from the Company, Executive shall immediately deliver to the Company all tangible and intangible property (including without limitation computers, computing devices, cell phones, memory devices and any other tangible item), drawings, notes, memoranda, specification, devices, notebooks, formulas and documents, together with all copies of any of the foregoing, and any other material containing, summarizing, referencing, or incorporating in any way or otherwise disclosing any Company Inventions, Third Party Information or Confidential Information of the Company or any of its affiliates.

5.3          Return of Company Materials.  No later than three (3) business days following the termination of Executive’s employment for any reason, Executive shall return to the Company all company property that is then in Executive’s possession, custody or control, including, without limitation, all keys, access cards, credit cards, computer hardware and

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software, documents, records, policies, marketing information, design information, specifications and plans, data base information and lists, and any other property or information that Executive has relating to the Company (whether those materials are in paper or computer-stored form), and including but not limited to any documents containing, summarizing, or describing any Confidential Information.

5.4          Executive Assistance.  During the Employment Term and for two (2) years thereafter, Executive shall, upon reasonable notice, furnish the Company with such information as may be in Executive’s possession or control, and reasonably cooperate with the Company in connection with any litigation, claim, or other dispute in which the Company or any of its affiliates is or may become a party.  The Company shall reimburse Executive for all reasonable out-of-pocket expenses and attorney’s fees incurred by Executive in fulfilling Executive’s obligations under this Section and shall compensate Executive at a rate of $125 per hour for all time spent by Executive in fulfilling Executive’s obligations under this Section after the Employment Term.

ARTICLE 6.
MISCELLANEOUS

6.1          Entire Agreement and Modification.  This Agreement and the APA supersede all prior agreements, representations and warranties, whether written or oral, of the parties with respect to its subject matter and constitutes (along with the APA) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  Nothing herein shall supersede, modify or replace any of the provisions of the APA.

6.2          Notices.  All notices, consents and other communications required or permitted by this Agreement shall be in writing and shall be (a) delivered to the appropriate address by hand, by nationally recognized overnight service or by courier service (costs prepaid); (b) sent by facsimile or e-mail, or (c) sent by registered or certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party):

If to Executive to the address listed on the signature page.

If to the Company:

Home Loan Center, Inc.
163 Technology Drive

Irvine, California 92618
Attention: David Norris
Fax: (949) 579-8677

Email: David.Norris@lendingtree.com

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with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP
333 S. Hope Street, 48th Floor
Los Angeles, CA 90071
Attention: David Sands
Fax:  (213) 620-1398
Email: dsands@smrh.com

All notices, consents, waivers and other communications shall be deemed to have been duly given (as applicable):  if delivered by hand, when delivered by hand; if delivered by overnight service, when delivered by nationally recognized overnight service; if delivered by courier, when delivered by courier; if sent via registered or certified mail, five (5) business days after being deposited in the mail, postage prepaid; or if delivered by email or facsimile, when received by the recipient prior to 5:00 p.m. local time for the recipient (and if received by the recipient after 5:00 p.m. local time for the recipient, then delivery will be deemed duly given at 9:00 a.m. local time for the recipient on the subsequent business day).

6.3          Enforcement of Agreement.  Executive acknowledges and agrees that the Company would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Executive could not be adequately compensated by monetary damages alone.  Accordingly, in addition to any other right or remedy to which the Company may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond, proving the inadequacy of money damages or other undertaking.  Further, Executive hereby waives any claim or defense that there is an adequate remedy at law for such breaches or threatened breaches.

6.4          Modifications; Waiver; Remedies Cumulative.  No provision of this Agreement may be amended, supplemented, waived or otherwise modified except by a written agreement mutually executed by the parties (except for assignments as permitted hereunder).  The rights and remedies of the parties hereunder are cumulative and not alternative.  Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (b) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

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6.5          Expenses.  Except as otherwise provided in this Agreement, each party will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, including all fees and expense of its/his representatives.  If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a breach of this Agreement by the other party.

6.6          Public Announcements.  Any public announcement, press release or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as the Company determines; provided, that the content of such announcements shall be subject to the prior written approval of Executive, which consent shall not be unreasonably delayed, withheld or postponed; provided, further, that if Executive fails to timely respond to the Company’s request for such approval, then the Company may proceed with issuing any such announcement, press release or similar publicity to the extent the Company in good faith believes that such issuance is required by law.  Except with the prior consent of the Company, as permitted by this Agreement or as required by law, none of Executive, any of his affiliates or any of their respective representatives shall disclose to any person or entity (a) the fact that any Confidential Information of the Company has been disclosed to Executive or (b) any information about the negotiations, execution, or any of the terms of this Agreement; provided, that, Executive may disclose this Agreement to Executive’s spouse and tax consultant and may disclose this Agreement if such disclosure is required or compelled by law.

6.7          Assignments, Successors and No Third Party Rights.  No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, except that (a) the Company may (i) assign any of its rights and delegate any of its obligations under this Agreement to (A) any third party in connection with a sale of all or substantially all of its assets, sale of its equity interests, change of control or similar transaction so long as the Company remains liable hereunder and subject to the terms of Section 3.2(a) of the APA, or (B) any affiliate of the Company so long as the Company remains liable hereunder and (ii) collaterally assign its rights hereunder to any financial institution providing financing in connection with the Transactions (as defined in the APA), and (b) Executive may assign any of his rights to payments to be made pursuant to this Agreement.  Any other purported assignment without written consent of the other party shall be void and of no effect.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the sole benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties any legal or equitable right, remedy or claim under or with respect to any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this paragraph.

6.8          Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.  The parties further agree to replace such invalid or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic and

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business purposes of such invalid or unenforceable provision provided that such replacement shall not result in a material adverse impairment of the rights or obligations of any party.

6.9          Governing Law; Arbitration.  This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Kentucky, without regard to its conflict of law principles.  All disputes, controversies and claims between the parties under this Agreement involving its interpretation, the obligations of a party hereto, or the breach thereof will be resolved by binding arbitration, to be administered in Clark County, Nevada by the Judicial Arbitration and Mediation Service (“JAMS”) in accordance with the JAMS Comprehensive Arbitration Rules and Procedures then in effect (the “JAMS Rules”).  Notwithstanding the foregoing, this Section shall not preclude the parties from (a) requesting and using a JAMS arbitrator from JAMS offices other than the JAMS office located in Las Vegas, Nevada and/or (b) seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, and each of the parties irrevocably submits to the jurisdiction of the state and Federal courts, located in Clark County, Nevada, in conjunction with an application for a provisional remedy.  There will be one arbitrator selected pursuant to the JAMS Rules.  The arbitrator shall be bound to apply the applicable substantive law set forth herein to each dispute.  The arbitrator shall issue a statement of decision in accordance with the express terms of the Agreement and shall take into account usages of the trade applicable to the Agreement.  The arbitrator is not empowered to alter, amend, modify or change any of the terms of this Agreement.  The parties shall make the arbitrator aware of this Section 6.9 before the start of any arbitration proceedings.  The dispute resolution proceedings and discovery shall be conducted as expeditiously as possible and confidentially.  Without limiting the foregoing, to the extent practical and in the interests of justice, it is intended by the parties that the arbitration of the dispute be completed within ninety (90) days after the selection of the arbitrator.  The costs of the arbitration shall be borne by the non-prevailing party, as determined by the arbitrator and the prevailing party in the arbitration shall be awarded its fees and costs (including attorneys’ fees).  Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.

6.10        Attorneys’ Fees.  If any action is brought for the enforcement of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action (including costs of collection), in addition to any other relief to which it may be entitled.

6.11        Execution of Agreement.  This Agreement may be executed in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment.  Any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes, and all such counterparts shall together constitute one and the same instrument.

6.12        Construction.  The parties are sophisticated and have been represented by lawyers throughout the negotiations of this Agreement who have carefully negotiated the provisions hereof, and, accordingly, each party agrees that no presumption for or against any party arising out of drafting all or any part of this Agreement will apply or be applied in any action concerning, connected to, or involving this Agreement, and no provision of this

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Agreement shall be construed for or against any party on the ground that such party drafted that provision of the Agreement.  In furtherance of such intention, each party expressly waives and relinquishes in connection with this Agreement any and all rights such party may have pursuant to any laws, common laws, principles or rules relating to interpreting the language of a contract against the drafter, and hereby further agrees not to assert any such laws, common laws, principles or rules in any proceedings between or among any parties hereto or their respective affiliates.

6.13        Tax Matters.  Executive acknowledges that no representative or agent of the Company has provided him with any tax advice of any nature, and Executive has had the opportunity to consult with his own legal, tax and financial advisor(s) as to tax and related matters concerning the compensation to be received under this Agreement.

6.14        Termination.  The provisions of Articles III through and including VI and any claims arising out of a breach of this Agreement prior to the termination hereof shall survive the termination of this Agreement.

6.15        Code Section 409A.  The foregoing provisions are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and shall be construed and interpreted consistent with such intention.  The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.  Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination (other than due to death), then solely to the extent necessary to comply with Section 409A and avoid the imposition of taxes under Section 409A, the Company shall defer payment of “nonqualified deferred compensation,” subject to Section 409A, which is payable as a result of and would otherwise be paid within six (6) months following such separation from service, until the earlier of (a) the first business day of the seventh month after Executive’s separation from service, or (b) ten (10) days after the Company receives written notice of Executive’s death.  All such delayed payments shall be paid in a lump sum without accrual of interest.  To the extent permissible by law, each payment and each installment described in this Agreement shall be considered a separate payment from each other payment or installment for purposes of Section 409A.

[Signature page to follow]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Executive has hereunto set his hand, all as of the day and year first above written.

HOME LOAN CENTER, INC.

By:
Name: David Norris
Title: President

EXECUTIVE:

By:
[ ]

Address:

Phone:
Fax:

Signature Page to Employment Agreement

Exhibit A

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is dated as of                       , 20     by and between                                  (hereafter referred to as “Releasing Party”) and Home Loan Center, Inc., a California corporation (the “Company”).

1.             The parties intend to hereby terminate their employment relationship, and mutually desire to fully and finally resolve any and all disputes between them on the terms set forth herein.  The parties agree that Releasing Party’s employment shall terminate on [          ], 20[    ], and that Releasing Party shall be paid any remaining unpaid base salary and any accrued but unused paid time off up to one hundred eighty (180) hours through the date of termination.  Releasing Party shall also be entitled to any unreimbursed business expenses validly incurred in accordance with the Company’s policies, upon submission of proper documentation and receipts.

2.             In consideration for Releasing Party’s performance and compliance with the terms and conditions herein, the Company agrees to provide to Releasing Party severance payments in the aggregate amount of $[                  ] payable in accordance with (and subject to compliance with) the terms of that certain Employment Agreement dated [                            ] by and between Releasing Party and the Company (the “Employment Agreement”).

3.             For three (3) months from the date hereof, Releasing Party agrees to use reasonable efforts to assist, educate, and instruct the Company in any and all business matters that Releasing Party was handling while employed with the Company.  In furtherance of the foregoing, Releasing Party shall be reasonably available for discussions over the telephone, in-person or email if questions arise.

4.             Concurrently with the execution hereof, Releasing Party shall return property in Releasing Party’s possession belonging to the Company, which may include, but is not limited to, all keys, security cards, parking passes, credit cards, office equipment, documents, records, customer files, written materials or electronic information.

5.             Releasing Party acknowledges and agrees that Releasing Party shall continue to be bound by the surviving provisions of the Employment Agreement in accordance with its terms.  Any breach by Releasing Party of the Employment Agreement shall not affect the enforceability of the release given by Releasing Party hereunder.

6.             Releasing Party agrees to not make any oral or written derogatory communication to any person or entity which has the effect of damaging the reputation of, or otherwise harming the Company, its products, services, officers, directors or employees.  Company agrees to not make any oral or written derogatory communication to any person or entity which has the effect of damaging the reputation of, or otherwise harming the Releasing Party.

7.             Releasing Party, for himself and his heirs, executors, administrators, insureds and assigns, as well as any and all others acting through or on his behalf, fully releases and discharges forever the Company and its current and former agents, employees, officers, directors, owners, members, shareholders, trustees, representatives, attorneys, affiliates,

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subsidiaries, divisions, related corporations, assigns, successors, and affiliated organizations (hereafter referred to collectively as the “Company Released Parties”), and each and all of them, from any and all liabilities, claims, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which Releasing Party or Releasing Party’s heirs, administrators, executors, successors in interest, and/or assigns have incurred or expect to incur, or now own or hold, or have at any time heretofore owned or held, or may at any time own, hold, or claim to hold by reason of any matter or thing arising from any cause whatsoever prior to the date of the Releasing Party’s execution of this Release, including, but not limited, to Releasing Party’s employment and the termination of Releasing Party’s employment, but specifically excluding any claims pursuant to the Asset Purchase Agreement dated November 15, 2010 by and among First Residential Mortgage Network, Inc., Company and each of the other parties thereto (the “APA”).  This Agreement extends to any and all claims including, but not limited to, any alleged (a) violation of the National Labor Relations Act, Title VII of the Civil Rights Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the American with Disabilities Act, the Equal Pay Act, the Age Discrimination in Employment Act, the Unruh Civil Rights Act, Chapter 344 of the Kentucky Civil Rights Act or similar laws relating to employment; (b) discrimination or harassment on the basis of national origin, sex, gender, race, religion, age, disability, sexual orientation, marital status, ancestry, medical condition, or any other characteristic protected by law, breach of any express or implied employment contract or agreement, wrongful discharge, retaliation, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, misrepresentation, fraud, defamation, interference with prospective economic advantage, failure to pay wages due or other monies owed; and (c) any other violation of any local, state or federal law, regulation or ordinance and/or public policy, contract, or tort or common law claim having any bearing whatsoever on the terms and conditions and/or cessation of employment with any of the Company Released Parties, including, but not limited to, any allegations for compensation, salaries, wages, bonuses, commissions, overtime, monies, pay, benefits, sick pay, severance pay, paid leave benefits, penalties, interest, damages, and promises on any and all of the above, costs, fees, or other expenses, including attorneys’ fees, incurred in any of these matters, which the Releasing Party ever had, now has, or may have as of the date of this Agreement.  Notwithstanding the foregoing, this Agreement does not release claims that cannot be released as a matter of law.

8.             Releasing Party understands that the Company is not seeking this release because it believes that he has any valid legal claim against the Company.  Instead, the purpose of this release is to provide Releasing Party with assistance in the transition of his employment status, while at the same time protecting the Company from the expense and disruption which are often incurred in defending even a groundless lawsuit.  If Releasing Party elects not to sign this Agreement, the fact that it was offered in the first instance is no indication that the Company believed that Releasing Party had been discriminated against or treated unlawfully in any respect.

9.             Each of the parties hereto acknowledges and intends that the Company Released Parties are being released from unknown and unforeseen claims to the fullest extent permitted by law and the undersigned waives any defenses based thereon.  Releasing Party expressly waives and relinquishes all rights and benefits he may have under any statute or other

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applicable law that is intended to protect against an inadvertent release of unknown or unsuspected claims, with language similar to the following:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Releasing Party, being aware of such laws, hereby expressly waives any rights he may have under any statutes, other applicable law or common law principles of similar effect, with respect to the claims purported to be released hereby.

10.           This Agreement shall be an absolute defense to any action based on the claims released hereby.

11.           Releasing Party agrees not to disclose, publicize or allow or cause to be publicized or disclosed any of the terms and conditions of this Agreement, except to Releasing Party’s spouse and tax consultant, unless such publication or disclosure is required or compelled by law.

12.           Releasing Party agrees to indemnify and hold harmless each of the Company Released Parties for and against any and all costs, loss or liability, whatsoever, including reasonable attorneys’ fees, caused by Releasing Party’s breach of any provision contained herein or by any action or proceeding, in any state or federal courts or administrative processes, which is brought by Releasing Party or Releasing Party’s successors in interest if such action arises out of, is based upon, or is related to any claim, demand, or cause of action released herein.  Except as otherwise provided by law, Releasing Party agrees that the return or obligation to return any amounts paid pursuant to this Agreement due to Releasing Party’s breach of any provision of this Agreement will not abrogate or affect in any way Releasing Party’s full release of any and all claims against the Company Released Parties.

13.           Releasing Party agrees not to file any charges based on events occurring prior to the date of execution of this Agreement with any state or federal administrative agency (except as set forth below); and further agrees not to institute a lawsuit in any state or federal court, based upon, arising out of, or relating to any claim, demand, or cause of action released herein.  Releasing Party represents and warrants that Releasing Party has not filed any claim that has been purported to be released hereby.  Releasing Party represents and warrants that he has neither made nor suffered to be made, nor will make, any assignment or transfer of any of the claims released hereby and that it is the sole and absolute legal and equitable owner of all thereof.  This Agreement does not preclude: (a) filing suit to challenge the Company’s compliance with the waiver requirements of the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act; or (b) filing a charge with the Equal Employment Opportunity Commission.  Notwithstanding the foregoing, Releasing Party waives his right to recover monetary damages in any charge, complaint or lawsuit filed by him or anyone else on his behalf.

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14.           It is strongly recommended, urged, and advised that Releasing Party discuss this Agreement with his attorney before executing it.  Releasing Party expressly acknowledges that he has been provided at least 21 days to review and consider this Agreement before signing it.  The parties agree that any changes to the terms or conditions of this Agreement (whether material or immaterial) will not restart the running of the 21-day period. Should Releasing Party decide not to use the full 21 days, then he/she knowingly and voluntarily waives any claim that Releasing Party was not given that period of time or did not use the entire 21 days to consult an attorney or consider this Agreement.

15.           Releasing Party may revoke this Agreement at any time up to seven (7) calendar days following its execution, and this Agreement shall not become effective or enforceable until the revocation period has expired which is at 12:00:01 a.m. on the eighth day following the execution of this Agreement (“Effective Date”).  If Releasing Party decides to revoke this Agreement, then such revocation must be in writing to the head of the Company’s human resources department and received by such person no later than the Effective Date.  If Releasing Party revokes this Agreement, he shall not receive the consideration described in the Employment Agreement.

16.           CIRCULAR 230 DISCLAIMER.  EACH PARTY TO THIS AGREEMENT (FOR PURPOSES OF THIS SECTION, THE “ACKNOWLEDGING PARTY”; AND EACH PARTY TO THIS AGREEMENT OTHER THAN THE ACKNOWLEDGING PARTY, AN “OTHER PARTY”) ACKNOWLEDGES AND AGREES THAT (A) NO PROVISION OF THIS AGREEMENT, AND NO WRITTEN COMMUNICATION OR DISCLOSURE BETWEEN OR AMONG THE PARTIES OR THEIR ATTORNEYS AND OTHER ADVISERS, IS OR WAS INTENDED TO BE, NOR SHALL ANY SUCH COMMUNICATION OR DISCLOSURE CONSTITUTE OR BE CONSTRUED OR BE RELIED UPON AS, TAX ADVICE WITHIN THE MEANING OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230 (31 CFR PART 10, AS AMENDED); (B) THE ACKNOWLEDGING PARTY (A) HAS RELIED EXCLUSIVELY UPON HIS, HER OR ITS OWN, INDEPENDENT LEGAL AND TAX ADVISERS FOR ADVICE (INCLUDING TAX ADVICE) IN CONNECTION WITH THIS AGREEMENT, (B) HAS NOT ENTERED INTO THIS AGREEMENT BASED UPON THE RECOMMENDATION OF ANY OTHER PARTY OR ANY ATTORNEY OR ADVISOR TO ANY OTHER PARTY, AND (C) IS NOT ENTITLED TO RELY UPON ANY COMMUNICATION OR DISCLOSURE BY ANY ATTORNEY OR ADVISER TO ANY OTHER PARTY TO AVOID ANY TAX PENALTY THAT MAY BE IMPOSED ON THE ACKNOWLEDGING PARTY; AND (3) NO ATTORNEY OR ADVISER TO ANY OTHER PARTY HAS IMPOSED ANY LIMITATION THAT PROTECTS THE CONFIDENTIALITY OF ANY SUCH ATTORNEY’S OR ADVISER’S TAX STRATEGIES (REGARDLESS OF WHETHER SUCH LIMITATION IS LEGALLY BINDING) UPON DISCLOSURE BY THE ACKNOWLEDGING PARTY OF THE TAX TREATMENT OR TAX STRUCTURE OF ANY TRANSACTION, INCLUDING ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

17.           Releasing Party acknowledges that Releasing Party has read this Agreement, has been provided a full and ample opportunity to study it and to seek counsel about it, and that Releasing Party is relying solely upon the contents of this Agreement, is not relying on any other representations whatsoever of the Company Released Parties and that the Company Released Parties have not made any representations or warranties to Releasing Party.

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18.           This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Kentucky, without regard to its conflict of law principles.  Except as otherwise set forth herein, all disputes, controversies and claims between the parties under this Agreement involving its interpretation, the obligations of a party hereto, or the breach thereof will be resolved by binding arbitration, to be administered in Clark County, Nevada by the Judicial Arbitration and Mediation Service (“JAMS”) in accordance with the JAMS Comprehensive Arbitration Rules and Procedures then in effect (the “JAMS Rules”).  Notwithstanding the foregoing, this Section shall not preclude the parties from (a) requesting and using a JAMS arbitrator from JAMS offices other than the JAMS office located in Las Vegas, Nevada and/or (b) seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, and each of the parties irrevocably submits to the jurisdiction of the state and Federal courts, located in Clark County, Nevada, in conjunction with an application for a provisional remedy.  There will be one arbitrator selected pursuant to the JAMS Rules.  The arbitrator shall be bound to apply the applicable substantive law set forth herein to each dispute.  The arbitrator shall issue a statement of decision in accordance with the express terms of the Agreement and shall take into account usages of the trade applicable to the Agreement.  The arbitrator is not empowered to alter, amend, modify or change any of the terms of this Agreement.  The parties shall make the arbitrator aware of this Section 18 before the start of any arbitration proceedings.  The dispute resolution proceedings and discovery shall be conducted as expeditiously as possible and confidentially.  Without limiting the foregoing, to the extent practical and in the interests of justice, it is intended by the parties that the arbitration of the dispute be completed within ninety (90) days after the selection of the arbitrator.  The costs of the arbitration shall be borne by the non-prevailing party, as determined by the arbitrator and the prevailing party in the arbitration shall be awarded its fees and costs (including attorneys’ fees).  Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.

19.           If any action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action (including costs of collection), in addition to any other relief to which it may be entitled.

20.           If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.  The parties further agree to replace such invalid or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic and business purposes of such invalid or unenforceable provision provided that such replacement shall not result in a material adverse impairment of the rights or obligations of any party.

21.           All notices, consents and other communications required or permitted by this Agreement shall be in writing and shall be (a) delivered to the appropriate address by hand, by nationally recognized overnight service or by courier service (costs prepaid); (b) sent by facsimile or e-mail, or (c) sent by registered or certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the

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attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party):

If to Releasing Party:

Facsimile No.:

Email:

If to the Company:

Home Loan Center, Inc.

163 Technology Drive

Irvine, California 92618

Attention: David Norris

Fax: (949) 579-8677

Email: David.Norris@lendingtree.com

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

333 S. Hope Street, 48th Floor

Los Angeles, CA 90071

Attention: David Sands

Fax:  (213) 620-1398

Email: dsands@smrh.com

All notices, consents, waivers and other communications shall be deemed to have been duly given (as applicable):  if delivered by hand, when delivered by hand; if delivered by overnight service, when delivered by nationally recognized overnight service; if delivered by courier, when delivered by courier; if sent via registered or certified mail, five (5) business days after being deposited in the mail, postage prepaid; or if delivered by email or facsimile, when received by the recipient prior to 5:00 p.m. local time for the recipient (and if received by the recipient after 5:00 p.m. local time for the recipient, then delivery will be deemed duly given at 9:00 a.m. local time for the recipient on the subsequent business day).

22.           The parties are sophisticated and have been represented by lawyers throughout the negotiations of this Agreement who have carefully negotiated the provisions hereof, and, accordingly, each party agrees that no presumption for or against any party arising out of drafting all or any part of this Agreement will apply or be applied in any action concerning, connected to, or involving this Agreement, and no provision of this Agreement shall be construed for or against any party on the ground that such party drafted that provision of the Agreement.  In furtherance of such intention, each party expressly waives and relinquishes in connection with this Agreement any and all rights such party may have pursuant to any laws or rules relating to interpreting the language of a contract against the drafter, and hereby further agrees not to assert any such laws and rules in any subsequent proceedings between or among any parties hereto or their respective affiliates.

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23.           Releasing Party warrants that no promise or inducement has been offered for this Agreement other than as set forth herein or in the Employment Agreement and that this Agreement is executed without reliance upon any other promises or representations, oral or written.  Any modification of this Agreement must be made in writing and be signed by both parties.

24.           This Agreement may be executed in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment.  Any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes, and all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

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The parties have executed and delivered this Agreement as of the date first written above.

PLEASE READ CAREFULLY

THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE INCLUDES

A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS

Releasing Party:

By:
Name:

HOME LOAN CENTER, INC.

By:
Name:
Title:

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Exhibit B

Prior Inventions

LIST OF SCHEDULES

Schedule 2.1	Acquired Assets
Schedule 2.2	Excluded Assets
Schedule 2.3	Assumed Liabilities
Schedule 3.4	Eligible Pipeline Loans
Schedule 3.5	Purchase Price Allocation
Schedule 6.3	No Violation or Consent
Schedule 6.8(a)	Compliance with Applicable Requirements
Schedule 6.8(c)	Investigations, Hearings or Other Processes
Schedule 6.8(d)	Notices or Complaints from Governmental Authorities
Schedule 6.9(a)	Licenses and Consents
Schedule 6.9(b)	Compliance with Licenses and Consents
Schedule 6.10	Privacy Policy
Schedule 6.11(c)	Non-Employee Originated Seller Pipeline Loans
Schedule 6.12	Tangible Personal Property of Seller to be Acquired
Schedule 6.15(a)	Business Employees
Schedule 6.15(d)	Compliance with Applicable Requirements of Employment Law
Schedule 6.15(k)	Loan Officers
Schedule 6.15(l)	Departing or Departed Loan Officers
Schedule 6.16(c)	Registered Intellectual Property
Schedule 6.16(d)	Seller IP Licenses
Schedule 6.16(e)	Other Names Used in Past Five Years
Schedule 6.17(a)	Taxes
Schedule 6.17(b)	Tax Jurisdictions
Schedule 6.17(c)	Tax Audits, Examinations and Investigations
Schedule 6.18	Transactions with Affiliates
Schedule 6.19(a)	Benefit Plans
Schedule 7.1(b)	Compensation Policies
Schedule 8.6(e)	Leased Employees
Schedule 9.1(e)	Consents Required for Closing
Schedule 9.1(f)	Licenses Required for Closing